GSR 2005-HEL1 FREE WRITING PROSPECTUS

IMPORTANT NOTICE REGARDING THE CONDITIONS

FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-323-5678.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by visiting the following website: http://www.sec.gov/.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Free Writing Prospectus to Prospectus Dated November 17, 2005

$726,034,000

(Approximate)(1)

Mortgage-Backed Notes, Series 2005-HEL1

GSR Trust 2005-HEL1

Issuer

GS Mortgage Securities Corp.

Depositor

GreenPoint Mortgage Funding, Inc.

Servicer

Consider carefully the Risk Factors beginning on page S-9 in this free writing prospectus and page 2 in the accompanying prospectus.

The notes will represent obligations of GSR Trust 2005-HEL1 and will not represent interests in or obligations of GS Mortgage Securities Corp., the underwriter, the servicer, Goldman Sachs Mortgage Company, the indenture trustee or any of their respective affiliates.

This free writing prospectus may be used to offer and sell the offered notes only if accompanied by the prospectus.

The following classes of notes are being offered:
Class	Approximate Initial Class Principal Balance(1)	Note Interest Rate	Type	Ratings (S&P/Moody’s)
A-1	$305,000,000	Variable(2)	Senior	AAA/Aaa
A-2A	$205,511,000	Variable(2)	Senior	AAA/Aaa
A-2B	$85,717,000	Variable(2)	Senior	AAA/Aaa
M-1	$47,302,000	Variable(3)	Subordinate	AA+/Aa2
M-2	$38,135,000	Variable(4)	Subordinate	A+/A2
M-3	$11,000,000	Variable(5)	Subordinate	A/A3
M-4	$10,634,000	Variable(6)	Subordinate	A-/Baa1
M-5	$8,434,000	Variable(7)	Subordinate	BBB+/Baa2
M-6	$8,067,000	Variable(8)	Subordinate	BBB/Baa3
B-1	$6,234,000	Variable(9)	Subordinate	BBB-/Ba1
________________ Footnotes appear on the following page.

GSR Trust 2005-HEL1 will issue ten classes of offered notes. Each class of notes will receive monthly payments of interest, principal or both, as described in this free writing prospectus. The table above contains a list of the classes of offered notes, including the initial class principal balance, note interest rate and special characteristics of each class.

Goldman, Sachs & Co., the underwriter, will offer the offered notes from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered notes (excluding accrued interest) will be approximately [____]% of the class principal balance of the offered notes before deducting expenses. The underwriter’s commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered notes and the amount it receives from the sale of the offered notes to the public.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-323-5678.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Goldman, Sachs & Co.

The date of this free writing prospectus is December 16, 2005.

(1)	Subject to a variance of +/-10%.
(2)

The Class A-1 notes will have a note interest rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first payment date on which the optional clean-up call is exercisable) and (ii) the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period, as described in this free writing prospectus.

(3)

The Class A-2A notes will have a note interest rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first payment date on which the optional clean-up call is exercisable) and (ii) the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period, as described in this free writing prospectus.

(4)

The Class A-2B notes will have a note interest rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first payment date on which the optional clean-up call is exercisable) and (ii) the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period, as described in this free writing prospectus.

(5)

The Class M-1 notes will have a note interest rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first payment date on which the optional clean-up call is exercisable) and (ii) the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period, as described in this free writing prospectus.

(6)

The Class M-2 notes will have a note interest rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first payment date on which the optional clean-up call is exercisable) and (ii) the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period, as described in this free writing prospectus.

(7)

The Class M-3 notes will have a note interest rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first payment date on which the optional clean-up call is exercisable) and (ii) the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period, as described in this free writing prospectus.

(8)

The Class M-4 notes will have a note interest rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first payment date on which the optional clean-up call is exercisable) and (ii) the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period, as described in this free writing prospectus.

(9)

The Class M-5 notes will have a note interest rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first payment date on which the optional clean-up call is exercisable) and (ii) the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period, as described in this free writing prospectus.

(10)

The Class M-6 notes will have a note interest rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first payment date on which the optional clean-up call is exercisable) and (ii) the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period, as described in this free writing prospectus.

(11)

The Class B-1 notes will have a note interest rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first payment date on which the optional clean-up call is exercisable) and (ii) the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period, as described in this free writing prospectus.

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS

FREE WRITING PROSPECTUS AND THE PROSPECTUS

We provide information to you about the notes in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this free writing prospectus, which describes the specific terms of your series of notes.

IF THE DESCRIPTION OF THE TERMS OF YOUR NOTES CONTAINED IN THIS FREE WRITING PROSPECTUS VARIES FROM THE DESCRIPTION CONTAINED IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS FREE WRITING PROSPECTUS.

We include cross references in this free writing prospectus and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

Words that appear in boldface type in this free writing prospectus and in the prospectus are either defined in the “Glossary of Terms” beginning on page S-69 of this free writing prospectus, or have the meanings given to them on the page indicated in the “Index” beginning on page 123 of the prospectus.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

TABLE OF CONTENTS

SUMMARY

RISK FACTORS

TRANSACTION OVERVIEW

Parties

The Transaction

THE MORTGAGE LOAN POOL

General

GreenPoint Underwriting Guidelines

THE SERVICER

GreenPoint

Servicer Reports

Collection and Other Servicing Procedures

Hazard Insurance

Realization Upon Defaulted HELOCs

Optional Repurchase of Delinquent HELOCs

Servicing Fees and Other Compensation and Payment of Expenses

Certain Matters Regarding the Depositor, the Servicer, the Custodian and the Indenture Trustee

Removal and Resignation of the Servicer

DESCRIPTION OF THE NOTES

General

Book-Entry Registration

Definitive Notes

Assignment of the HELOCs

Delivery of Mortgage Loan Documents

Representations and Warranties Relating to the HELOCs

Payments on the HELOCs

Payments

Priority of Payments

Payments of Interest

Payments of Principal

Calculation of One-Month LIBOR

Allocation of Losses

Termination; Retirement of Notes

Reports to Noteholders

INDENTURE

General

The Issuer

The Owner Trustee

The Indenture Trustee

The Payment Account

Rights Upon Event of Default

Limitation on Suits

PREPAYMENT AND YIELD CONSIDERATIONS

General

Prepayments and Defaults

FEDERAL INCOME TAX CONSEQUENCES

STATE AND LOCAL TAXES

ERISA CONSIDERATIONS

LEGAL INVESTMENT

LEGAL MATTERS

RATINGS

GLOSSARY OF TERMS

ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

SUMMARY

The following summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand the terms of the offered notes, read carefully this entire free writing prospectus and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this free writing prospectus and the prospectus.

The Offered Notes

The GSR Trust 2005-HEL1 will issue the Mortgage-Backed Notes, Series 2005-HEL1. Ten classes of the notes – Class A-1, Class A-2A, Class A-2B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Notes – are being offered to you by this free writing prospectus. The offered notes are referred to as the “offered notes” in this free writing prospectus.

The Other Notes

The GSR Trust 2005-HEL1 will also issue the Class B-2 Notes, which are not being offered by this free writing prospectus. The Class B-2 Notes and the offered notes are collectively referred to as the “notes” in this free writing prospectus.

Certificates

In addition to the notes, the trust will also issue (i) the Class S Certificates, (ii) the Class X Certificates and (iii) the Class R-1, Class R-2 and Class R-3 Certificates. None of the certificates are being offered by this free writing prospectus.

Closing Date

On or about December 29, 2005.

Cut-off Date

December 1, 2005.

Statistical Calculation Date

All statistical information regarding the HELOCs in this free writing prospectus is based on the stated principal balances of the HELOCs as of the statistical calculation date of November 1, 2005, unless otherwise specified in this free writing prospectus.

Payments

Payments on the notes will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in January 2006, to the holders of record on the preceding record date.

The record date for the offered notes for any payment date will be the last business day of the applicable interest accrual period, unless the notes are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related payment date occurs.

Payments of Interest

The note interest rates for each class of offered notes will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those note interest rates described in this free writing prospectus. The fixed margins will increase on the first day of the interest accrual period for the payment date after the date on which the optional clean-up call is first exercisable as described under “Description of the Notes—Payments of Interest and Principal” and “Description of the Notes —Termination; Retirement of Notes” in this free writing prospectus. Interest will accrue on the offered notes on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

The interest accrual period for the offered notes for any payment date will be the period from and including the preceding payment date (or, in the case of the first payment date, the closing date) through the day before the current payment date.

Payments of Principal

Principal will be paid on the offered notes on each payment date as described under “Description of the Notes—Payments of Interest and Principal” in this free writing prospectus.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered notes consists solely of:

(a)	the use of excess interest,
(b)	the subordination of payments on the more subordinate classes of notes to the required payments on the more senior classes of notes, and
(c)	the allocation of losses on the HELOCs to the most subordinate classes of notes then outstanding.

The HELOCs

The HELOCs to be included in the trust will consist of home equity lines of credit loans made under certain home equity revolving credit loan agreements secured primarily by first- and second-lien mortgagees on one- to four-family residential properties with initial five-year or fifteen-year draw periods. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period. The principal balance of a HELOC on any day is equal to its cut-off date principal balance, plus any additional borrowings on that loan, minus all collections credited against the principal balance of that HELOC before that day.

All percentages with respect to the characteristics of the HELOCs, other than the aggregate principal balance of the HELOCs, shown in this free writing prospectus and in schedule A to this free writing prospectus are subject to a variance of plus or minus 5%. The aggregate stated principal balance of the HELOCs and the aggregate credit limit of the HELOCs is each subject to a variance of plus or minus 15%.

All of the HELOCs were purchased by Goldman Sachs Mortgage Company, an affiliate of the depositor, from GreenPoint Mortgage Funding, Inc. GreenPoint Mortgage Funding, Inc. will make certain representations and warranties relating to the HELOCs it sold to Goldman Sachs Mortgage Company.

The following table summarizes the approximate characteristics of all of the HELOCs as of the statistical calculation date:(2)

Number of HELOCs:	13,340
Aggregate principal balance:	$747,132,598
Average drawn balance:	$56,007
Average credit limit:	$67,515
Weighted average credit limit utilization rate:(1)	82.96%
Current weighted average coupon:	8.064%
Weighted average margin:	1.858%
Weighted average seasoning (months):	1
Weighted average remaining term to stated maturity (months):	199
Weighted average remaining draw term to stated maturity (months):	79
Weighted average combined loan-to-value ratio:(1)	85.89%
Weighted average credit score:	715
Lien position (%first/% junior):	0.22%/99.78%

(1) Weighted by credit limit amount.

(2) All percentages calculated in this table are based on stated principal balance as of the statistical calculation date, unless otherwise noted. For the loans with a balance of $0, the collateral characteristics displayed above are calculated based on the credit limit amount.

For additional information regarding the HELOCs, see “The Mortgage Loan Pool” in this free writing prospectus.

Servicing of the HELOCs

GreenPoint Mortgage Funding, Inc. will act as servicer of all of the HELOCs. The servicer will be obligated to service and administer the HELOCs on behalf of the trust, for the benefit of the holders of the notes. See “The Servicer” in this free writing prospectus.

Optional Termination of the Trust

The majority holders in the aggregate of the Class X certificates may, at their option, request GreenPoint Mortgage Funding, Inc. to purchase the HELOCs on behalf of the majority holders of the Class X Certificates and terminate the trust on any payment date when the sum of the note principal balances of the notes has declined to or below 10% of the sum of the original note principal balances of the notes, as further described in this free writing prospectus. Such purchase of the HELOCs would result in the early retirement of all the notes.

Advances

The servicer will not advance delinquent payments of principal or interest on the HELOCs.

ERISA Considerations

Subject to the conditions described under “ERISA Considerations” in this free writing prospectus, the offered notes may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

In making a decision regarding investing in any class of offered notes, fiduciaries of such plans or arrangements should consider the additional requirements as discussed under “ERISA Considerations” in this free writing prospectus.

Federal Tax Aspects

One or more elections will be made to treat designated portions of the trust (other than the reserve fund) as a real estate mortgage investment conduit for federal income tax purposes.

See “Federal Income Tax Consequences” in this free writing prospectus.

Legal Investment

The offered notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered notes. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered notes. See “Risk Factors—Your Investment May Not Be Liquid” in this free writing prospectus and “Legal Investment” in this free writing prospectus and in the prospectus.

Ratings

In order to be issued, the offered notes must be assigned ratings not lower than the following by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc.:

Class	S&P	Moody’s
A	AAA	Aaa
M-1	AA+	Aa2
M-2	A+	A2
M-3	A	A3
M-4	A-	Baa1
M-5	BBB+	Baa2
M-6	BBB	Baa3
B-1	BBB-	Ba1

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

RISK FACTORS

THE OFFERED NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED NOTES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

THE OFFERED NOTES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

ALL PERCENTAGES OF HELOCS IN THIS “RISK FACTORS” SECTION ARE BASED ON PERCENTAGES OF THE STATED PRINCIPAL BALANCES OF THE HELOCS AS OF THE STATISTICAL CALCULATION DATE OF NOVEMBER 1, 2005.

Less Stringent Underwriting Standards and the Resultant Potential for Delinquencies on the HELOCs Could Lead to Losses on Your Notes

The HELOCs were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These HELOCs may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the notes may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

The underwriting standards used in the origination of the HELOCs held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and in certain other respects. HELOC borrowers may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the HELOCs purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

The Majority of the HELOCs Are Secured by Subordinate Mortgages; In the Event of a Default, These HELOCs Are More Likely to Experience Losses

Approximately 99.78% of the HELOCs are secured by second lien mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the HELOC only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under the mortgage. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien HELOCs, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the HELOC was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the HELOC to the value of the mortgaged property may increase over what it was at the time the HELOC was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien HELOC after satisfaction of any senior liens

Geographic Concentration of the HELOCs in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns

Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on HELOCs generally. Any concentration of the HELOCs in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the HELOCs held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

In particular, approximately 57% of the HELOCs were secured by mortgaged properties located in California.

Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the HELOCs may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. Approximately 2.61% of the HELOCs are secured by mortgaged properties that are located in areas in Alabama, Florida, Louisiana, Mississippi and Texas designated for individual assistance by the Federal Emergency Management Agency, or FEMA, due to Hurricane Katrina, Hurricane Rita and Hurricane Wilma. The depositor has not been able to determine whether, and to the extent to which, any of the mortgaged properties securing these HELOCs have been affected by Hurricane Katrina, Hurricane Rita and Hurricane Wilma. In selecting HELOCs for inclusion in the trust, the depositor did not include HELOCs secured by properties in certain of the areas designated by FEMA for individual assistance. Goldman Sachs Mortgage Company will represent and warrant that, to its knowledge, between the date on which Goldman Sachs Mortgage Company purchased the HELOCs and the closing date, each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the HELOC or the use for which the premises were intended and each mortgaged property continues to be in good repair. In the event of a material breach of this representation and warranty, determined without regard to whether Goldman Sachs Mortgage Company had knowledge
of any such damage, Goldman Sachs Mortgage Company will
be required to cure, substitute for or repurchase the affected
HELOC. Any such repurchase will have the same effect as a prepayment of a HELOC. Any damage to a property that secures a HELOC in the trust occurring after the closing date will not be a breach of this representation and warranty.

Approximately 57% of the HELOCs are secured by mortgaged properties that are located in California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective HELOCs, then the rates of delinquencies, foreclosures and losses on the HELOCs may increase and the increase may be substantial.

The concentration of the HELOCs with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the HELOCs are payable to the subordinated notes at a slower rate than principal payments are made to the Class A notes, the subordinated notes are more likely to be exposed to any risks associated with changes in concentrations of HELOCs or property characteristics.

Effect on Yields Caused by Prepayments, Defaults and Losses

Mortgagors may prepay their HELOCs in whole or in part at any time. A prepayment of a HELOC generally will result in a prepayment on the notes. We cannot predict the rate at which mortgagors will repay their HELOCs. We cannot assure you that the actual prepayment rates of the HELOCs included in the trust will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of HELOCs included in the trust.

If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate of prepayments on the HELOCs will be sensitive to prevailing interest rates.

Goldman Sachs Mortgage Company or GreenPoint Mortgage Funding, Inc. may be required to purchase HELOCs from the trust in the event certain breaches of their representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered notes as a prepayment of those HELOCs.

The majority Class X certificateholders may, at their option, request GreenPoint Mortgage Funding, Inc. to purchase all of the HELOCs on behalf of the majority Class X certificateholders and terminate the trust on any payment date when the sum of the note principal balances of the notes has declined to or below 10% of the sum of the original note principal balances of the notes.

If the rate of default and the amount of losses on the HELOCs is higher than you expect, then your yield may be lower than you expect.

As a result of the absorption of realized loss amounts on the HELOCs by excess interest and overcollateralization as described in this free writing prospectus, liquidations of defaulted HELOCs, whether or not realized loss amounts are incurred upon the liquidations, will result in an earlier return of principal to the offered notes and will influence the yield on the offered notes in a manner similar to the manner in which principal prepayments on the HELOCs will influence the yield on the offered notes.

The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the offered notes then entitled to principal payments at any time that the overcollateralization provided by the HELOCs falls below the required level. An earlier return of principal to the holders of the offered notes as a result of the overcollateralization provisions will influence the yield on the offered notes in a manner similar to the manner in which principal prepayments on the HELOCs will influence the yield on the offered notes.

The multiple class structure of the offered notes causes the yield of certain classes of the offered notes to be particularly sensitive to changes in the rates of prepayments of HELOCs. Because payments of principal will be made to the classes of offered notes according to the priorities described in this free writing prospectus, the yield to maturity on those classes of offered notes will be sensitive to the rates of prepayment on the HELOCs experienced both before and after the commencement of principal payments on those classes. In particular, the subordinated notes (i.e., the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 notes) do not receive any portion of the amount of principal payable to the offered notes prior to the payment date in January 2009 unless the note principal balance of the Class A notes has been reduced to zero. Thereafter, subject to the loss and delinquency performance of the HELOCs, the subordinated notes may continue to receive no portion of the amount of principal then payable to the offered notes unless the aggregate note principal balance of the Class A notes has been reduced to zero. The weighted average lives of the subordinated notes will therefore be longer than would otherwise be the case.

The value of your notes may be reduced if the rate of default or the amount of realized loss amounts is higher than expected.

If the performance of the HELOCs is substantially worse than assumed by the rating agencies, the ratings of any class of the notes may be lowered in the future. This would probably reduce the value of those notes. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the notes.

The depositor has limited information regarding prepayment history of the HELOCs.

•             All of the HELOCs may be prepaid in whole or in part at any time. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The trust’s prepayment experience may be affected by a wide variety of factors, including:

•             general economic conditions,

•             interest rates,

•             the availability of alternative financing,

•             homeowner mobility, and

•             changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

Cash flow is limited in early years of the HELOCs.

Each HELOC has a draw period that lasts up to fifteen years, and, generally, a repayment term following the draw period of ten years. No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Following the draw period, monthly principal payments during the repayment period are required in amounts that will amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to holders of the offered notes and investors in those notes may receive payments of principal more slowly than anticipated.

There is an increased risk of loss to noteholders as monthly payments increase at the beginning of the repayment period of the HELOC.

The HELOCs require no principal payments during the first five or fifteen years following origination. The HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. The HELOCs pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. Investors in the offered notes may suffer a loss if the collateral for such loan, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss.

Newly originated HELOCs may be more likely to default, which may cause losses on the offered notes.

Defaults on the HELOCs tend to occur at higher rates during the early years of the HELOCs. Substantially all of the HELOCs have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the HELOCs had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered notes.

The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Class A notes, and to a limited extent, the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 notes and, to a lesser degree, the Class B-1 notes will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the HELOCs. If delinquencies or defaults occur on the HELOCs, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted HELOCs.

If substantial losses occur as a result of defaults and delinquent payments on the HELOCs, you may suffer losses, even if you own the Class A notes.

Interest Generated by the HELOCs May Be Insufficient to Maintain the Required Level of Overcollateralization

The weighted average of the interest rates on the HELOCs is expected to be higher than the note interest rates on the offered notes. Interest on the HELOCs is expected to generate more interest than is needed to pay interest owed on the offered notes and to pay certain fees and expenses payable by the trust. Any remaining interest will then be used to absorb losses that occur on the HELOCs. After these financial obligations of the trust are covered, the available excess interest will be used to maintain the overcollateralization at the required level determined as described in this free writing prospectus. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest available to the trust.

Every time a HELOC is prepaid in full, excess interest may be reduced because the HELOC will no longer be outstanding and generating interest. In the event of a partial prepayment, the HELOC will be generating less interest.

Every time a HELOC is liquidated or written off, excess interest may be reduced because those HELOCs will no longer be outstanding and generating interest.

If the rates of delinquencies, defaults or losses on the HELOCs turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required payments on the offered notes.

All of the HELOCs are subject to adjustment based on changes in the prime rate, and are subject to certain limitations. As a result, the note interest rates on the offered notes may increase relative to the weighted average of the interest rates on the HELOCs, or the note interest rates on the offered notes may remain constant as the weighted average of the interest rates on the HELOCs declines. In either case, this would require that more of the interest generated by the HELOCs be applied to cover interest on the offered notes. The note interest rates on the offered notes cannot exceed the weighted average net interest rate of the HELOCs.

If prepayments, defaults and liquidations occur more rapidly on the HELOCs with relatively higher interest rates than on the HELOCs with relatively lower interest rates, the amount of excess interest generated by the HELOCs will be less than would otherwise be the case.

Investors in the offered notes, and particularly the Class B-1 notes, should consider the risk that the overcollateralization may not be sufficient to protect your notes from losses.

Effect of Mortgage Interest Rates and Other Factors on the Note Interest Rates on the Offered Notes

The offered notes accrue interest at note interest rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the note interest rates for the offered notes are based on the weighted average of the net interest rates on the HELOCs.

A variety of factors, in addition to those described in the previous Risk Factor, could limit the note interest rates and adversely affect the yield to maturity on the offered notes. Some of these factors are described below:

The note interest rates for the offered notes are subject to maximum interest rate caps. Consequently, the limit on the note interest rates on the offered notes may limit increases in the note interest rates for those classes for extended periods in a rising interest rate environment.

If prepayments, defaults and liquidations occur more rapidly on the HELOCs with relatively higher interest rates than on the HELOCs with relatively lower interest rates, the note interest rates on the offered notes are more likely to be limited.

If the note interest rates on the offered notes are limited for any payment date due to a cap based on the weighted average net interest rates of the HELOCs, the resulting interest shortfalls may be recovered by the holders of these notes on the same payment date or on future payment dates on a subordinated basis to the extent that on that payment date or future payment dates there are available funds remaining after certain other payments on the offered notes and the payment of certain fees and expenses of the trust. However, we cannot assure you that these funds will be sufficient to fully cover these shortfalls.

Prepayments on the HELOCs Could Lead to Shortfalls in the Payment of Interest on Your Notes

When a principal prepayment is made by the mortgagor on a HELOC, the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be paid to the holders of the notes once a month on the payment date which follows the calendar month in which the prepayment was received by the servicer. The servicer is obligated to pay an amount without any right of reimbursement for those shortfalls in interest collections payable on the notes that are attributable to the difference between the interest paid by a mortgagor in connection with principal prepayments and thirty days’ interest on the amount prepaid, but only to the extent of the applicable monthly servicing fee for that calendar month.

Additional Risks Associated with the Subordinated Notes

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 notes will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the HELOCs. If the actual rate and severity of losses on the HELOCs is higher than those assumed by an investor in such notes, the actual yield to maturity of such notes may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the HELOCs will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the HELOCs are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized loss amounts on the HELOCs, to the extent they exceed the amount of excess interest and overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of the Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 notes, in that order. As a result of such reductions, less interest will accrue on such class of notes than would otherwise be the case.

Once a realized loss amount on a HELOC is allocated to a note, no principal or interest will be payable with respect to such written down amount, and the holder of the note will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries received on liquidated HELOCs after they have been liquidated.

Unless the aggregate note principal balance of the Class A notes has been reduced to zero, the subordinated notes will not be entitled to any principal payments until January 2009 or a later date as described in this free writing prospectus, or during any period in which delinquencies or cumulative realized loss amounts on the HELOCs exceed certain levels. As a result, the weighted average lives of the subordinated notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of the subordinated notes, the holders of those notes have a greater risk of suffering a loss on their investments. Further, because those notes might not receive any principal if certain delinquency levels occur, it is possible for those notes to receive no principal payments even if no losses have occurred on the HELOCs.

In addition, the multiple class structure of the subordinated notes causes the yield of those classes to be particularly sensitive to changes in the rates of prepayment of the HELOCs. Because payments of principal will be made to the holders of those notes according to the priorities described in this free writing prospectus, the yield to maturity on the subordinated notes will be sensitive to the rates of prepayment on the HELOCs experienced both before and after the commencement of principal payments on those classes. The yield to maturity on the subordinated notes will also be extremely sensitive to losses due to defaults on the HELOCs (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class X certificates or a class of subordinated notes with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the subordinated notes may be adversely affected by losses even if such classes of notes do not ultimately bear such loss.

Finally, the effect on the market value of the subordinated notes of changes in market interest rates or market yields for similar securities may be greater than for the Class A notes.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the HELOC Balance

Substantial delays could be encountered in connection with the liquidation of delinquent HELOCs. Further, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the notes. If a mortgaged property fails to provide adequate security for the HELOC, you will incur a loss on your investment if the credit enhancements described in this free writing prospectus are insufficient to cover the loss.

High Loan-to-Value Ratios or Combined Loan-to-Value Ratios Increase Risk of Loss

HELOCs with higher original loan-to-value ratios or combined loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios or combined loan-to-value ratios of 80% or below. Approximately 0.00% of the HELOCs had original loan-to-value ratios greater than 80% and approximately 82.26% of the HELOCs had combined original loan-to-value ratios greater than 80%, each as calculated as described under “The Mortgage Loan Pool—General” in this free writing prospectus.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the HELOCs may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Violation of Various Federal, State and Local Laws May Result in Losses on the HELOCs

There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as “predatory lending” practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the HELOCs.

The HELOCs are also subject to federal laws, including:

(d) the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

(e)   the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

(f) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the HELOCs and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator’s failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the HELOCs) to monetary penalties, and result in the obligors’ rescinding the HELOCs against either the trust or subsequent holders of the HELOCs.

GreenPoint Mortgage Funding, Inc. will represent with respect to each HELOC that such HELOC is in compliance with applicable federal, state and local laws and regulations. In addition GreenPoint Mortgage Funding, Inc. will also represent that none of those HELOCs are classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, or (b) a “high cost home,” “threshold,” “covered,” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2004 and July 7, 2004), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law. In the event of a breach of any of such representations, GreenPoint Mortgage Funding, Inc. will be obligated to cure such breach or repurchase or, for a limited period of time, replace the affected HELOC, in the manner and to the extent described in this free writing prospectus.

GreenPoint Mortgage Funding, Inc. May Not Be Able to Repurchase Defective HELOCs

GreenPoint Mortgage Funding, Inc. and Goldman Sachs Mortgage Company will make certain representations and warranties relating to the HELOCs. Those representations are summarized in “Description of the Notes—Representations and Warranties Relating to the HELOCs” in this free writing prospectus.

If GreenPoint Mortgage Funding, Inc. or Goldman Sachs Mortgage Company, as applicable, fails to cure in a timely manner a material breach of its representations and warranties with respect to any HELOC for which it is making representations and warranties, then GreenPoint Mortgage Funding, Inc. or Goldman Sachs Mortgage Company, as applicable, would be required to repurchase or substitute for the defective HELOC. It is possible that GreenPoint Mortgage Funding, Inc. or Goldman Sachs Mortgage Company, as applicable, may not be capable of repurchasing or substituting for any of those defective HELOCs, for financial or other reasons. The inability of GreenPoint Mortgage Funding, Inc. or Goldman Sachs Mortgage Company, as applicable, to repurchase or substitute for defective HELOCs would likely cause the HELOCs to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the payments due on the notes could occur.

External Events May Increase the Risk of Loss on the HELOCs

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who are called to active duty, is a mortgagor of a HELOC in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply. Substantially all of the HELOCs have interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the HELOCs, which, in turn will be allocated ratably in reduction of accrued interest on all classes of offered notes, irrespective of the availability of excess cash flow or other credit enhancement. None of the depositor, the underwriter, Goldman Sachs Mortgage Company, the original loan seller, the servicer, the indenture trustee, the owner trustee or any other person has taken any action to determine whether any of the HELOCs would be affected by such interest rate limitation. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

The Notes Are Obligations of the Trust Only

The notes will not represent an interest in or obligation of the depositor, the underwriter, Goldman Sachs Mortgage Company, the original loan seller, the servicer, the indenture trustee or any of their respective affiliates. Neither the notes nor the underlying HELOCs will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the underwriter, Goldman Sachs Mortgage Company, the original loan seller, the servicer, the indenture trustee or any of their respective affiliates. Proceeds of the assets included in the trust, will be the sole source of payments on the offered notes, and there will be no recourse to the depositor, the underwriter, Goldman Sachs Mortgage Company, the original loan seller, the servicer, the indenture trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered notes.

Your Investment May Not Be Liquid

The underwriter intends to make a secondary market in the offered notes, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The offered notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in the offered notes, thereby limiting the market for the offered notes. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered notes. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered notes. See “Legal Investment” in this free writing prospectus and in the prospectus.

The Ratings on Your Notes Could Be Reduced or Withdrawn

Each rating agency rating the offered notes may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered notes, the liquidity and market value of the affected notes is likely to be reduced.

The Offered Notes May Not Be Suitable Investments

The offered notes are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

TRANSACTION OVERVIEW

Parties

The Depositor. GS Mortgage Securities Corp., a Delaware corporation. The principal executive office of the Depositor is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

Goldman Sachs Mortgage Company. Goldman Sachs Mortgage Company, a New York limited partnership. The principal executive office of Goldman Sachs Mortgage Company is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

The Original Loan Seller. GreenPoint Mortgage Funding, Inc. (“GreenPoint”), an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., a bank holding company. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California 94945, and its telephone number is (415) 878-5000. See “The Mortgage Loan Pool—GreenPoint Underwriting Guidelines”.

The Servicer. GreenPoint. The principal servicing office of GreenPoint is located at 100 Wood Hollow Drive, Novato, California 94945, and its telephone number is (415) 878-5000. For a description of the Servicer, see “The Servicer” in this free writing prospectus.

The Indenture Trustee. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the Indenture Trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, and its telephone number is (714) 247-6000. For a description of the Indenture Trustee, see “The Indenture Trustee” in this free writing prospectus.

The Custodian. The Indenture Trustee will act as custodian with respect to the HELOCs.

The Rating Agencies. Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc. will issue ratings with respect to the Offered Notes.

The Transaction

GSR Trust 2005-HEL1, a Delaware statutory trust, will be formed, the HELOCs will be deposited in the trust and the notes will be issued pursuant to the terms of an indenture, dated as of December 29, 2005, by and among the Issuer and the Indenture Trustee (the “Indenture”).

THE MORTGAGE LOAN POOL

The statistical information presented in this free writing prospectus concerning the HELOCs is based on the stated principal balances of the HELOCs as of the statistical calculation date, which is November 1, 2005. The HELOC principal balances that are transferred to the trust will be the stated principal balances as of the Cut-off Date, December 1, 2005. With respect to the HELOCs, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the statistical calculation date to the Cut-off Date and from the Cut-off Date to the closing date. In addition, borrowers may make additional draws under the related credit line agreements relating to the HELOCs. Moreover, certain HELOCs included in the mortgage loan pool as of the statistical calculation date may not be included in the final mortgage loan pool because they may prepay in full prior to the Cut-off Date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool. In addition, certain other HELOCs may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the Cut-off Date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this free writing prospectus, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5% from the statistical calculation pool of HELOCs described in this free writing prospectus, and the aggregate stated principal balance of the HELOCs and the aggregate credit limit of the HELOCs may each vary plus or minus 15% from the statistical calculation pool of the HELOCs.

General

The trust will primarily consist of approximately 13,340 first- and second-lien, adjustable rate home equity lines of credit, having an aggregate stated principal balance of approximately $747,132,598. Approximately 0.22% and 99.78% of the HELOCs by aggregate principal balance as of the statistical calculation date, are secured by first liens and second liens, respectively.

All of the HELOCs were acquired by Goldman Sachs Mortgage Company (“GSMC”), an affiliate of the Depositor, from GreenPoint. The HELOCs were originated or acquired generally in accordance with the underwriting guidelines described in this free writing prospectus under the headings “The Mortgage Loan Pool—GreenPoint Underwriting Guidelines.” In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the HELOCs are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

The average drawn balance of the HELOCs is be approximately $56,007. No HELOC had a principal balance as of the statistical calculation date of greater than approximately $626,200.

As of the statistical calculation date, the HELOCs had HELOC rates ranging from approximately 4.250% per annum to approximately 12.500% per annum and the weighted-average HELOC rate will be approximately 8.064% per annum. The weighted average remaining term to stated maturity of the HELOCs is approximately 199 months. None of the HELOCs has a first due date prior to August 25, 1999 or after December 25, 2005, or has a remaining term to maturity of less than 110 months or greater than 300 months. The latest maturity date of any HELOC is November 25, 2030.

None of the HELOCs provide for prepayment penalties.

The HELOCs will have the following characteristics as of the statistical calculation, unless otherwise indicated below:

Current Principal Balance:	$747,132,598
Number of HELOCs:	13,340
Average Current Principal Balance:	$56,007
Average Line Amount:	$67,515
Weighted Average Gross Coupon:	8.064%
Weighted Average Net Coupon: (2)	7.560%
Weighted Average Current FICO Score:	715
Weighted Average Original LTV Ratio by Line Amount:	17.28%
Weighted Average Combined LTV Ratio by Line Amount:	85.89%
Weighted Average Stated Remaining Term (months):	199
Weighted Average Seasoning(months):	1
Weighted Average Months to Roll:	1
Weighted Average Gross Margin:	1.86%
Weighted Average Gross Maximum Lifetime Rate:	17.98%
Weighted Average Utilization Rate by Line Amount:	82.96%
% Full Doc Loans:	13.56%
% Purchase Loans:	46.56%
% Primary Occupancy Loans:	79.78%

% Single Family Loans and PUD:	82.37%
% Interest Only Loans:	100.00%
% Second Lien Loans:	99.78%
State with Highest Representation:	California (57%)
Average Original Draw Period:	80
Average Remaining Draw Period:	79

(1) All percentages calculated herein are percentages of actual principal balance as of the Statistical Calculation Date unless otherwise noted.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the expense fee rate.

With respect to each first-lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of the credit limit to the lesser of the appraised value and the purchase price. With respect to each second-lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of (A) the sum of (i) the credit limit and (ii) any outstanding principal balance, at the time of origination of such HELOC, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, to (B) (i) with respect to those second-lien HELOCs for which the proceeds were used to purchase the related mortgaged property, the lesser of the appraised value and the purchase price, and (ii) with respect to all other second-lien HELOCs, the appraised value.

HELOC Terms

Interest on each HELOC is calculated based on the average daily balance outstanding during the billing cycle. With respect to each HELOC, the billing cycle is the calendar month preceding the due date.

Each HELOC has a loan rate that is subject to adjustments on each adjustment date to equal the sum of (a) the index and (b) the gross margin specified in the related credit line agreement; provided, however, that the loan rate will in no event be greater than the maximum loan rate set forth in the related credit line agreement and subject to the maximum rate permitted by applicable law. The adjustment date is the first day of each related billing cycle beginning on the date specified in the applicable credit line agreement. The index for any adjustment date will be the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal on the first business day of the month in which the relevant billing cycle begins. If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the index on such day will be the highest of the prime rates.

Each HELOC had a term to maturity from the date of origination of not more than 300 months. The borrower for each HELOC may make a draw under the related credit line agreement at any time during the draw period. The draw period begins on the related origination date and will be 5 to 15 years. The maximum amount of each draw under any HELOC is equal to the excess, if any, of the credit limit over the outstanding principal balance under such credit line agreement at the time of such draw. Each HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each HELOC, the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment previously made with respect to such HELOC, up to the credit limit. Each borrower generally will have access to make draws with either checks or a credit card, subject to applicable law. The credit line agreement or mortgage related to each HELOC generally will contain a customary “due-on-sale” clause.

A borrower's rights to receive draws during the related draw period may not be suspended and the credit limit may not be reduced by the Servicer, except in certain limited circumstances described in the Master Purchase and Servicing Agreement (as defined below).

A suspension or reduction generally will not affect the payment terms for previously drawn balances. The Servicer will have no obligation to investigate as to whether any of those circumstances have occurred and may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, the HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

•	the borrower's failure to make any payment as required;
•	any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property; or
•	fraud or material misrepresentation by the borrower in connection with the home equity line of credit.

Prior to the end of the related draw period, the borrower for each HELOC will be obligated to make monthly payments in a minimum amount that generally will be equal to the finance charge for each billing cycle. In addition, except as described below, after the related draw period, the borrower will be obligated to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

The finance charge for each HELOC for any billing cycle will be an amount equal to the aggregate, as calculated for each day in the billing cycle, of the then-applicable loan rate divided by 360 multiplied by that day's principal balance. The account balance on any day generally will equal:

•	the principal balance on that date, plus
•	additional charges, if any, consisting of unpaid fees, insurance premiums and other charges, plus
•	unpaid finance charges, plus
•	draws funded on that day, minus
•	all payments and credits applied to the repayment of the principal balance on that day.

Payments made by or on behalf of the borrower for each HELOC will be applied to any unpaid finance charges that are due thereon prior to application to any unpaid principal outstanding.

The principal balance of any HELOC, other than a Charged-Off HELOC, on any day will be the Cut-off Date balance, plus (x) any additional balances relating to that HELOC conveyed to the trust minus (y) all collections credited against the principal balance of that HELOC in accordance with the related credit line agreement prior to that day, and (z) all prior related Realized Loss Amounts. The principal balance of a Charged-Off HELOC after final recovery of substantially all of the related liquidation proceeds which the Servicer reasonably expects to receive shall be zero.

GreenPoint Underwriting Guidelines

The information set forth below has been provided by GreenPoint.

The HELOCs were originated or purchased by GreenPoint (either directly or through affiliates) from mortgage loan brokers or originated by its retail division, generally in accordance with the underwriting criteria described herein. The information set forth in the following paragraphs has been provided by GreenPoint, and none of the Depositor, the Servicer, GSMC, the Indenture Trustee, the underwriter or any other party makes any representation as to the accuracy or completeness of such information.

GreenPoint believes that the HELOCs were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower’s credit history with merchants and lenders and record of bankruptcy or other public records. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports the length of employment with that organization and whether the employer expects that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. Appraisals in accordance with GreenPoint’s Underwriting Standards may be made on a full or a drive-by basis. GreenPoint may order discretionary reviews at any time to ensure the value of the properties. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two- to four-unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two- to four-unit project’s cash flow, expenses, capitalization and other operational information in determining the property’s value. The market approach suggested in valuing property focuses its analysis on the prices paid for the purchase of similar properties in the two- to four-unit project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower’s monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by GreenPoint may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

GreenPoint requires title insurance or coverage under a standard mortgage lien guaranty agreement for lenders for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

A lender may originate mortgage loans under a reduced documentation program. These reduced documentation programs include an “EZ Documentation” program, where there is no verification of stated income, a “No Employment/Income Documentation” program, where there is no verification of employment or income, and a “No Ratio Documentation” program, where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender’s competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification, which is waived.

In the case of a loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, GreenPoint will represent and warrant, among other things, that the remaining term of the lease and any sublease is generally at least five years longer than the remaining term of the mortgage loan.

THE SERVICER

GreenPoint will be responsible for servicing the HELOCs in accordance with the terms of the Master Purchase and Servicing Agreement (as defined below) and the GreenPoint Assignment Agreement (as defined below).

GreenPoint

The information set forth in the following paragraphs has been provided by GreenPoint, and none of the Depositor, GSMC, the Indenture Trustee, the underwriter, any of their respective affiliates or any other party has made or will make any representation as to the accuracy or completeness of such information.

As of March 31, 2005, GreenPoint's mortgage loan servicing portfolio consisted of approximately 296,000 one- to four- family residential mortgage loans with an aggregate principal balance of approximately $43.8 billion. GreenPoint’s primary source of mortgage servicing rights is from mortgage loans it has originated.

Delinquency, Foreclosure and Loss Experience of GreenPoint

The table below summarizes the delinquency, foreclosure and loss experience on GreenPoint’s home equity line of credit servicing portfolio. This portfolio consists of second-lien and home equity lines of credit mortgage loans originated or acquired by GreenPoint. GreenPoint’s portfolio may differ significantly from the mortgage loans serviced by GreenPoint in the mortgage pool in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possibly relevant characteristics. There can be no assurances and no representation is made that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage pool will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation and defaulted mortgage loans. The actual loss and delinquency experience on the mortgage loans in the mortgage pool will depend, among other things, on the value of the real estate securing the mortgage loans and the ability of borrowers to make required payments.

GreenPoint Mortgage Funding, Inc. Home Equity Line of Credit and Second Lien Mortgage Portfolio Delinquency, Foreclosure and Loss Experience

	As of and for the 12 Months Ended December 31, 2003		As of and for the 12 Months Ended December 31, 2004		As of and for the 3 Months Ended March 31, 2005		As of and for the 3 Months Ended June 30, 2005		As of and for the 3 Months Ended September 30, 2005
	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio
Total Number(1)	51,259	100%	99,991	100%	110,045	100%	113,131	100%	97,120	100%
Period of Delinquency:
30-59 days	697	1.36%	537	0.54%	764	0.69%	691	0.61%	569	0.59%
60-89 days	219	0.43%	174	0.17%	195	0.18%	252	0.22%	218	0.22%
90 days or more	649	1.27%	739	0.74%	555	0.50%	633	0.56%	560	0.58%
Total Delinquencies (excluding Foreclosures)(2)	1,565	3.05%	1,450	1.45%	1,514	1.38%	1,576	1.39%	1,347	1.39%
Foreclosures Pending	208	0.41%	54	0.05%	79	0.07%	74	0.07%	78	0.08%
Losses Sustained for the Period Ended on Such Date	$11,946,379		$9,222,342		$4,272,859		$3,977,258		$3,569,805

___________

(1) The total portfolio has been reduced by the number of loans that have been foreclosed or for which a servicing released sale is pending.

(2) Percentages may not total properly due to rounding.

Since the HELOCs were originated at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the HELOCs in the trust fund or even representative of the HELOCs in the trust fund being serviced by GreenPoint. There can be no assurance that factors beyond GreenPoint’s control, such as national or local economic conditions or a downturn in the real estate markets in which the mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

Servicer Reports

As set forth in the Sale and Servicing Agreement, on a date preceding the applicable Payment Date, the Servicer is required to deliver to the Indenture Trustee a servicer remittance report setting forth the information necessary for the Indenture Trustee to make the payments set forth under “Description of the Notes—Payments of Interest and Principal” in this free writing prospectus and containing the information to be included in the payment report for that Payment Date delivered by the Indenture Trustee. In addition, the Servicer will be required to deliver to the Indenture Trustee and the Depositor certain monthly reports relating to the HELOCs and the mortgaged properties. The Indenture Trustee will provide these monthly reports to noteholders, at the expense of the requesting noteholder, who make written requests to receive such information.

The Servicer is required to deliver to the Depositor, the Indenture Trustee, and the rating agencies, on or prior to March 15th of each year, starting in 2006, an officer’s certificate stating that:

(g)	a review of the activities of the Servicer during the preceding calendar year and of performance under the Sale and Servicing Agreement has been made under such officer’s supervision, and
(h)

to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under the Sale and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the Servicer to remedy such default.

On or prior to March 15th of each year, starting in 2006, the Servicer, at its expense, is required to cause to be delivered to the Depositor, the Indenture Trustee, and the rating agencies from a firm of independent certified public accountants, who may also render other services to the Servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

Collection and Other Servicing Procedures

The Servicer will be responsible for making reasonable efforts to collect all payments called for under the HELOCs and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the HELOCs. Consistent with the above, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the Sale and Servicing Agreement.

The Servicer will be required to act with respect to the HELOCs in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the Sale and Servicing Agreement. These procedures among other things, result in (i) foreclosing on the HELOC, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the HELOC a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the HELOC in final satisfaction of the HELOC. These procedures are intended to maximize recoveries on a net present value basis on these HELOCs.

The Servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each HELOC.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the HELOC, unless the Servicer, in its sole business judgment, believes it is unable to enforce that HELOC’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the trust fund, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the Servicer for entering into an assumption or modification agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the interest rate borne by the mortgage note relating to each HELOC nor the final maturity date for such HELOC may be changed, unless the mortgagor is in default with respect to the HELOC or such default is, in the judgment of the Servicer, reasonably foreseeable. For a description of circumstances in which a servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of the Mortgage Loans—Due-On-Sale Clauses” in the prospectus.

Hazard Insurance

The Servicer will maintain and keep, or cause to be maintained and kept, with respect to each HELOC in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Servicing Agreement, or in general equal to at least the lesser of the outstanding principal balance of the combined principal balance of the HELOC or the maximum insurable value of the improvements securing such HELOC and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the Servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the HELOC for the purpose of calculating monthly payments to the noteholders, notwithstanding that the terms of the HELOC so permit. Such costs shall be recoverable by the Servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the HELOCs will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the HELOCs may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a HELOC is located in a federally designated flood area, the Servicer will cause with respect to such HELOC flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related HELOC, (ii) the maximum insurable value of the improvements securing such HELOC and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The Servicer, on behalf of the Indenture Trustee and the noteholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The Servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted HELOCs

The Servicer will take such action either as the Servicer deems to be in the best interest of the trust, or as is consistent with the requirements of Fannie Mae or in accordance with established practices for other mortgage loans or HELOCs serviced by the Servicer with respect to defaulted HELOCs and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted HELOCs as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreement, the Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

Since Insurance Proceeds received in connection with a HELOC cannot exceed deficiency claims and certain expenses incurred by the Servicer, no insurance payments will result in a recovery to related noteholders which exceeds the principal balance of the defaulted HELOC together with accrued interest thereon at its applicable net mortgage rate.

Investors should note that any Charged-Off HELOC may be removed from the Trust and given to a third party; as a result, investors will not receive subsequent recoveries with respect to any HELOC so removed.

Investors should also note that GSMC will represent and warrant that, to its knowledge, between the date on which GSMC purchased the HELOCs and the closing date, each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the HELOC or the use for which the premises were intended and each mortgaged property continues to be in good repair. In the event of a material breach of this representation and warranty, determined without regard to whether GSMC had knowledge of any such damage, GSMC will be required to cure, substitute for or repurchase the affected

HELOC. Any such repurchase will have the same effect as a prepayment of a HELOC. Any damage to a property that secures a HELOC in the trust occurring after the closing date will not be a breach of such representation and warranty.

Optional Repurchase of Delinquent HELOCs

The Depositor has the option, but is not obligated, to purchase from the trust any HELOC that is 90 days or more delinquent subject to certain terms and conditions set forth in the Sale and Servicing Agreement. The purchase price will be 100% of the unpaid principal balance of the HELOC, plus all related accrued and unpaid interest.

Servicing Fees and Other Compensation and Payment of Expenses

As compensation for its activities as servicer under the Sale and Servicing Agreement, the Servicer is entitled with respect to each HELOC serviced by it to the servicing fee, which will be retained by the Servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for the applicable HELOC on the Stated Principal Balance of such HELOC. The servicing fee rate with respect to each HELOC will be 0.50% per annum. In addition, the Servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items. The Servicer is also entitled to withdraw from the collection account or any related escrow account any net interest or other income earned on deposits in the collection account or escrow account as the case may be. The Servicer is required to pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the Sale and Servicing Agreement.

Certain Matters Regarding the Depositor, the Servicer, the Custodian and the Indenture Trustee

The Sale and Servicing Agreement provides that none of the Depositor, the Servicer, the Custodian, the Indenture Trustee nor any of their directors, officers, employees or agents will be under any liability to the noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment, provided that none of the Depositor, the Servicer, the Custodian, or the Indenture Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the Depositor’s, the Servicer’s, a Custodian’s, or the Indenture Trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the Sale and Servicing Agreement.

The Depositor, the Servicer, the Custodian, the Indenture Trustee and any director, officer, employee, affiliate or agent of the Depositor, the Servicer or the Indenture Trustee will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Sale and Servicing Agreement or the Notes or any unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of the Depositor’s, the Servicer’s, the Custodian’s, or the Indenture Trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the Sale and Servicing Agreement.

None of the Depositor, the Servicer, the Custodian or the Indenture Trustee is obligated under the Sale and Servicing Agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the Sale and Servicing Agreement, the Depositor, the Servicer, the Custodian and the Indenture Trustee, as applicable, may undertake any action that any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the Sale and Servicing Agreement and (ii) with respect to actions taken by the Depositor, the interests of the Indenture Trustee and the noteholders. In the event the Depositor, the Servicer, the Custodian or the Indenture Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the Depositor, the Servicer, the Custodian and the Indenture Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

Removal and Resignation of the Servicer

The Indenture Trustee may, and the Indenture Trustee is required to at the direction of the majority of voting rights in the Notes, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (i) below. Each of the following constitutes a “servicer event of default”:

(a)    any failure by the Servicer to remit to the Indenture Trustee any payment required to be made by the Servicer under the terms of the Sale and Servicing Agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the Servicer by the Depositor or Indenture Trustee or to the Servicer, the Depositor and the Indenture Trustee by any holders of Notes entitled to at least 25% of the voting rights in the Notes; or

(b)    any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Sale and Servicing Agreement, which continues unremedied for a period of thirty days (except that such number of days shall be 10 days in the case of a failure to observe or perform certain reporting requirements or periodic filings) after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the Servicer by the Depositor or Indenture Trustee, or to the Servicer, the Depositor and the Indenture Trustee by any holders of Notes entitled to at least 25% of the voting rights in the Notes, and (ii) actual knowledge of such failure by a servicing officer of the Servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the Servicer, the cure period may be extended for an additional 30 days upon delivery by the Servicer to the Indenture Trustee of a certificate to the effect that the Servicer believes in good faith that the failure or breach can be cured within such additional time period and the Servicer is diligently pursuing remedial action; or

(c)    a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the Servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

(d)    the Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer’s property; or

(e)    the Servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)	certain reports are not timely delivered by the Servicer to the Indenture Trustee; or

(g)    any breach of a representation and warranty of the Servicer, which materially and adversely affects the interests of the noteholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Indenture Trustee or the Depositor, or to the Servicer, the Indenture Trustee or the Depositor by the holders of Notes entitled to at least 25% of the voting rights in the Notes; or

(h)    any reduction, withdrawal or qualification of the servicing rating of the Servicer by any rating agency that results in the inability of the Servicer to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by S&P, Moody’s or Fitch, Inc.

Except to permit subservicers as provided under the Sale and Servicing Agreement to act as subservicers, the Servicer may not assign its obligations under the Sale and Servicing Agreement nor resign from the obligations and duties imposed on it by the Sale and Servicing Agreement except by mutual consent of the Servicer and the Depositor or upon the determination that the Servicer’s duties under the Sale and Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the Servicer’s responsibilities and obligations in accordance with the Sale and Servicing Agreement.

Pursuant to the terms of the Sale and Servicing Agreement, upon removal or resignation of the Servicer, subject to the Indenture Trustee’s right to appoint a successor servicer, the Indenture Trustee will become the successor servicer. The Indenture Trustee, as successor servicer, will be obligated to assume the responsibilities, duties and liabilities of the predecessor servicer as soon as practicable, but in no event later than 90 days after the Indenture Trustee has notified the predecessor servicer that it is being terminated. If, however, the Indenture Trustee is unwilling or unable to act as successor servicer, the Indenture Trustee may, or if the holders of the Notes entitled to a majority of the voting rights in the Notes so request, the Indenture Trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Sale and Servicing Agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

The Indenture Trustee as successor servicer and any other successor servicer in such capacity is entitled to no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the Offered Notes and a majority of the noteholders. See “—Servicing Fees and Other Compensation and Payment of Expenses” above.

The terminated servicer, subject to certain provisions in the Sale and Servicing Agreement, will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the trust fund, to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer without reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund or if the successor servicer fails to pay, the Indenture Trustee will pay such costs from the trust fund.

DESCRIPTION OF THE NOTES

General

On the closing date, the trust will be created and the Depositor will cause the trust to issue the notes. The notes will be issued in eleven classes—the Class A-1, Class A-2A, Class A-2B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Notes (collectively, the “Notes”). Only the Class A-1, Class A-2A, Class A-2B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Notes (collectively, the “Offered Notes”) will be offered under this free writing prospectus. The Class B-2 Notes will not be offered under this free writing prospectus. In addition, the trust will issue the Class S, Class X, Class R-1, Class R-2 and Class R-3 Certificates (collectively, the “Certificates”). The Notes and the Certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the Trust Agreement, subject to the limits and priority of payment provided for in that agreement and the Indenture.

The trust fund will consist of:

•	the HELOCs, together with the related mortgage files and all related collections and proceeds due and collected after the Cut-off Date;
•	such assets as from time to time are identified as REO property and related collections and proceeds; and
•	assets that are deposited in the accounts described in this free writing prospectus.

The Offered Notes will be issued and available only in book-entry form, in minimum denominations of $25,000 initial principal amount and integral multiples of $1 in excess of $25,000, except that one note of each class may be issued in a different amount.

Voting rights will be allocated among holders of the Notes based upon their respective Note Principal Balances.

Book-Entry Registration

The Offered Notes are sometimes referred to in this free writing prospectus as “book-entry notes.” No person acquiring an interest in the book-entry notes will be entitled to receive a definitive note representing an obligation of the trust, except under the limited circumstances described in this free writing prospectus. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Notes are book-entry notes, such notes will be evidenced by one or more notes registered in the name of Cede & Co., which will be the “holder” of such notes, as the nominee of DTC or one of the relevant Depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant Depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Notes will be represented by book entries on the records of DTC and its participating members. All references in this free writing prospectus to the Offered Notes reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such notes are held by DTC.

The beneficial owners of the Offered Notes may elect to hold their notes through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Notes will be issued in one or more notes which in the aggregate equal the outstanding principal balance or notional amount of the related class of notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream’s and Euroclear’s names on the books of their respective Depositories which in turn will hold such positions in customers’ securities accounts in the Depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive notes. Unless and until definitive notes are issued, it is anticipated that the only holder of the Offered Notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or noteholders as those terms are used in the Sale and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

The beneficial owner’s ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry note will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of notes. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry notes, such as the Offered Notes, among participants on whose behalf it acts with respect to the book-entry notes and to receive and transmit payments of principal of and interest on the book-entry notes. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners.

Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry notes may do so only through participants and indirect participants. In addition, beneficial owners will receive all payments of principal and interest from the Indenture Trustee, or a paying agent on behalf of the Indenture Trustee, through DTC participants. DTC will forward such payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the Indenture Trustee or any paying agent as holders of the Offered Notes, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Notes only indirectly through DTC and its participants.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant Depositories for Clearstream or Euroclear.

Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Notes through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the Offered Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with the persons holding through Euroclear participants.

Payments to the book-entry notes will be made on each Payment Date by the Indenture Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payment to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co., as nominee of DTC. Payments with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical notes for such book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of such notes in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

Monthly and annual reports on the trust provided by the Indenture Trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry notes of such beneficial owners are credited.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of the Offered Notes under the Indenture only at the direction of one or more participants to whose accounts with DTC the book-entry notes are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry notes evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry notes evidence such percentages of voting rights authorize divergent action.

None of the trust, the Depositor, the Servicer, or the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See “Description of the Securities—Book-Entry Registration” in the prospectus.

See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding notes through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Notes

The Offered Notes, which will be issued initially as book-entry notes, will be converted to definitive notes and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry notes and the Depositor is unable to locate a qualified successor or (b) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the notes agree to initiate such termination.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC or the Indenture Trustee, as applicable, will be required to notify all participants of the availability through DTC of definitive notes. Upon delivery of definitive notes, the Indenture Trustee will reissue the book-entry notes as definitive notes to beneficial owners. Payments of principal of, and interest on, the book-entry notes will thereafter be made by the Indenture Trustee, or a paying agent on behalf of the Indenture Trustee, directly to holders of definitive notes in accordance with the procedures set forth in the Indenture.

Definitive notes will be transferable and exchangeable at the offices of the Indenture Trustee, its agent or the note registrar designated from time to time for those purposes. As of the closing, the Indenture Trustee designates its offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit, for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the HELOCs

Pursuant to a certain Master Home Equity Lines of Credit Purchase and Servicing Agreement, dated as of November 1, 2005 (the “Master Purchase and Servicing Agreement”), the original loan seller sold the HELOCs, without recourse, to GSMC. GSMC will sell, transfer, assign, set over and otherwise convey the HELOCs, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the Cut-

off Date, without recourse, to the Depositor on the closing date. Pursuant to the Sale and Servicing Agreement, the Depositor will sell, without recourse, to the trust, all right, title and interest in and to each HELOC, including all principal outstanding as of, and interest due on or after, the close of business on the Cut-off Date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such HELOC after the Cut-off Date. However, GSMC will not convey to the Depositor, and will retain all of its right, title and interest in and to (x) principal due on each HELOC on or prior to the Cut-off Date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such HELOCs on or prior to the Cut-off Date and (y) interest due and accrued on each HELOC on or prior to the Cut-off Date.

GSMC will also convey to the Depositor, pursuant to an assignment, assumption and recognition agreement (the “GreenPoint Assignment Agreement”), certain rights of GSMC with respect to the HELOCs under the Master Purchase and Servicing Agreement.

The Depositor will convey these rights under the GreenPoint Assignment Agreement to the trust, pursuant to the Sale and Servicing Agreement.

Delivery of Mortgage Loan Documents

In connection with the sale, transfer and assignment of each HELOC to the trust, the Depositor will cause to be delivered to the Custodian with respect to the HELOCs transferred to the trust, on or before the closing date, the following documents with respect to each HELOC which documents constitute the mortgage file:

(a)    the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee (except for no more than 5% of the HELOCs for which there is a lost note affidavit and a copy of the mortgage note);

(b)	the original of any guaranty executed in connection with the mortgage note (if any);

(c)    the related original mortgage and evidence of its recording or, in certain circumstances, (i) a copy of the mortgage together with an officer’s certificate of the original loan seller (or certified by the title company, escrow agent or closing attorney) stating that such mortgage has been dispatched for recordation and the original recorded mortgage or a copy of such mortgage certified by the appropriate public recording office will be promptly delivered upon receipt by the applicable original loan seller, or (ii) a copy of the mortgage certified by the appropriate public recording office to be a true and complete copy of the recorded original;

(d)    except with respect to each MERS Designated Mortgage Loan, the originals of all intervening mortgage assignment(s), showing a complete chain of assignment from the originator of the HELOC to the last endorsee or, in certain limited circumstances, (i) a copy of the intervening mortgage assignment together with an officer’s certificate (or certified by) of the original loan seller (or certified by the title company, escrow agent or closing attorney) stating that such intervening mortgage assignment has been dispatched for recordation and the original intervening mortgage assignment or a copy of such intervening mortgage assignment certified by the appropriate public recording office will be promptly delivered upon receipt by the original loan seller, or (ii) a copy of the intervening mortgage assignment certified by the appropriate public recording office to be a true and complete copy of the recorded original;

(e)    except with respect to each MERS Designated Mortgage Loan, the original mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

(f)     originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed, with recording;

(g)    an original lender’s title insurance policy or a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

(h)    the original (or a copy of) any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage.

Pursuant to the Sale and Servicing Agreement agreement, the Indenture Trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to the HELOCs, with any exceptions noted. The Custodian and the Indenture Trustee will agree, for the benefit of the holders of the Notes, to review, or cause to be reviewed, each mortgage file for which it is acting as custodian within ninety days after the closing date – or, with respect to any Substitute HELOC delivered to the Custodian or the Indenture Trustee, within thirty days after the receipt of the mortgage file by the Indenture Trustee – and to deliver a certification generally to the effect that, as to each HELOC listed in the schedule of HELOCs,

•	all documents required to be reviewed by it pursuant to the Sale and Servicing Agreement are in its possession;
•	each such document has been reviewed by it and appears regular on its face and relates to such HELOC;
•

based on its examination and only as to the foregoing documents, certain information set forth on the schedule of HELOCs accurately reflects the information set forth in the mortgage file delivered on such date; and

•	each mortgage note has been endorsed as provided in the Sale and Servicing Agreement agreement.

If the Custodian or the Indenture Trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the HELOCs, or that any HELOC does not conform to the requirements above or to the description of the requirements as set forth in the schedule of HELOCs, the Custodian or the Indenture Trustee, as applicable, is required to promptly so notify GreenPoint, GSMC, the Servicer and the Depositor in writing. GreenPoint will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the Custodian or the Indenture Trustee. If, however, within 30 days after the earlier of either discovery by or notice to GreenPoint of such defect, GreenPoint has not caused the defect to be remedied, GreenPoint will be required to purchase such HELOC at a price equal to the outstanding principal balance of such HELOC as of the date of repurchase, plus all related accrued and unpaid interest at the applicable interest rate, plus the amount of any outstanding advances owed to and reasonably incurred by the Servicer, plus all costs and expenses reasonably incurred by the Servicer or the Indenture Trustee in connection with the HELOC or such repurchase and any costs and damages incurred by the trust in connection with any violation by the related HELOC of any predatory or abusive lending law. In any case, the purchase price shall be deposited in the payment account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased HELOC or HELOCs and being held in the payment account for future payment to the extent such amounts have not yet been applied to principal or interest on such HELOC or, with respect to any HELOC, GreenPoint (within one hundred twenty days of the Original Sale Date) may substitute in lieu of such HELOC a Substitute HELOC, and, if applicable, remit to the Servicer any Substitution Adjustment Amount. The obligations of GreenPoint to cure that defect or to substitute or repurchase the applicable HELOC for that defect will constitute the sole remedies respecting that defect available to the holders of the notes, the Depositor, the Servicer, the Custodian and the Indenture Trustee.

Representations and Warranties Relating to the HELOCs

Pursuant to the Master Purchase and Servicing Agreement and the GreenPoint Assignment Agreement (collectively, the “GreenPoint Agreements”), GreenPoint will make certain representations and warranties with respect to each HELOC as of the closing date. The representations and warranties made by GreenPoint include, but are not limited to:

(1)	No payment required under the HELOC is one-month or more delinquent;

(2)           The HELOC is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to such mortgage note or mortgage, and, except for less than 1% of the HELOCs, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the HELOC was originated;

(3)           Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire or hazards of extended coverage meeting accepted origination practices;

(4)           The HELOC at origination complied in all material respects with all applicable federal, state and local laws;

(5)           The mortgage is a valid, subsisting and enforceable first or second (as applicable) lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all additions, alterations and replacements made at any time with respect to the related mortgaged property, with such exceptions as are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such mortgage. The lien of the mortgage is subject only to:

(A)	the first lien, in case of second lien HELOC;
(B)	the lien of current real property taxes and assessments not yet due and payable;

(C)          covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the HELOC and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the HELOC or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

(D)          other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

(6)           The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a HELOC are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms. To the best of GreenPoint’s knowledge, all parties to the mortgage note, the mortgage and any such other agreement had legal capacity to enter into the HELOC and to execute and deliver the mortgage note, the mortgage and any such other agreement, and the mortgage note, the mortgage and any such other agreement have been duly and properly executed by such person;

(7)           The HELOC is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of policy;

(8)           Except as otherwise set forth in paragraph (1) above, other than a HELOC which is one or more payments past due, there is no default, breach, violation or event which would permit acceleration under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither GreenPoint nor its affiliates or any of its predecessors have waived any default, breach, violation or event which would permit acceleration;

(9)           The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee sale, and (ii) otherwise by judicial foreclosure;

(10)         There is no proceeding pending or, to GreenPoint’s knowledge, threatened for the total or partial condemnation of the mortgaged property, and the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the HELOC or the use for which the premises were intended;

(11)         No HELOC is classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost,” “covered,” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “threshold” or “predatory” loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(12)         No HELOC originated on or after October 1, 2002 imposes a prepayment premium for a term in excess of three years after its origination. No HELOC originated prior to October 1, 2002, imposes a prepayment premium for a term in excess of five years after its origination;

(13)         No HELOC subject to the Georgia Fair Lending Act and secured by property located in the state of Georgia was originated on or after October 1, 2002 and prior to March 7, 2003;

(14)         In connection with the origination of each HELOC, no proceeds from any HELOC were used to finance a single-premium credit-life insurance policy;

(15)         The original loan seller has reported or caused to be reported in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) in its mortgagor credit files to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis; and

(16)         With respect to any HELOC originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

Pursuant to the GreenPoint Agreements, upon the discovery by any of a noteholder, GSMC, GreenPoint, the Servicer, the Depositor, the Custodian or the Indenture Trustee that any of the representations and warranties contained in the GreenPoint Agreements have been breached in any material respect as of the date made, with the result that value of, or the interests of the Indenture Trustee, or the holders of the notes in the related HELOC were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of the GreenPoint Agreements, within 30, 60 or 25 days of the earlier to occur of GreenPoint’s discovery of or its receipt of notice of any such breach with respect to a HELOC, GreenPoint will be required to:

•	promptly cure such breach in all material respects,
•

only within 120 days of the applicable Original Sale Date for each of the HELOCs, remove each HELOC which has given rise to the requirement for action by GreenPoint, substitute one or more Substitute HELOCs and, if the outstanding principal balance of such Substitute HELOCs as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest, of the replaced HELOCs as of the date of substitution, deliver to the Depositor the amount of such shortfall (the “Substitution Adjustment Amount”), or

•

repurchase such HELOC at a repurchase price equal to the outstanding principal balance of such HELOC as of the date of repurchase, plus all related accrued and unpaid interest at the applicable interest rate, plus the amount of any outstanding advances owed to and reasonably incurred by any servicer, plus all costs and expenses reasonably incurred by the Servicer or the Indenture Trustee in connection with the HELOC or such repurchase and any costs and damages incurred by the trust in connection with any violation by the related HELOC of any predatory or abusive lending law.

The Master Purchase and Servicing Agreement and the related purchase price and terms letter requires the original loan seller to repurchase any HELOC where the mortgagor fails to make its first payment after the applicable Original Sale Date. It is possible that a mortgagor with respect to a HELOC transferred to the trust might have failed to make his or her first payment after the applicable Original Sale Date. In that circumstance, the trust, at its option, may direct GreenPoint to repurchase such HELOCs from the trust. The repurchase price payable to the trust will generally be the same as the repurchase price described above for breaches of representations and warranties.

Notwithstanding the foregoing, pursuant to the terms of the GreenPoint Agreements, in the event of discovery by any party to the Master Purchase and Servicing Agreement (a) that a HELOC does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the GreenPoint Agreements, or (b) discovery of a breach of the representations and warranties listed as number (11), (12), (13), (14), (15) or (16) in the third preceding full paragraph, GreenPoint will be required to repurchase the related HELOC at the applicable repurchase price within 30, 60 or 25 days, as applicable, of such discovery or receipt of notice. The repurchase price with respect to such HELOC will be required to be deposited into the payment account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased HELOC or HELOCs and being held in the payment account for future payment to the extent such amounts have not yet been applied to principal or interest on such HELOC.

In addition, GreenPoint is obligated to indemnify the Depositor, the Servicer and the Indenture Trustee for any third-party claims arising out of a breach of representations or warranties it has made regarding the HELOCs. The obligations of GreenPoint to cure such breach, purchase or substitute any applicable HELOC and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Notes, the Depositor, the Servicer and the Indenture Trustee.

Payments on the HELOCs

The Sale and Servicing Agreement provides that the Servicer is required to establish and maintain a collection account. The Sale and Servicing Agreement permits the Servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

The Servicer is obligated to deposit or cause to be deposited in the collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the HELOCs after the Cut-off Date, other than in respect of monthly payments on the HELOCs due and accrued on each HELOC up to and including any due date occurring prior to the Cut-off Date:

•	all payments on account of principal, including prepayments of principal on the HELOCs;
•	all payments on account of interest on the HELOCs;
•	all Liquidation Proceeds;
•

all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds or Condemnation Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

•	all Substitution Adjustment Amounts for Substitute HELOCs;

•	all other amounts required to be deposited in the collection account pursuant to the Sale and Servicing Agreement; and
•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

The Indenture Trustee will be obligated to set up a payment account with respect to the Notes into which the Servicer will be required to deposit or cause to be deposited the funds required to be remitted by the Servicer on the Servicer Remittance Date.

The funds required to be remitted by the Servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

•	all collections of stated principal and interest on the HELOCs received by the Servicer on or prior to the related Determination Date;
•	all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the Servicer during the related Due Period; and
•	any other amounts required to be placed in the collection account by the Servicer pursuant to the Sale and Servicing Agreement,

but excluding the following:

(a)    amounts received on a particular HELOC with respect to which the Servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

(b)	for such Servicer Remittance Date, the aggregate servicing fee;

(c)    all net income from eligible investments that are held in the collection account for the account of the Servicer;

(d)	all amounts actually recovered by the Servicer in respect of late fees, assumption fees and similar fees;

(e)    certain other amounts which are reimbursable to the Depositor or the Servicer, as provided in the Sale and Servicing Agreement;

(f)	all funds inadvertently placed in the collection account by the Servicer; and
(g)	all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

The amounts described in clauses (a) through (g) above may be withdrawn by the Servicer from the collection account on or prior to each Servicer Remittance Date.

Payments

Payments on the Offered Notes will be required to be made by the Indenture Trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in January 2006 (each, a “Payment Date”), to the persons in whose names the notes are registered on the related Record Date.

Payments on each Payment Date will be made by wire transfer in immediately available funds to the account of the noteholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that noteholder in its written wire instructions provided to the Indenture Trustee or if no wire instructions are provided then by check mailed to the address of the person entitled to the payment as it appears on the applicable note register. However, the final payment in retirement of the Offered Notes will be made only upon presentment and surrender of those Notes at the office of the Indenture Trustee designated from time to time for those purposes. Initially, the Indenture Trustee designates its offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit, for purposes of note transfers, and DB Services Tennessee, 6 48 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Securities Payment Unit, for purposes of the surrender of the Notes for the final payment.

Priority of Payments

Payments of Interest

On each Payment Date, the Floating Allocation Percentage of the Interest Collection Amount for such Payment Date, reduced by the servicing fees and indenture trustee fees, will be distributed in the following order of priority:

1.	to the Class A Notes, on a pro rata basis based on their respective entitlements, the Accrued Interest and any Unpaid Interest Shortfall Amount for such Payment Date and such classes;

2.	to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Notes, in that order, the related Accrued Interest for such class and Payment Date;

3.

to the classes of Notes, as a payment of principal, the amount necessary to build the Overcollateralization Amount to the Overcollateralization Target Amount, including covering the Floating Allocation Percentage of the Realized Loss Amounts during the related Due Period;

4.	to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Notes, in that order, any Unpaid Interest Shortfall Amount for such Payment Date and such class;

5.

to the Class A Notes, on a pro rata basis based on their respective entitlements, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Notes, in that order, any Net WAC Cap Rate Carryover Amount for such Payment Date and such class; and

6.	to the Certificates, as specified in the Trust Agreement.

Payments of Principal

On each Payment Date, the Class S Principal Payment Amount will be distributed to the holders of the Class S Certificates, until their Class Certificate Balance has been reduced to zero. On each Payment Date, the Available Principal Payment Amount will be distributed as principal funds in the following order of priority:

(A)	For each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect:
1.	concurrently, on a pro rata basis by aggregate Note Principal Balance, the Available Principal Payment Amount for such Payment Date

(i)	to the Class A-1 Notes, until the Note Principal Balance thereof is reduced to zero; and

(ii)	sequentially, to the Class A-2A Notes and Class A-2B Notes, in that order, until their respective Note Principal Balances are reduced to zero; and

2.

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Notes, in that order, the Available Principal Payment Amount, in each case until the Note Principal Balance of each such class has been reduced to zero.

(B)	For each Payment Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

1.	to the Class A Notes, the Class A Principal Payment Amount, for such Payment Date, allocated concurrently, on a pro rata basis by aggregate Note Principal Balance:

(i)	to the Class A-1 Notes, until the Note Principal Balance thereof is reduced to zero; and

(ii)	sequentially, to the Class A-2A Notes and Class A-2B Notes, in that order, until their respective Note Principal Balances are reduced to zero;

2.	to the Class M-1 Notes, the Class M-1 Principal Payment Amount for such Payment Date, until the Note Principal Balance thereof is reduced to zero;

3.	to the Class M-2 Notes, the Class M-2 Principal Payment Amount for such Payment Date, until the Note Principal Balance thereof is reduced to zero;

4.	to the Class M-3 Notes, the Class M-3 Principal Payment Amount for such Payment Date, until the Class Note Principal Balance thereof is reduced to zero;

5.	to the Class M-4 Notes, the Class M-4 Principal Payment Amount for such Payment Date, until the Note Principal Balance thereof is reduced to zero;

6.	to the Class M-5 Notes, the Class M-5 Principal Payment Amount for such Payment Date, until the Note Principal Balance thereof is reduced to zero;

7.	to the Class M-6 Notes, the Class M-6 Principal Payment Amount for such Payment Date, until the Note Principal Balance thereof is reduced to zero;

8.	to the Class B-1 Notes, the Class B-1 Principal Payment Amount for such Payment Date, until the Note Principal Balance thereof is reduced to zero;

9.	to the Class B-2 Notes, the Class B-2 Principal Payment Amount for such Payment Date, until the Note Principal Balance thereof is reduced to zero; and

10.	to the Certificates, as specified in the Trust Agreement.

Rapid Amortization Events. A Rapid Amortization Event is any of the following events:

1.

a breach of any representations, warranties or covenants of GSMC in a material manner, with such breach continuing unremedied for a specified period of time following the submission of the applicable written notice(s);

2.	a declaration of bankruptcy or insolvency by any of the trust, the Depositor or the Servicer;

3.	the trust becomes subject to the Investment Company Act of 1940; or

4.	the occurrence of a Rapid Amortization Trigger Event.

If any event described in clause (1) or (4) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the Indenture Trustee, or the Indenture Trustee acting at the direction of the Notes holding notes evidencing more than 51% in Note Principal Balance of the Notes then outstanding, by written notice to the holder of the Class X Certificates, the Depositor, GSMC and the Servicer (and to the Indenture Trustee, if given by the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (2) or (3) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the Indenture Trustee or the noteholders immediately on the occurrence of such event.

Calculation of One-Month LIBOR

On each LIBOR Determination Date, the Indenture Trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period for the Offered Notes.

Allocation of Losses

The Floating Allocation Percentage of Realized Loss Amounts on the HELOCs will be applied on any Payment Date as follows: first, to any available Interest Collection Amount through an increase in the Overcollateralization Amount as provided in clause (3) under “Payments on the Notes – Payments of Interest” above, and second, in reduction of the Overcollateralization Amount until reduced to zero. If on any payment date, as a result of the Realized Loss Amounts, the sum of the aggregate Note Principal Balance of the Notes exceeds the Invested Amount as of the last day of the related Due Period, such excess will be allocated to the Notes in the following order: first, to the Class B-2 Notes, second, to the Class B-1 Notes, third, to the Class M-6 Notes, fourth, to the Class M-5 Notes, fifth, to the Class M-4 Notes, sixth, to the Class M-3 Notes, seventh, to the Class M-2 Notes, eighth, to the Class M-1 Notes, and ninth, the Class A-2B Fraction of any remaining Realized Loss Amounts, to the Class A-2B Notes. Realized Loss Amounts will not be allocated to the Class A-1 Notes and Class A-2A Notes. The Class S Floating Allocation Percentage of Realized Loss Amounts on the HELOCs will be applied on any payment date to the Class S Certificates.

Once Realized Loss Amounts have been allocated to a class of Notes, such amounts with respect to such Notes will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter.

In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed by the Indenture Trustee in accordance with the priorities described under “—Payments of Interest,” in this free writing prospectus. Any Subsequent Recoveries that are received during a Due Period will be included as a part of the Interest Collection Amount for the related payment date.

Termination; Retirement of Notes

The majority holders in the aggregate of the Class X Certificates may, at their option, request the Servicer to purchase the HELOCs on behalf of the majority holders of the Class X Certificates and terminate the trust on any Payment Date when the sum of the Note Principal Balances of the Notes has declined to or below 10% of the sum of the original Note Principal Balances of the Notes. Such purchase of the HELOCs would result in the early retirement of all the notes. If the Depositor or one of its affiliates is a Class X certificateholder exercising this option, it may only do so with at least one other unaffiliated person that holds at least a 10% percentage interest in the Class X Certificates.

The optional purchase price payable upon optional termination will be equal to the lesser of (i) the fair market value of the HELOCs and (ii) the sum of the outstanding principal balance of the HELOCs, and accrued and unpaid interest thereon at the weighted average of the mortgage rates through the day preceding the final Payment Date.

Reports to Noteholders

On each Payment Date the Indenture Trustee will be required to make available to the Depositor and each holder of an Offered Note a payment report, based solely on information provided to the Indenture Trustee by the Servicer, containing information, including, without limitation, the amount of the payment on such Payment Date, the amount of such payment allocable to principal and allocable to interest and the aggregate outstanding principal balance of each class as of such Payment Date, the amount of draws on the HELOCs and such other information as required by the Sale and Servicing Agreement.

The Indenture Trustee will provide the monthly payment report via the Indenture Trustee’s internet website. The Indenture Trustee’s website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Indenture Trustee’s investor relations desk at 1-800-735-7777. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The Indenture Trustee will have the right to change the way the monthly statements to noteholders are distributed in order to make such payment more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee will not be liable for the dissemination of information in accordance with the Sale and Servicing Agreement agreement.

The Indenture Trustee will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly payment report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

INDENTURE

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this free writing prospectus by reference.

General

The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement and the Sale and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Notes, except if the fifteenth day falls on a Saturday, a Sunday or a Holiday, it can be filed on the following business day.

The Issuer

The Issuer is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the assets of the trust and proceeds therefrom, (ii) issuing the notes, (iii) making payments on the notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Issuer is not expected to have any significant assets other than the HELOCs pledged to the Indenture Trustee as collateral to secure the Notes. The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee.

The Owner Trustee

Wilmington Trust Company will be the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

As compensation for its duties under the Trust Agreement, the Owner Trustee will be paid a fee as agreed upon by the Owner Trustee and GSMC pursuant to a separate agreement, which amounts will be paid by GSMC. The Trust Agreement will provide that the Owner Trustee and any director, officer, employee or agent of the Owner Trustee will be entitled to recover from the Payment Account all reasonable out-of pocket expenses, disbursements and expenses of the Owner Trustee, in connection with any event of default, any breach of the Trust Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Owner Trustee (including the reasonable compensation and disbursements of its counsel), other than any such expense or disbursement as may arise from its gross negligence or intentional misconduct or which is the responsibility of the noteholders.

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee’s own misconduct, gross negligence, bad faith or gross negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

The Indenture Trustee

Deutsche Bank National Trust Company (“Deutsche Bank”) is a national banking association. Deutsche Bank’s corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration – GS05L1 or at such other address as the Indenture Trustee may designate from time to time.

Deutsche Bank may resign at any time, in which event the Depositor will be obligated to appoint a successor Indenture Trustee. The Depositor may also remove Deutsche Bank if it ceases to be eligible to continue as such under the Indenture, if it becomes incapable of acting, if it becomes insolvent, or if a receiver or public officer takes charge of Deutsche Bank or its property, or if the credit rating of Deutsche Bank falls below certain levels. Upon such resignation or removal of Deutsche Bank, the Depositor will be entitled to appoint a successor Indenture Trustee. Deutsche Bank may also be removed at any time by the holders of Notes evidencing ownership of not less than 51% of the aggregate Note Principal Balances of the Notes. Any such resignation or removal of Deutsche Bank and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

As compensation for its activities as the Indenture Trustee, the Indenture Trustee will be entitled with respect to each HELOC to the Indenture Trustee fee, which will be remitted to the Indenture Trustee monthly by the Servicer from amounts on deposit in the collection account. The Indenture Trustee fee will be an amount equal to one-twelfth of the Indenture Trustee fee rate for each HELOC on the Stated Principal Balance of such HELOC. The Indenture Trustee fee rate with respect to each HELOC will be a rate per annum of 0.01% or less. In addition to the Indenture Trustee fee, the Indenture Trustee will be entitled to the benefit of earnings on deposits in the Payment Account.

The Payment Account

The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee, for the benefit of the noteholders, an account (the “Payment Account”), into which on the Business Day prior to each Payment Date it will deposit all amounts transferred to it by the Servicer from the Collection Account and all proceeds of any HELOCs and related REO Properties transferred in connection with the optional termination of the Trust. All amounts deposited to the Payment Account shall be held in the name of the Indenture Trustee in trust for the benefit of the noteholders in accordance with the terms and provisions of the Indenture. The amount at any time credited to the Payment Account may be invested in the name of the Indenture Trustee for the benefit of the Indenture Trustee, in permitted investments selected by the Indenture Trustee, as set forth in the Indenture.

On each payment date, the Indenture Trustee will withdraw the Principal Collection Amount and Interest Collection Amount from the Payment Account and make payments to the noteholders in accordance with the provisions set forth under “Description of the Notes—Payments on the Notes.” The Indenture Trustee shall be entitled to any earnings on any amounts on deposit in the Payment Account as compensation for its duties under the Sale and Servicing Agreement and the Indenture.

Rights Upon Event of Default

If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee, at the written direction of the noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding, may declare the related class or classes of Notes to be immediately due and payable, and upon any such declaration the unpaid Note Principal Balance of the class or classes of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Such declaration may, under certain circumstances as described in the Indenture, be rescinded and annulled by the noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

If, following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Notes have been declared to be due and payable, the Indenture Trustee may elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration, as described in the Indenture. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (A) the Indenture Trustee receives the consent of the holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding, (B) it is determined that the proceeds of such sale or liquidation distributable to the holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) it is determined that the HELOCs will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable.

If, following an Event of Default, in accordance with above paragraph, the Indenture Trustee sells or causes to be sold the assets included in the Trust, proceeds from the sale of such assets will be applied as provided in the Indenture.

Unless an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the noteholders, unless such noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Limitation on Suits

To the extent set forth in the Indenture, no noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) noteholders representing not less than 25% of the aggregate Note Principal Balance of the Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee, on behalf of the noteholder; (3) such noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding

PREPAYMENT AND YIELD CONSIDERATIONS

General

The yields to maturity of the Offered Notes will be sensitive in varying degrees to defaults on the HELOCs. If a purchaser of an Offered Note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the HELOCs.

The rate of defaults on the HELOCs will also affect the rate and timing of principal payments on the HELOCs. In general, defaults on HELOCs are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the HELOCs will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

The weighted average life of, and the yield to maturity on, each class of Notes generally will be directly related to the rate of payment of principal, including prepayments, of the HELOCs. The actual rate of principal prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of HELOCs at any time because of specific factors relating to the HELOCs in the particular pool, including, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the HELOCs the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The weighted average life and yield to maturity of each class of Offered Notes will also be influenced by the amount of excess cashflow generated by the HELOCs and applied in reduction of the Note Principal Balances of the Notes. The level of excess cashflow available on any payment date to be applied in reduction of the Note Principal Balances of the Offered Notes will be influenced by, among other factors,

•

the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the HELOCs is accruing on a higher Stated Principal Balance than the Note Principal Balance of the Offered Notes;

•	the delinquency and default experience of the HELOCs; and
•

the provisions of the Trust Agreement that permit principal collections to be distributed to the Class X Certificates and the Residual Certificates in each case as provided in the Trust Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of excess cashflow are distributed in reduction of the Note Principal Balance of a class of Offered Notes, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of excess cashflow to be distributed at any time or in the aggregate.

We refer you to “Description of the Notes — Payments on the Notes” in this free writing prospectus.

The yields to maturity of the Offered Notes will be progressively more sensitive to the rate, timing and severity of the Realized Loss Amounts on the HELOCs. If a Realized Loss Amount is allocated to a class of the Offered Notes, that class will thereafter accrue interest on a reduced Note Principal Balance.

Prepayments and Defaults

The rate and timing of defaults on the HELOCs will affect the rate and timing of principal payments on the HELOCs and thus the yield on the Offered Notes. There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first-lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-

value ratios or low junior lien ratios. See “Risk Factors” in this free writing prospectus. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to noteholders, the noteholders will bear all risk of such losses resulting from default by mortgagors. The effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the Notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the actual yield to maturity on the Offered Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

The rate of payments (including prepayments) on pools of HELOCs is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Offered Notes will be able to reinvest the payments thereon at yields equaling or exceeding the yields on the Offered Notes. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Offered Notes. If prevailing mortgage rates fall significantly below the mortgage rates on the HELOCs, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the HELOCs, the rate of prepayment on the HELOCs would be expected to decrease. Other factors affecting prepayment of HELOCs include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, servicing decisions, seasonal purchasing and payment habits of borrowers. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of HELOCs, repurchases of HELOCs upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the HELOCs. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the Notes. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

Although all of the mortgage rates on the HELOCs are subject to adjustment, the mortgage rates on the HELOCs adjust based on the Prime Rate, while the Offered Notes adjust based on One-Month LIBOR. Changes in One-Month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. It is possible that an increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Notes. Any Net WAC Cap Rate Carryover Amount allocated to the Offered Notes will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any Net WAC Cap Rate Carryover Amount may remain unpaid on the final Payment Date for the Offered Notes.

There can be no assurance as to the rate of principal payments and Draws on the HELOCs. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

Generally, HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the HELOCs may be much more volatile than for typical first-lien mortgage loans. See “Risk Factors” in this free writing prospectus.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the noteholder of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Notes will be influenced by, among other things, the rate of principal payments and draws on the HELOCs.

The prepayment model used in this free writing prospectus for the HELOCs is a Constant Prepayment Rate (“CPR”). No representation is made that the HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the HELOCs drawn each month is drawn at a specified annual rate, referred to as the Constant Draw Rate in this free writing prospectus. This rate is converted to a constant monthly rate. To assume a ☐% Constant Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that draws will be made on the HELOCs at that or any other rate.

The table set forth below is based on the CPR and optional redemption assumptions as indicated in the table below. For the following table, it was assumed that the HELOCs have been aggregated into eleven pools with the following characteristics:

Loan Number	Current Balance ($)	Gross Rate (%)	Aggregate Fees (%)	Maximum Credit Limit ($)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)
1
2
3
4
5

Loan Number	Remaining Draw Period (in months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Months between Rate Adjustment	Months to Next Rate Adjustment	Index
1
2
3
4
5

In addition, in creating the tables below the following assumptions were made:

payments are made in accordance with the description set forth under “Description of the Notes,”

payments on the Notes will be made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in January 2006,

no extension past the scheduled maturity date of a HELOC is made,

no delinquencies or defaults occur,

the HELOCs pay on the basis of a 30-day month and a 360-day year,

no Rapid Amortization Event occurs,

no Overcollateralization Trigger Event occurs;

the Closing Date is December 29, 2005,

the prime rate index with respect to the HELOCs remains constant at [____]%, and One-Month LIBOR remains constant at [ ]%,

there are no initial or subsequent periodic rate caps;

the Constant Draw Rate is ☐; and

the balance of the Class S Certificates is equal to zero.

The actual characteristics and performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that all of the HELOCs will prepay and that the HELOCs will experience Draws at a constant rate until maturity or that all of the HELOCs will prepay or that the HELOCs will experience Draws at the same rate.

Moreover, the diverse remaining terms to stated maturity and current loan rates of the HELOCs could produce slower or faster principal payments than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or actual prepayment experience, will affect the percentages of initial stated principal balance outstanding over time and the weighted average life of the Offered Notes.

Subject to the foregoing discussion and assumptions, the following table indicates the weighted average lives of the Offered Notes and sets forth the percentages of the initial stated principal balances of the Offered Notes that would be outstanding after each of the payment dates shown at various percentages of the CPR and Constant Draw Rates.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class A-1 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2007
January 25, 2008
January 25, 2009
January 25, 2010
January 25, 2011
January 25, 2012
January 25, 2013
January 25, 2014
January 25, 2015
January 25, 2016
January 25, 2017
January 25, 2018
January 25, 2019
January 25, 2020
January 25, 2021
January 25, 2022
January 25, 2023
January 25, 2024
January 25, 2025
January 25, 2026
January 25, 2027
Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

________________

*	Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class A-2A Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2007
January 25, 2008
January 25, 2009
January 25, 2010
January 25, 2011
January 25, 2012
January 25, 2013
January 25, 2014
January 25, 2015
January 25, 2016
January 25, 2017
January 25, 2018
January 25, 2019
January 25, 2020
January 25, 2021
January 25, 2022
January 25, 2023
January 25, 2024
January 25, 2025
January 25, 2026
January 25, 2027
Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

________________

*	Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class A-2B Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2007
January 25, 2008
January 25, 2009
January 25, 2010
January 25, 2011
January 25, 2012
January 25, 2013
January 25, 2014
January 25, 2015
January 25, 2016
January 25, 2017
January 25, 2018
January 25, 2019
January 25, 2020
January 25, 2021
January 25, 2022
January 25, 2023
January 25, 2024
January 25, 2025
January 25, 2026
January 25, 2027
Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

________________

*	Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class M-1 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2007
January 25, 2008
January 25, 2009
January 25, 2010
January 25, 2011
January 25, 2012
January 25, 2013
January 25, 2014
January 25, 2015
January 25, 2016
January 25, 2017
January 25, 2018
January 25, 2019
January 25, 2020
January 25, 2021
January 25, 2022
January 25, 2023
January 25, 2024
January 25, 2025
January 25, 2026
January 25, 2027
Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

________________

*	Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class M-2 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2007
January 25, 2008
January 25, 2009
January 25, 2010
January 25, 2011
January 25, 2012
January 25, 2013
January 25, 2014
January 25, 2015
January 25, 2016
January 25, 2017
January 25, 2018
January 25, 2019
January 25, 2020
January 25, 2021
January 25, 2022
January 25, 2023
January 25, 2024
January 25, 2025
January 25, 2026
January 25, 2027
Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

________________

*	Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class M-3 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2007
January 25, 2008
January 25, 2009
January 25, 2010
January 25, 2011
January 25, 2012
January 25, 2013
January 25, 2014
January 25, 2015
January 25, 2016
January 25, 2017
January 25, 2018
January 25, 2019
January 25, 2020
January 25, 2021
January 25, 2022
January 25, 2023
January 25, 2024
January 25, 2025
January 25, 2026
January 25, 2027
Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

________________

*	Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class M-4 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2007
January 25, 2008
January 25, 2009
January 25, 2010
January 25, 2011
January 25, 2012
January 25, 2013
January 25, 2014
January 25, 2015
January 25, 2016
January 25, 2017
January 25, 2018
January 25, 2019
January 25, 2020
January 25, 2021
January 25, 2022
January 25, 2023
January 25, 2024
January 25, 2025
January 25, 2026
January 25, 2027
Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

________________

*	Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class M-5 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2007
January 25, 2008
January 25, 2009
January 25, 2010
January 25, 2011
January 25, 2012
January 25, 2013
January 25, 2014
January 25, 2015
January 25, 2016
January 25, 2017
January 25, 2018
January 25, 2019
January 25, 2020
January 25, 2021
January 25, 2022
January 25, 2023
January 25, 2024
January 25, 2025
January 25, 2026
January 25, 2027
Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

________________

*	Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class M-6 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2007
January 25, 2008
January 25, 2009
January 25, 2010
January 25, 2011
January 25, 2012
January 25, 2013
January 25, 2014
January 25, 2015
January 25, 2016
January 25, 2017
January 25, 2018
January 25, 2019
January 25, 2020
January 25, 2021
January 25, 2022
January 25, 2023
January 25, 2024
January 25, 2025
January 25, 2026
January 25, 2027
Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

________________

*	Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class B-1 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
January 25, 2007
January 25, 2008
January 25, 2009
January 25, 2010
January 25, 2011
January 25, 2012
January 25, 2013
January 25, 2014
January 25, 2015
January 25, 2016
January 25, 2017
January 25, 2018
January 25, 2019
January 25, 2020
January 25, 2021
January 25, 2022
January 25, 2023
January 25, 2024
January 25, 2025
January 25, 2026
January 25, 2027
Weighted Average Life (in years)(1)
Weighted Average Life (in years)(1)(2)

________________

*	Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the reserve fund) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes. Upon the issuance of the Offered Notes, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Indenture, for federal income tax purposes, each REMIC elected by the trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

For federal income tax purposes, (i) the Residual Certificates will each represent the sole class of “residual interests” in the related REMIC elected by the trust and (ii) the Notes (exclusive of any right of the holder of any Offered Notes and Class B-2 Notes to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount) and the Class X Certificates will represent the “regular interests” in, and be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Considerations” in the prospectus.

For federal income tax purposes, a beneficial owner of an Offered Note will be treated as owning both an undivided interest in a REMIC regular interest and the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount. The treatment of amounts received by a holder of an Offered Note under such holder’s right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of an Offered Note must allocate its purchase price for the Offered Note between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust intends to treat payments made to the holders of the Offered Notes in respect of the Net WAC Cap Rate Carryover Amount as includible in income based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The original issue discount (“OID”) regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount may have more than a de minimis value. Under the REMIC regulations, the trust is required to account for the REMIC regular interest and the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount as discrete property rights. It is possible that the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount could be treated as a partnership among the holders of the Offered Notes and the Class X Certificates, in which case holders of such Notes potentially would be subject to different timing of income and foreign holders of such Notes could be subject to withholding in respect of payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount. Holders of the Offered Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Notes. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Notes will be unable to use the integration method provided for under such regulations with respect to those Notes. If the trust’s treatment of payments of the Net WAC Cap Rate Carryover Amount is respected, ownership of the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount will entitle the owner to amortize the separate price paid for such right under the Notional Principal Contract Regulations.

Upon the sale of an Offered Note, the amount of the sale allocated to the selling holder’s right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Note. A holder of an Offered Note will have gain or loss from such a termination of the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount. Gain or loss realized upon the termination of the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

For federal income tax reporting purposes, [the Offered Notes may be treated as having been issued with original issue discount.] The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the HELOCs will prepay at the applicable CPR. No representation is made that the HELOCs will prepay at such rate or at any other rate. See “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus.

Certain of the Offered Notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an Offered Note will be treated as holding such Offered Note with amortizable bond premium will depend on such noteholder’s purchase price and the payments remaining to be made on such Note at the time of its acquisition by such noteholder. Holders of such Notes should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus.

With respect to the Offered Notes, this paragraph is relevant to such Notes exclusive of the rights of the holders of the Offered Notes to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount. The Offered Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the trust would be so treated. In addition, interest on the Offered Notes will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Notes are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. The Offered Notes will also be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. However, the right of each Offered Note to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected under the Indenture, such tax will be borne (i) by the Indenture Trustee, if the Indenture Trustee has breached its obligations with respect to REMIC compliance under the Indenture and (ii) otherwise by the trust, with a resulting reduction in amounts otherwise payable to the holders of the Notes.

The Indenture Trustee shall be responsible for filing annual federal information returns and other tax-related reports.

For further information regarding the federal income tax consequences of investing in the Offered Notes, see “Material Federal Income Tax Considerations” in the prospectus.

STATE AND LOCAL TAXES

None of the Depositor, the Servicer or the Indenture Trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the Offered Notes under the tax laws of any state or other jurisdiction. Investors considering an investment in the Offered Notes should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Notes.

ERISA CONSIDERATIONS

[Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (“ERISA Plans”) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (referred to in this free writing prospectus as Tax Favored Plans). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively referred to in this free writing prospectus as Plans) and persons who have certain specified relationships to such Plans (so-called “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the offered notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases an offered note, if the assets of the Issuer are deemed to be assets of the Plan. Under the DOL Regulations, generally, when a Plan makes an investment in an equity interest in another entity (such as the Issuer), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan’s assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the prospectus, which exemptions are not expected to apply to the offered notes. Under the DOL Regulations, the term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

Although it is not free from doubt, the Issuer anticipates that, as of the date hereof, the Offered Notes should be treated as indebtedness without significant equity features for the purposes of the DOL Regulations as of the date hereof.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL Regulations, a Plan’s investment in the Offered Notes may cause the HELOCs and other assets of the trust estate to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect thereto. The Issuer, the Depositor, the underwriter, the Indenture Trustee, any other provider of credit support, a holder of the Certificates or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Therefore, the acquisition or holding of the Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

Because the Issuer, the Depositor, the underwriter, the Indenture Trustee, any other provider of credit support, a holder of the Certificates or any of their affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the HELOCs and other assets of the trust estate were deemed to include Plan Assets, prior to making an investment in the Offered Notes, prospective Plan investors should determine whether the Issuer, the Depositor, the underwriter, the Indenture Trustee, any other provider of credit support, a holder of the Certificates or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the prospectus. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the Offered Notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Offered Notes by an insurance company general account, Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for certain transactions involving an insurance company general account.

As mentioned above, although it is not free from doubt, the Issuer anticipates that the Offered Notes should be treated as indebtedness without substantial equity features for the purposes of the DOL Regulations as of the date hereof. In addition, although it is not free from doubt, the Issuer believes that, so long as the Offered Notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, a subsequent transferee of the Offered Notes or any interest therein who is a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any Offered Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the Offered Notes are rated at least investment grade, (ii) such transferee believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Offered Notes and (iii) the acquisition and holding of the Offered Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the Offered Notes, a prospective transferee of the Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the Indenture Trustee an opinion of counsel satisfactory to the Indenture Trustee and for the benefit of the Indenture Trustee, the Issuer and the Depositor, which opinion will not be at the expense of the Trust, the Issuer, the Depositor or the Indenture Trustee, that the purchase, holding and transfer of the Offered Notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, the Issuer, the Indenture Trustee or the Depositor, to any obligation in addition to those undertaken in the Sales and Servicing Agreement, the Trust Agreement and the Indenture.

Any prospective Plan investor considering whether to invest in the Offered Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase Offered Notes on behalf of a Plan.

The sale of any of the Offered Notes to a Plan is in no respect a representation by the Depositor or the underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.]

LEGAL INVESTMENT

The Offered Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, and as a result, the appropriate characterization of the Offered Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Notes, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Notes for legal investment, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Notes under applicable legal investment restrictions. The uncertainties described above and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Notes may adversely affect the liquidity of the Offered Notes.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Notes will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the notes and certain federal income tax matters will be passed upon for the Depositor and the underwriter by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

In order to be issued, the Offered Notes must be assigned ratings not lower than the following by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Moody’s Investors Service, Inc. (“Moody’s”):

Class	S&P	Moody’s
A	AAA	Aaa
M-1	AA+	Aa2
M-2	A+	A2
M-3	A	A3
M-4	A-	Baa1
M-5	BBB+	Baa2
M-6	BBB	Baa3
B-1	BBB-	Ba1

A securities rating addresses the likelihood of the receipt by a noteholder of payments on the HELOCs to which they are entitled to by the final Payment Date. The rating takes into consideration the characteristics of the HELOCs and the structural, legal and tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the HELOCs, the payment of the Net WAC Cap Rate Carryover Amount or the possibility that a holder of an Offered Note might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041, and Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Notes by S&P or Moody’s are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Notes.

GLOSSARY OF TERMS

The following terms have the meanings given below when used in this free writing prospectus.

“Accrued Interest” means, for each class of Offered Notes on any Payment Date, the amount of interest accrued during the related Interest Accrual Period on the related Note Principal Balance immediately prior to such Payment Date at the related Note Interest Rate, as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute, as described in “Description of the Notes—Payments of Interest and Principal” in this free writing prospectus.

“Available Principal Payment Amount” means, with respect to the Notes and any payment date, the sum of:

(i) the greater of (A) zero and (B)

(1) with respect to any payment date during the Managed Amortization Period and if the Seller's Pro Rata Test is not met, the Principal Collection Amount less (a) the aggregate Draws for such payment date and (b) the aggregate Certificate Principal Balance of the Class S Certificates immediately prior to that payment date;

(2) with respect to any payment date during the Managed Amortization Period and if the Seller's Certificate Pro Rata Test is met, the Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related payment date; and

(3) with respect to any payment date during the Rapid Amortization Period, the Floating Allocation Percentage of the Principal Collection Amount; and

(ii) the Overcollateralization Increase Amount for that payment date,

minus

(iii) the Overcollateralization Reduction Amount for that payment date; and

(iv) the servicing fees and trust fund expenses, to the extent not already covered by a reduction to the Interest Collection Amount.

“Certificate Principal Balance” with respect to the Class S Certificates shall equal the amount by which on any payment date Draws exceed the Principal Collection Amount, minus (i) all amounts in respect of principal distributed to the Class S Certificates on previous Payment Dates and (ii) any Realized Loss Amounts allocated to such class on previous Payment Dates.

“Certificates” means the Class X, Class S and Class R Certificates.

“Charged-Off HELOC” means any HELOC that is more than 180 days (or, earlier, in accordance with the Servicer’s servicing practices) past due.

“Class A Notes” means any of the Class A-1, Class A-2A and Class A-2B Notes.

“Class A Principal Payment Amount” with respect to any Payment Date is the lesser of (I) the Available Principal Payment Amount for such Payment Date and (II) an amount equal to the excess (if any) of (A) the aggregate Note Principal Balance of the Class A Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 58.60% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

“Class A-2B Fraction” with respect to the Realized Loss Amounts is a fraction equal to (x) the aggregate Note Principal Balance of the Class A-2A Notes and Class A-2B Notes over (y) the aggregate Note Principal Balance of the Class A Notes.

“Class B Notes” means any of the Class B-1 Notes and Class B-2 Notes.

“Class B-1 Principal Payment Amount” with respect to any Payment Date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Payment Amount for that Payment Date) and (2) the Note Principal Balance of the Class B-1 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 94.00% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

“Class B-2 Principal Payment Amount” with respect to any Payment Date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Notes (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Principal Payment Amount for that Payment Date) and (2) the Note Principal Balance of the Class B-2 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 96.00% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

“Class M Notes” means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes.

“Class M-1 Principal Payment Amount” with respect to any Payment Date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount for that Payment Date) and (2) the Note Principal Balance of the Class M-1 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 71.50% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

“Class M-2 Principal Payment Amount” with respect to any Payment Date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount and Class M-1 Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A Notes and Class M-1 Notes (after taking into account the payment of the Class A Principal Payment Amount and Class M-1 Principal Payment Amount for that Payment Date) and (2) the Note Principal Balance of the Class M-2 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 81.90% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

“Class M-3 Principal Payment Amount” with respect to any Payment Date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1 and Class M-2, Principal

Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A, Class M-1 and Class M-2 Notes (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Payment Amount for that Payment Date) and (2) the Note Principal Balance of the Class M-3 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 84.90% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

“Class M-4 Principal Payment Amount” with respect to any Payment Date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A, Class M-1, Class M-2 and Class M-3 Notes (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Payment Amount for that Payment Date) and (2) the Note Principal Balance of the Class M-4 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 87.80% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

“Class M-5 Principal Payment Amount” with respect to any Payment Date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Payment Amount for that Payment Date) and (2) the Note Principal Balance of the Class M-5 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 90.10% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

“Class M-6 Principal Payment Amount” with respect to any Payment Date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Payment Amount for that Payment Date) and (2) the Note Principal Balance of the Class M-6 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 92.30% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

“Class S Floating Allocation Percentage” means with respect to any Payment Date 100% minus the Floating Allocation Percentage.

“Class S Principal Payment Amount” means, with respect to the Class S Certificates, the sum of : (i) with respect to any Payment Date during the Managed Amortization Period and if the Seller’s Certificate Pro Rata Tests is not met, the lesser of (a) the Certificate Principal Balance of the Class S Certificates immediately prior to such payment date and (b) the Principal Collection Amount less the aggregate Draws for the related Payment Date, (ii) with respect to any Payment Date during the Managed Amortization Period and if the Seller’s Certificate Pro Rata Tests is met, the Class S Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related Payment Date, and (iii) with respect to any Payment Date during the Rapid Amortization Period, the Class S Floating Allocation Percentage of the Principal Collection Amount.

“Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

“Determination Date” means, for each Payment Date, the 18th of the month in which such Payment Date occurs, or, if that day is not a business day, the immediately preceding business day.

“Due Period” with respect to any Payment Date (other than the first Payment Date) and the HELOCs, the period beginning on the 11th day of the calendar month immediately preceding the month in which such payment date occurs and ending on the 10th day of the month in which such payment date occurs, and with respect to the first

Payment Date, the period beginning on, with respect to $375,882,076 of the HELOCs, November 30, 2005, and with respect to $371,250,522 of the HELOCs, December 17, 2005, and ending on January 10, 2006.

“Constant Draw Rate” means a constant rate of additional balances drawn on the HELOCs.

“CPR” means a constant rate of prepayment on the HELOCs.

“Cumulative Realized Loss Percentage” with respect to the Notes and any Payment Date is equal to the percentage obtained by dividing (x) the aggregate Realized Loss Amounts on the HELOCs incurred since the Cut-off Date through the end of the related Due Period, minus the principal portion of any amounts received in respect of the HELOCs following the charge-off, by (y) the aggregate Stated Principal Balance of the HELOCs as of the Cut-off Date.

“Current Specified Enhancement Percentage” with respect to any Payment Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Note Principal Balance of the Class M Notes and Class B Notes and (ii) the Overcollateralization Amount, in each case prior to the payment of the Available Principal Payment Amount on such Payment Date, by (y) the Invested Amount as of the end of the related Due Period.

“Cut-off Date” means December 1, 2005.

“Draw” with respect to any HELOC, an additional borrowing by the related mortgagor subsequent to the Cut-off Date in accordance with the related mortgage note.

“Draw Period” with respect to any HELOC, the period during which the related mortgagor is permitted to make Draws.

“Excess Overcollateralization Amount” with respect to HELOCs and any Payment Date, the excess, if any, of the Overcollateralization Amount on that payment date over the Overcollateralization Target Amount.

“Expense Adjusted Mortgage Rate” with respect to any HELOC or REO Property is the then applicable interest rate thereon less the Expense Fee Rate.

“Expense Fee Rate” means, with respect to any HELOC or REO Property, a per annum rate equal to the sum of the servicing fee rate and the Indenture Trustee fee rate. The Expense Fee Rate is not expected to exceed 0.5037%.

“Fitch” means Fitch, Inc.

“Floating Allocation Percentage” with respect to any Payment Date, the percentage equivalent of a fraction with a numerator of the Invested Amount at the end of the previous related Due Period (in the case of the first Payment Date, the Invested Amount as of the Closing Date) and a denominator equal to the aggregate Stated Principal Balance of the HELOCs at the end of the previous Due Period (in the case of the first Payment Date, the Closing Date), provided such percentage shall not be greater than 100%.

“Formula Rate” with respect to any class of Notes, a per annum rate equal to One-Month LIBOR plus the applicable fixed margin.

“GSMC” means Goldman Sachs Mortgage Company, a New York limited partnership.

“Insurance Proceeds” means, with respect to each HELOC, proceeds of insurance policies insuring the HELOC or the related mortgaged property.

“Interest Accrual Period” means, for any Payment Date, with respect to the Notes, the period commencing on the immediately preceding Payment Date (or, for the initial Payment Date, the closing date) and ending on the day immediately preceding the current Payment Date.

“Interest Collection Amount” with respect to each Payment Date, an amount equal to the amount received by the Servicer and consisting of interest collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the Sale and Servicing Agreement, together with the interest portion of any repurchase price relating to any repurchased HELOCs and the interest portion of any substitution adjustment amount paid during the related Due Period and any Subsequent Recoveries on HELOCs that were previously Charged-Off HELOCs, reduced, without duplication, by any trust fund expenses.

“Invested Amount” with respect to any Payment Date, the aggregate Stated Principal Balance of the HELOCs reduced by the aggregate Certificate Principal Balance of the Class S Certificates, if any. The Invested Amount on the Closing Date is $[          ].

“LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted HELOC, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

“Managed Amortization Period” with respect to the Notes is the period beginning on the Cut-off Date and ending on the occurrence of a Rapid Amortization Event.

“MERS Designated Mortgage Loan” means any HELOC for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns has been designated the mortgagee of record and (2) the Indenture Trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

“Moody’s” has the meaning set forth in “Ratings” in this free writing prospectus.

“Net WAC Cap Rate” with respect to any Payment Date and any Note, a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates of the HELOCs as of the first day of the Due Period preceding such Payment Date. The Net WAC Cap Rate for each class of Notes will be calculated based on a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

“Net WAC Cap Rate Carryover Amount” with respect to any class of Notes and any Payment Date, the sum of (A) the positive excess of (i) the amount of interest that would have been payable to such class of Notes on such Payment Date if the Note Interest Rate for such class for such Payment Date were calculated at the Formula Rate, over (ii) the amount of interest payable on such class of Notes at the Net WAC Cap Rate for such Payment Date (such excess being the “Basis Risk Shortfall” for such Payment Date) and (B) the Net WAC Cap Rate Carryover Amount for any previous Payment Dates not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such class of Notes for such Payment Date.

“Note Interest Rate” with respect to each class of Offered Notes is the lesser of (a) Formula Rate and (b) the Net WAC Cap Rate.

“Note Principal Balance” with respect to any class of the Offered Notes and any payment date is the original note principal balance of such class as set forth on the cover page of this free writing prospectus or with respect to the Class B-2 Notes approximately $7,333,000, less the sum of (i) all amounts in respect of principal paid to such class on previous Payment Dates and (ii) any Realized Loss Amounts allocated to such class on previous Payment Dates.

“One-Month LIBOR” means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Indenture Trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations

(rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Indenture Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

“Original Sale Date” means, with regard to each HELOC, the date on which GSMC acquired such HELOC from GreenPoint.

“Overcollateralization Amount” with respect to (i) any Payment Date from January 2006 to and including June 2006, approximately zero and (ii) any Payment Date after June 2006, the amount, if any, by which the Invested Amount exceeds the aggregate Note Principal Balance of the Notes as of such Payment Date after giving effect to payments to be made on such Payment Date.

“Overcollateralization Floor” means, with respect to the Notes, 0.50% of the Invested Amount as of the Cut-Off Date.

“Overcollateralization Increase Amount” with respect to any Payment Date is the amount payable to the Notes as provided in clause (3) under “Payments on the Notes — Payments of Interest” in this free writing prospectus.

“Overcollateralization Reduction Amount” means, with respect to the Notes and any Payment Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other payments to be made on that Payment Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Payment Date and (ii) the Available Principal Payment Amount for that Payment Date (without giving effect to the Overcollateralization Reduction Amount).

“Overcollateralization Target Amount” with respect to any Payment Date (a) prior to the Stepdown Date, an amount equal to 2.00% (or 2.50% if the Overcollateralization Trigger Event is in effect) of the Invested Amount as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) an amount equal to 0.50% of the Invested Amount as of the Cut-off Date and (ii) approximately 4.00% of the then current Invested Amount as of the last day of the related Due Period, or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date.

“Overcollateralization Trigger Event” is met with respect to any Payment Date prior to the Stepdown Date if the balance of the Class S Certificates is greater than 1.00% of the aggregate Stated Principal Balance of the HELOCs.

“Payment Date” means the 25th of each month or, if that day is not a business day, the immediately succeeding business day.

“Prepayment Assumption” means a specified CPR and a Constant Draw Rate of [	]%.

“Principal Collection Amount” with respect to each Payment Date, an amount equal to the amount received by the Servicer and consisting of amounts collected during the related Due Period on the HELOCs and allocated to principal in accordance with the terms of the Sale and Servicing Agreement, together with the principal portion of any repurchase price relating to any repurchased HELOCs and substitution adjustment amount paid during the related Due Period.

“Rapid Amortization Event” means any of the events described in “Description of the Notes — Payments on the Notes” in this free writing prospectus.

“Rapid Amortization Trigger Event” is in effect with respect to the Notes and any Payment Date if the cumulative amount of Realized Loss Amounts (net of Subsequent Recoveries) incurred on the HELOCs from the Cut-off Date through the end of the Due Period immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the HELOCs as of the Cut-off Date:

January 2008 to December 2008	1.35% for the first month, plus an additional 1/12th of 1.90% for each month thereafter
January 2009 to December 2009	3.25% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
January 2010 to December 2010	4.75% for the first month, plus an additional 1/12th of 1.25% for each month thereafter
January 2011 to December 2011	6.00% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
January 2012 to December 2012	6.75% for the first month, plus an additional 1/12th of 0.90% for each month thereafter
January 2013 and thereafter	7.65%

“Realized Loss Amount” with respect to any Charged-Off HELOC, the amount of the Stated Principal Balance of such HELOC that has been written down.

“Recoveries” means, with respect to a Charged-Off HELOC, the proceeds received by the Servicer in connection with such Charged-Off HELOC.

“Reference Banks” means leading banks selected by the Indenture Trustee (after consultation with the Depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state law.

“Relief Act Shortfall” with respect to any payment date and any HELOC is any reduction in the amount of interest collectible on such HELOC for the most recently ended Due Period as a result of the application of the Relief Act.

“REO Property“ means a mortgaged property acquired by the Servicer on behalf of the trust fund through foreclosure or deed-in-lieu of foreclosure.

“Residual Certificates” means the Class S, Class R-1, Class R-2 and Class R-3 Certificates.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of December 29, among the Depositor, the Issuer, the Indenture Trustee, the Servicer and GSMC.

“S&P” has the meaning set forth in “Ratings” in this free writing prospectus.

“Seller’s Certificate Pro Rata Test” is met with respect to any Payment Date during the Managed Amortization Period if the Certificate Principal Balance of the Class S Certificates is greater than 3.00% of the aggregate Stated Principal Balance of the HELOCs.

“60 Day Plus Delinquency Percentage” with respect to any Payment Date is the arithmetic average for each of the three successive Payment Dates ending with the applicable Payment Date of the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the HELOCs that are 60 or more days delinquent in the payment of principal or interest for the relevant Payment Date, including HELOCs in foreclosure, REO Property and HELOCs with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal Balance of all of the HELOCs immediately preceding the relevant Payment Date.

“Stated Principal Balance” with respect to any HELOC and any Payment Date, the principal balance of the HELOC as of the Cut-Off Date, plus the aggregate amount of all Draws conveyed to the trust in respect of such HELOC minus all collections credited against the principal balance of such HELOC in accordance with the related mortgage note and minus all prior related Realized Loss Amounts. The Stated Principal Balance of any Charged-Off HELOC is zero.

”Stepdown Date” means the later to occur of (x) the payment date occurring in January 2009 and (y) the first Payment Date for which the Current Specified Enhancement Percentage is greater than or equal to approximately 41.40%.

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to HELOCs that have been previously liquidated and that resulted in a Realized Loss Amount.

“Substitute HELOC” means a HELOC substituted by GreenPoint within 120 days of the Original Sale Date for a HELOC that is in breach of GreenPoint’s representations and warranties regarding the applicable HELOC, which must, on the date of such substitution, (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the HELOC in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the HELOC in breach; (iii) have a remaining term to maturity no greater than (and not more than one year less than that of) the HELOC in breach; (iv) be of the same type as the HELOC in breach and (v) comply with each representation and warranty made by GreenPoint.

“Substitution Adjustment Amount” has the meaning set forth in “Description of the Notes—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

“Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Trigger Event” with respect to any Payment Date is if any of the following tests is not satisfied: (A) the 60 Day Plus Delinquency Percentage is equal to or greater than [ ]% of the Current Specified Enhancement Percentage, (B) for any Payment Date specified below the applicable Cumulative Realized Loss Percentage exceeds the thresholds specified below:

January 2008 to December 2008	1.25% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
January 2009 to December 2009	2.75% for the first month, plus an additional 1/12th of 0.35% for each month thereafter
January 2010 to December 2010	3.10% for the first month, plus an additional 1/12th of 0.35% for each month thereafter
January 2011 to December 2011	3.45% for the first month, plus an additional 1/12th of 0.30% for each month thereafter
January 2012 to December 2012	3.75% for the first month, plus an additional 1/12th of 0.35% for each month thereafter
January 2013 and thereafter	4.10%

“Trust Agreement” means the Trust Agreement, dated as of December ☐, 2005, between the Depositor and the Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement, dated as of December 29, among the Depositor, the Owner Trustee, and the Indenture Trustee.

“Unpaid Interest Amount” means with respect to any class of Notes and (i) the first Payment Date, zero, and (ii) any Payment Date after the first Payment Date, the amount, if any, by which (A) the sum of (1) the Accrued Interest for such class of Notes for the immediately preceding Payment Date and (2) the outstanding Unpaid Interest Amount, if any, for such class of Notes for such preceding Payment Date exceeds (B) the aggregate amount distributed on such class of Notes in respect of interest pursuant to clause (A) above on such preceding Payment Date, plus interest on the amount of the interest due but not paid on such class of Class of Notes on such preceding Payment Date, to the extent permitted by law, at the Note Interest Rate for such class for the related Interest Accrual Period.

ANNEX I

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry note through Clearstream, société anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry note, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.             from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.             from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Offered Note is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.             from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.             from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Note):

(a)    if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)                stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)              certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)             certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)              providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)    if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)                stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)             certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)              providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.             from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Note, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry notes through Clearstream, société anonyme, Euroclear or DTC may be subject to backup withholding unless the holder—

(i)                provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

(ii)	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

(iii)            can be treated as a “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry notes.

You should rely only on the information contained in or incorporated by reference into this free writing prospectus or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this free writing prospectus or the prospectus as of any date other than the date stated on the cover page. We are not offering the securities in any states where it is not permitted.

$726,034,000 (Approximate)(1)

$305,000,000 Class A-1
Variable Rate Note
$205,511,000 Class A-2A
Variable Rate Note
$85,717,000 Class A-2B
Variable Rate Note
$47,302,000 Class M-1
Variable Rate Notes
$38,135,000 Class M-2
Variable Rate Notes
$11,000,000 Class M-3
Variable Rate Notes
$10,634,000 Class M-4
Variable Rate Notes
$8,434,000 Class M-5
Variable Rate Notes
$8,067,000 Class M-6
Variable Rate Notes
$6,234,000 Class B-1
Variable Rate Notes

GS Mortgage Securities Corp. Depositor	GSR Trust 2005-HEL1

FREE WRITING PROSPECTUS
GreenPoint Mortgage Funding, Inc. Servicer

Goldman, Sachs & Co.
__________
(1) Subject to a variance of +/-10%.

SCHEDULE A

STRUCTURAL AND COLLATERAL TERM SHEET

GSR 2005-HEL1 TERM SHEET

IMPORTANT NOTICE REGARDING THE CONDITIONS

FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the “Prospectus”)) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

The registration statement referred to above (including the Prospectus) is incorporated in this free writing prospectus by reference and may be accessed on the following website:

http://sec.gov

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

$726,034,000

(Approximate)

GSR 2005-HEL1

GS Mortgage Securities Corp., Depositor

Mortgage-Backed Notes

Overview of the Offered Notes

Notes	Approximate Principal Balance(1) (4)	Expected Credit Support(7)(8)	Initial Note Interest Rate(5)	Estimated Avg. Life (yrs)(2)	Principal Payment Window(2)(3)	Expected S&P/ Moodys Ratings(6)
A-1	305,000,000	20.70%	LIBOR + [ - ]%	1.40	01/06 - 11/10	AAA/Aaa
A-2A	205,511,000	44.63%	LIBOR + [ - ]%	0.80	01/06 - 10/07	AAA/Aaa
A-2B	85,717,000	20.70%	LIBOR + [ - ]%	2.85	10/07 - 11/10	AAA/Aaa
M-1	47,302,000	14.25%	LIBOR + [ - ]%	4.68	01/10 - 11/10	AA+/Aa2
M-2	38,135,000	9.05%	LIBOR + [ - ]%	4.12	07/09 - 11/10	A+/A2
M-3	11,000,000	7.55%	LIBOR + [ - ]%	3.93	05/09 - 11/10	A/A3
M-4	10,634,000	6.10%	LIBOR + [ - ]%	3.86	04/09 - 11/10	A-/Baa1
M-5	8,434,000	4.95%	LIBOR + [ - ]%	3.82	03/09 - 11/10	BBB+/Baa2
M-6	8,067,000	3.85%	LIBOR + [ - ]%	3.78	03/09 - 11/10	BBB/Baa3
B-1	6,234,000	3.00%	LIBOR + [ - ]%	3.75	02/09 - 11/10	BBB-/Ba1
Total	726,034,000

Non-Offered Notes

Notes	Approximate Principal Balance(1) (4)	Expected Credit Support(7)(8)	Initial Note Interest Rate(5)	Estimated Avg. Life (yrs)(2)	Principal Payment Window(2)(3)	Expected S&P/ Moodys Ratings(6)
B-2	7,333,000	2.00%	LIBOR + [ - ]%	N/A	N/A	N/A

1)

The principal balances of the Notes are calculated using the principal balances of the HELOCs as of the Statistical Calculation Date rolled 1 month at 20% CPR and assuming 2.55% of the collateral is not included.

2)	Assuming payment based on the pricing speeds outlined in “Key Terms – Pricing Prepayment Assumption” and to a 10% Clean-up Call on all Notes.
3)	The last scheduled payment date for the Notes is the Payment Date in November 2030.
4)	The initial aggregate principal balance of the Notes will be subject to an upward or downward variance of no more than approximately 10%.
5)	See the “Structure of the Notes” section of this Term Sheet for more information on the note interest rates of the Notes.
6)

The ratings on the Notes do not constitute statements regarding the likelihood or frequency of prepayments on the HELOCs, the payment of interest on the Notes other than Accrued Note Interest (as described in this term sheet) or the possibility that a holder of a Note might realize a lower than anticipated yield.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

7)

The credit enhancement includes overcollateralization of 2.00% (or 2.50% if the Overcollateralization Trigger is in effect). Overcollateralization builds from an initial level of 0.00% commencing in July 2006.

8)	Class A-2A Notes will have additional credit enhancement, provided by the Class A-2B Notes, due to their payment priority.

Selected Mortgage Pool Data(9)(12)

Aggregate Principal Balance:	$747,132,598	Weighted Average Seasoning (months):	1
Number of HELOCs:	13,340	Weighted Average Gross Margin:	1.858%
Average Principal Balance:	$56,007	Weighted Average Gross Max. Lifetime Rate:	17.975%
Average Line Amount:	$67,515	Average Remaining Draw Period:	79
Utilization Rate:	82.96%	% Full Doc Loans:	13.56%
Weighted Average Gross Coupon:	8.064%	% Purchase Loans:	46.56%
Weighted Average Net Coupon(10):	7.560%	% Primary Occupancy Loans:	79.78%
Weighted Average Current FICO Score:	715	% Single Family Loans and PUD:	82.37%
Weighted Average Original LTV Ratio (11):	17.28%	% Second Lien Loans	99.78%
Weighted Average Combined Original LTV Ratio(11):	85.89%	State with highest representation:	CA (57%)
Weighted Average Std. Remaining Term (months):	199

9)	All percentages calculated herein are percentages of principal balance unless otherwise noted as of the Statistical Calculation Date.
10)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
11)	The loan-to-value ratio is calculated based on the credit line amount.
12)	Aggregate Principal Balance and Aggregate Credit Line Amount are subject to a variance of 15% and other collateral characteristics are subject to a variance of 5%

Features of the Transaction

•	The mortgage pool in the transaction consists of prime, adjustable-rate first- and second-lien home equity lines of credit (“HELOCs”) originated by GreenPoint Mortgage Funding, Inc. (“GreenPoint”).
•

Credit support for the Notes will be provided through a senior/subordinate structure, initial overcollateralization of 0.00% building to a target of 2.00% (or 2.50% if the Overcollateralization Trigger Event is in effect) beginning in July 2006, and excess spread.

•	The HELOCs will be serviced by GreenPoint.
•

None of the HELOCs are (a) covered by the Home Ownership and Equity Protection Act of 1994, as amended, (b) classified as “high cost” loans under any other applicable state, federal or local law, or (c)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

•	The transaction will be modeled on INTEX as “GSR05HL1” and on Bloomberg as “GSR 05-HEL1”.
•	The Offered Notes will be registered under a registration statement filed with the Securities and Exchange Commission.

Time Table

Expected Closing Date:	December 29, 2005

Cut-off Date:	December 1, 2005

Statistical Calculation Date:	November 1, 2005

Expected Pricing Date:	On or before December 16, 2005

First Payment Date:	January 25, 2006

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Key Terms

Offered Notes:	Class A, Class M, and Class B-1 Notes

Class A Notes:	Class A-1, Class A-2A, Class A-2B Notes

Class M Notes:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes

Class B Notes:	Class B-1 Notes, Class B-2 Notes

Non-Offered Notes:	Class B-2 Notes

Depositor:	GS Mortgage Securities Corp.

Certificates:	Class S, Class X and Class R Certificates (not offered hereby)

Lead Manager:	Goldman, Sachs & Co.

Originator:	GreenPoint Mortgage Funding, Inc.

Servicer:	GreenPoint Mortgage Funding, Inc.

Indenture Trustee:	Deutsche Bank National Trust Company

Owner Trustee:	Wilmington Trust Company

Servicing Fee Rate:	50 bps

Trustee Fee Rate:	0.37 bps

Expense Fee Rate:	The Servicing Fee Rate and the Trustee Fee Rate

Payment Date:	25th day of the month or the following business day commencing on January 25, 2006

Record Date:	With respect to the Offered Notes and any Payment Date, the close of business on the day prior to that Payment Date.

Due Period:

The period commencing on the 11th day of the calendar month preceding the month in which the Payment Date occurs and ending on the 10th day of the calendar month in which the Payment Date occurs. With respect to the first Payment Date, the period beginning on, with respect to $375,882,076 of the HELOCs, November 30, 2005, and with respect to $371,250,522 of the HELOCs, December 17, 2005, and ending on January 10, 2006.

Day Count:	Actual/360 basis

Interest Accrual Period:	The prior Payment Date to the day prior to the current Payment Date except for the initial accrual period for which interest will accrue from the Closing Date.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Pricing Prepayment and Draw Assumptions:	CPR Assumption: 40% CPR; Draw Assumption: 5% CPR

HELOCs:

The trust will consist of prime, adjustable-rate first- and second-lien home equity lines of credit originated by GreenPoint Mortgage Funding, Inc.

The HELOCs included in the trust may be drawn upon for a period of five to fifteen years. HELOCs pay only interest during the draw period.

Substantially all of the HELOCs are subject to a ten year repayment period following the end of the related draw period during which the outstanding principal balance will be repaid in monthly installments equal to 1/120 of the outstanding principal balance as of the end of such draw period.

During the Managed Amortization Period (as defined below), all draws that occur on the HELOCs following the Cut-off Date will be funded by principal payments collected before any payments of principal are made on the Notes. The occurrence of a “Rapid Amortization Event” (as described below) will trigger the commencement of the “Rapid Amortization Period” during which all subsequent draws will be funded by GreenPoint Mortgage Funding, Inc. or any subsequent holder of the Class S Certificates.

During the Managed Amortization Period, when the draws in a particular period are greater than principal prepayments, GreenPoint Mortgage Funding, Inc. or such holder of the Class S Certificates will fund the difference (such difference, an “Additional Balance”). The party funding the Additional Balance generally will be entitled to reimbursement from principal collections prior to any principal payments on the Notes.

Excess Spread:

The initial weighted average net coupon of the mortgage pool will be greater than the interest payments on the Notes, resulting in excess cash flow calculated in the following manner based on the collateral as of the Statistical Calculation Date rolled one month at 20% CPR and assuming 2.55% of the collateral is not included:

	Initial Gross WAC(1):	8.8580%
	Less Fees & Expenses(2):	0.5037%
	Net WAC(1):	8.3543%
	Less Initial Note Coupon (Approx.)(3):	4.7579%
	Initial Excess Spread(1):	3.5964%

1)    This amount will vary on each Payment Date based on changes to the weighted average of the interest rates on the HELOCs as well as any changes in day count.

2)    Assumes an expense fee rate of 50.370 bps.

3)    Assumes 1-month LIBOR equal to 4.3995%, initial marketing spreads and a 30-day month. This amount will vary on each Payment Date based on changes to the weighted average of the note interest rates on the Notes as well as any changes in day count.

Servicer Advancing:

All reasonable and customary costs and expenses incurred in the performance of servicing obligations, such as (but not limited to) the preservation and restoration of mortgaged properties, enforcement or judicial proceedings, management and liquidation of the REO Property and other servicing obligations. The Servicer will not advance delinquent payments of principal and interest.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Optional Clean-up Call:

The transaction has a 10% optional clean-up call, which allows for the purchase of all of the remaining assets in the trust fund on any Payment Date after the sum of the principal balances of the Notes declines to or is below 10% of the sum of the original principal balances of the Notes.

Rating Agencies:	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. will rate all of the Offered Notes.

Minimum Denomination:	$25,000 with regard to each of the Offered Notes

Legal Investment:	It is anticipated that the Offered Notes will not be SMMEA eligible.

ERISA Eligible:

The Class A Notes and Class M Notes are expected to be eligible for purchase by or on behalf of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974 and plans subject to Section 4975 of the Internal Revenue Code of 1986, subject to the considerations described in the prospectus.

Tax Treatment:

Portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

The Offered Notes will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

Registration Statement and Prospectus:

This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including the prospectus with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed on the following website:

http://sec.gov

Risk Factors:	PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED NOTES.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structure of the Notes

Description of Principal and Interest Payments

Principal will be paid as described under the definition of “Principal Payments on the Notes”. Prior to the Step-down Date all principal collected on the HELOCs will be paid to the Notes as described herein. On or after the Step-down Date, so long as no Step-down Trigger Event is in effect, the Notes will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the noteholders).

Interest will be paid monthly, on all of the Notes, at a rate of one month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act, (or any similar state statute) allocated to such class. Any reductions in the Note Interest Rate attributable to the WAC Cap will be carried forward with interest at the applicable Note Interest Rate (without regard to the WAC Cap) as described below and will be payable after payment of all required principal payments on such future Payment Dates (as described below).

Definitions

Credit Enhancement. The Notes are credit enhanced by (1) the Net Monthly Excess Cash Flow from the HELOCs, (2) initial overcollateralization of 0.00% building to 2.00% (or 2.50% if the Overcollateralization Trigger Event is in effect) overcollateralization beginning in July 2006 (after the Step-down Date, so long as a Step-down Trigger Event is not in effect, the required overcollateralization will equal 4.00% of the invested amount of the HELOCs as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate principal balance of the HELOCs as of the Cut-off Date), and (3) subordination of payments on the more subordinate classes of the Notes to the required payments on the more senior classes of the Notes.

Credit Enhancement Percentage. For any Payment Date, the percentage obtained by dividing (x) the aggregate class note balance of the subordinate notes (including any overcollateralization and prior to the related principal payment amounts for such Payment Date) by (y) the Invested Amount as of the end of the related Due Period.

Step-Down Date. The earlier of (A) the date on which the aggregate class note balance of the Class A Notes has been reduced to zero and (B) the later to occur of:

(x)           the Payment Date occurring in January 2009; and

(y)           the first Payment Date on which the Credit Enhancement Percentage for the Class A Notes is greater than or equal to 41.40%.

Class	Initial Credit Enhancement Percentage(1)	Step-Down Date Percentage
A	20.70%	41.40%
M-1	14.25%	28.50%
M-2	9.05%	18.10%
M-3	7.55%	15.10%
M-4	6.10%	12.20%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

M-5	4.95%	9.90%
M-6	3.85%	7.70%
B-1	3.00%	6.00%
B-2	2.00%	4.00%

(1) Includes target overcollateralization amount.

Step-down Trigger Event. A Step-down Event is in effect on any Payment Date if (i) on that Payment Date the 60 Day+ Rolling Average equals or exceeds 14.00% of the prior period’s senior Credit Enhancement Percentage to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of HELOCs that are 60 or more days delinquent, including HELOCs in foreclosure, all REO property and HELOCs where the related mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the HELOCs as of the Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Payment Dates	Cumulative Realized Loss Percentage
January 2008 – December 2008	1.25% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
January 2009 – December 2009	2.75% for the first month, plus an additional 1/12th of 0.35% for each month thereafter
January 2010 – December 2010	3.10% for the first month, plus an additional 1/12th of 0.35% for each month thereafter
January 2011 – December 2011	3.45% for the first month, plus an additional 1/12th of 0.30% for each month thereafter
January 2012 – December 2012	3.75% for the first month, plus an additional 1/12th of 0.35% for each month thereafter
January 2013 and thereafter	4.10%

Managed Amortization Period. The period from the Cut-off Date to the occurrence of a Rapid Amortization Event (as defined below). During the Managed Amortization Period, the Principal Collection Amount (as defined below) will be used to fund aggregate draws for the related Payment Date, pay down the balance of the Class S Certificates, if any, and pay down the Notes in accordance with the “Priority of Principal Payments” as described below.

Rapid Amortization Period. Begins upon the occurrence of a Rapid Amortization Event (as defined below).   During such period, the Principal Collection Amount on the  HELOCs will no longer be used to fund draws. The Principal Collection Amount will be used to pay down the Notes and the Class S Certificates on a pro rata basis.

Rapid Amortization Event. A Rapid Amortization Event will be deemed to have occurred if any of the following events occurs:

(i)            breach of representation and warranties or covenants in a material manner which continues unremedied for a specified period of time after written notice;

(ii)           a declaration of bankruptcy or insolvency by any of the Trust, the Depositor or the Servicer;

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(iii)	the trust becomes subject to the Investment Company Act of 1940; or
(iv)	a Rapid Amortization Trigger Event (as defined below) is in effect.

Rapid Amortization Trigger Event.    A Rapid Amortization Trigger Event will have occurred on a related Payment Date if cumulative realized losses (net of recoveries) exceed the following percentage of the aggregate principal balance of the HELOCs as of the Cut-off Date:

Payment Dates	Cumulative Realized Loss Percentage
January 2008 – December 2008	1.35% for the first month, plus an additional 1/12th of 1.90% for each month thereafter
January 2009 – December 2009	3.25% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
January 2010 – December 2010	4.75% for the first month, plus an additional 1/12th of 1.25% for each month thereafter
January 2011 – December 2011	6.00% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
January 2012 – December 2012	6.75% for the first month, plus an additional 1/12th of 0.90% for each month thereafter
January 2013 and thereafter	7.65%

Step-Up Coupons. For all Notes the coupon will increase after the first Payment Date on which the Optional Clean-up Call is exercisable, should the call not be exercised. The margin for the Class A Notes will increase to 2 times the margin at issuance and the margin for the Class M Notes and Class B Notes will increase to 1.5 times the margin at issuance.

Class A-1 Note Interest Rate. The Class A-1 Notes will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus ☐% ([ ]% after the first Payment Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-2A Note Interest Rate. The Class A-2A Notes will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus ☐% ([ ]% after the first Payment Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-2B Note Interest Rate. The Class A-2B Notes will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus ☐% ([ ]% after the first Payment Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Note Interest Rate. The Class M-1 Notes will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus ☐% (☐% after the first Payment Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Note Interest Rate. The Class M-2 Notes will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus ☐% (☐% after the first Payment Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Note Interest Rate. The Class M-3 Notes will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus ☐% (☐% after the first Payment Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class M-4 Note Interest Rate. The Class M-4 Notes will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus ☐% (☐% after the first Payment Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Note Interest Rate. The Class M-5 Notes will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus ☐% (☐% after the first Payment Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Note Interest Rate. The Class M-6 Notes will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus ☐% (☐% after the first Payment Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Note Interest Rate. The Class B-1 Notes will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus ☐% (☐% after the first Payment Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Note Interest Rate. The Class B-2 Notes will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus ☐% (☐% after the first Payment Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap. As to any Distribution Date, a per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period less the Servicing Fee Rate and Trustee Fee Rate (calculated on an actual/360 day basis).

Basis Risk Carry Forward Amount. As to any Payment Date, and any class of Notes, a supplemental interest amount for each class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of Notes at such class’ applicable note interest rate (without regard to the WAC Cap) over interest due on such class of Notes at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Payment Dates and (iii) interest on the amount in clause (ii) at such class’ applicable note interest rate (without regard to the WAC Cap). In the event any class of Notes is no longer outstanding, the applicable noteholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of Notes.

Accrued Note Interest. For each class of Notes on any Payment Date, the amount of interest accrued during the related Interest Accrual Period on the related note balance immediately prior to such Payment Date (or from Closing Date in the case of the first Payment Date) at the related note interest rate, as reduced by that class’ share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes).

Overcollateralization Amount. The Overcollateralization Amount on any Payment Date will be equal to (i) the Invested Amount less (ii) the aggregate principal balance of the Notes. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.00% of the Invested Amount as of the Cut-off Date. Starting with the Payment Date in July 2006, to the extent the Overcollateralization Amount on any Payment Date is below the Required Overcollateralization Amount, excess interest will be directed to increase the Overcollateralization Amount until the Required Overcollateralization Amount is reached as described under “Priority of Interest Payments”.

Overcollateralization Floor. 0.50% of the Invested	Amount as of the Cut-Off Date.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Required Overcollateralization Amount.   Prior to the Stepdown Date, 2.00% (or 2.50% if the Overcollateralization Trigger Event is in effect) of the Invested Amount as of the Cut-off Date. On or after the Stepdown Date, 4.00% of the Invested Amount, subject to a floor of 0.50% of the Invested Amount as of the Cut-off Date; provided, however, that if a Step-down Trigger Event has occurred on the related Payment Date, the Required Overcollateralization Amount will be the same as the Required Overcollateralization Amount on the preceding Payment Date (i.e. no stepdown will occur).

Overcollateralization Trigger Event. Prior to the Stepdown Date, if the balance of the Class S Certificates is greater than 1.00% of the aggregate principal balance of the HELOCs.

Invested Amount. With respect to any Payment Date, the Invested Amount is equal to the aggregate principal balance of the HELOCs minus the balance of the Class S Certificates, if any. At closing, the Invested Amount will be equal to the aggregate principal balance of the HELOCs as of the Cut-Off Date.

Floating Allocation Percentage. With respect to any Payment Date, the percentage equivalent to a fraction with the numerator equal to the Invested Amount at the end of the previous Due Period and the denominator equal to the aggregate principal balance of the HELOCs as of the end of the previous Due Period (in the case of the first Payment Date, the Invested Amount as of the Closing Date), provided such percentage shall not be greater than 100%.

Interest Collection Amount.  With respect to any Payment Date, the Interest Collection Amount represents amounts received during the related Due Period and includes the following:

(i)            the portion of any payment collected and allocated to interest in accordance with the terms of the related HELOC agreement;

(ii)	the interest portion of any purchase price received related to any repurchased HELOCs;

(iii)          the interest portion of the substitution adjustments received related to substituted HELOCs; and

(iv)	any subsequent recoveries collected on a HELOC that was previously charged-off.

Seller’s Certificate Pro Rata Test. During the Managed Amortization Period, if the balance of the Class S Certificates is greater than 3.00% of the aggregate principal balance of the HELOCs, the Seller’s Certificate Pro Rata Test will have been met.

During the Managed Amortization Period, if the Seller’s Certificate Pro Rata test is met, the Principal Collection Amount (less the aggregate draws for the related Payment Date) will be allocated pro rata to the Notes and to the Class S Certificates.

During the Managed Amortization Period, if the Seller’s Certificate Pro Rata test is not met, the Principal Collection Amount (less the aggregate draws for the related Payment Date) will be allocated first to pay down the balance of the Class S Certificates, if any, and then allocated to pay down the Notes.

Principal Collection Amount. With respect to any Payment Date, the Principal Collection Amount represents amounts received during the related Due Period and includes the following:

(i)            the portion of any payment collected and allocated to principal in accordance with the terms of the related HELOC agreement;

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(ii)           the principal portion of any purchase price received related to any repurchased HELOCs; and

(iii)	any substitution adjustment amount received related to substituted HELOCs.

Available Principal Payment Amount. With respect to any Payment Date, the sum of:

(i)	the greater of (A) zero and (B):

(1) with respect to any Payment Date during the Managed Amortization Period and if the Seller's Certificate Pro Rata Test is not met, the Principal Collection Amount less (a) the aggregate draws for such Payment Date and (b) the aggregate principal balance of the Class S Certificates immediately prior to that Payment Date;

(2) with respect to any Payment Date during the Managed Amortization Period and if the Seller's Certificate Pro Rata Test is met, the Floating Allocation Percentage of the Principal Collection Amount less the aggregate draws for the related Payment Date; and

(3) with respect to any Payment Date during the Rapid Amortization Period, the Floating Allocation Percentage of the Principal Collection Amount; and

(ii)           the amount of excess interest needed to maintain the Required Overcollateralization Amount including covering the Floating Allocation Percentage of the Realized Loss Amount during the related Collection Period; minus

(iii)	any overcollateralization release amount for that Payment Date.

Priority of Interest Payments. The Floating Allocation Percentage of the Interest Collection Amount will be distributed as follows:

(i)	related servicing and trustee fees;
(ii)	monthly interest plus any previously unpaid interest to the Class A Notes;
(iii)	sequentially, monthly interest to the Class M Notes and Class B Notes;
(iii)	sequentially, monthly interest to the Class M Notes and Class B Notes;

(iv)          as principal, to the class of Notes then entitled, to maintain the Required Overcollateralization Amount including covering the Floating Allocation Percentage of the Realized Loss Amount during the related Collection Period;

(v)	sequentially any previously unpaid interest to the Class M Notes and Class B Notes;

(vi)          sequentially, any Basis Risk Carry Forward Amount related to the Class A, Class M and Class B Notes; and

(vii)	to the holder of the Class X Certificate.

Priority of Principal Payments. For each Payment Date prior to the Stepdown Date, or if a Step-down Trigger Event is in effect, the Available Principal Payment Amount will be paid to the Class A Notes pursuant to the Principal Distributions on the Class A Notes, until the principal balance of the Class A notes have been reduced to zero. Prior to the Stepdown Date, the Available Principal Payment Amount will be paid to the Class M Notes and Class B Notes sequentially; provided however that the Class M Notes and

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class B Notes will not receive any principal payments until the Stepdown Date, unless the Class A Notes are paid in full.

On or after the Stepdown Date, if no Step-down Trigger Event is in effect, the Available Principal Payment Amount will be paid on the Notes in the following order:

(i)            to the Class A Notes pursuant to the Principal Distributions on the Class A Notes, Class A Principal Payment Amount;

(ii)	to the Class M-1 Notes, Class M-1 Principal Payment Amount;
(iii)	to the Class M-2 Notes, Class M-2 Principal Payment Amount;
(iv)	to the Class M-3 Notes, Class M-3 Principal Payment Amount;
(v)	to the Class M-4 Notes, Class M-4 Principal Payment Amount;
(vi)	to the Class M-5 Notes, Class M-5 Principal Payment Amount;
(vii)	to the Class M-6 Notes, Class M-6 Principal Payment Amount;
(viii)	to the Class B-1 Notes, Class B-1 Principal Payment Amount;
(ix)	to the Class B-2 Notes, Class B-2 Principal Payment Amount.

Principal Distributions on the Class A Notes. On each Distribution Date, the Class A Principal Payment Amount will be allocated as follows:

Class A Principal Payment Amount. The lesser of (I) the Available Principal Payment Amount for such Payment Date and (II) an amount equal to the excess (if any) of (A) the aggregate principal balance of the Class A Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 58.60% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

Class M-1 Principal Payment Amount. The lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the principal balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount for that Payment Date) and (2) the principal balance of the Class M-1 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 71.50% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

Class M-2 Principal Payment Amount. The lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount and Class M-1 Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the principal balances of the Class A Notes and Class M-1 Notes (after taking into account the payment of the

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class A Principal Payment Amount and Class M-1 Principal Payment Amount for that Payment Date) and (2) the principal balance of the Class M-2 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 81.90% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

Class M-3 Principal Payment Amount. The lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1 and Class M-2, Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the principal balances of the Class A, Class M-1 and Class M-2 Notes (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Payment Amount for that Payment Date) and (2) the principal balance of the Class M-3 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 84.90% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

Class M-4 Principal Payment Amount. The lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the principal balances of the Class A, Class M-1, Class M-2 and Class M-3 Notes (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Payment Amount for that Payment Date) and (2) the principal balance of the Class M-4 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 87.80% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

Class M-5 Principal Payment Amount. The lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the principal balances of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Payment Amount for that Payment Date) and (2) the principal balance of the Class M-5 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 90.10% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

Class M-6 Principal Payment Amount. The lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the principal balances of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Payment Amount for that Payment Date) and (2) the principal balance of the Class M-6 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 92.30% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

Class B-1 Principal Payment Amount. The lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the principal balances of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes (after taking into account the payment of the Class A, Class M-1, Class M-

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Payment Amount for that Payment Date) and (2) the principal balance of the Class B-1 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 94.00% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

Class B-2 Principal Payment Amount. The lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Principal Payment Amount on such Payment Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the principal balances of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Notes (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Principal Payment Amount for that Payment Date) and (2) the principal balance of the Class B-2 Notes immediately prior to such Payment Date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Due Period multiplied by (2) 96.00% and (y) (1) the Invested Amount as of the end of the related Due Period, less (2) the Overcollateralization Floor.

Realized Losses. With respect to any HELOC, is equal to the amount of the principal balance of such HELOC that has been written down.

Allocation of Realized Losses. Any HELOCs that are greater than 180 days delinquent will be charged-off. For each Payment Date, the Floating Allocation Percentage of any realized loss amounts on the HELOCs will first be allocated to available excess interest, second, allocated to the Overcollateralization Amount until reduced to zero, and third, to the Notes (in the following order: Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Notes, in each case until the respective principal balance of such class has been reduced to zero, and then a fraction of any remaining realized loss amounts equal to (x) the aggregate principal balance of the Class A-2A Notes and Class A-2B Notes over (y) the aggregate principal balance of the Class A Notes, shall be allocated to the Class A-2B Notes until its principal balance has been reduced to zero. The difference between all of the realized loss amounts and the Floating Allocation Percentage of such realized loss amounts will be allocated to the Class S Certificates. Realized Losses will not be allocated to the Class A-1 Notes or Class A-2A Notes until the Last Scheduled Distribution Date.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Breakateven CDR Table for the Class M Notes

The assumptions for the breakeven CDR table below are as follows:

•	The Pricing Prepayment Assumptions (as defined on page 5 above) are applied
•	1-month Forward LIBOR and approximate Prime curves (calculated as 1-Month LIBOR + 275 bps), as of close on December 6, 2005, are used
•	100% loss severity
•	There is a 0 month lag in recoveries
•	Priced to call with collateral losses calculated through the life of the applicable bond
•	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 are priced at par. Class M-6 is priced at 99.34012
•	Assumes bonds pay on 25th of month
•	Assumes total expense fee rate of 50.37 bps
•	Assumes step-down delinquency triggers fail from Day 1

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

		First Dollar Loss	Libor Flat	0% Return
Class M-1	CDR	10.71	10.82	11.59
	Yield	5.2982	4.9061	0.0139
	WAL	4.07	3.99	3.87
	Modified Duration	3.63	3.57	3.63
	Principal Window	49 - 49	48 - 48	48 - 48
	Principal Writedown	43,443.61 (0.09%)	845,990.29 (1.79%)	9,746,307.26 (20.60%)
	Total Collat Loss	133,158,630.92 (18.16%)	133,688,641.11 (18.23%)	142,155,520.09 (19.38%)
Class M-2	CDR	7.47	7.56	8.18
	Yield	5.5075	4.8863	0.0179
	WAL	4.32	4.32	4.06
	Modified Duration	3.81	3.81	3.81
	Principal Window	52 - 52	52 - 52	51 - 51
	Principal Writedown	40,147.85 (0.11%)	1,161,699.87 (3.05%)	8,547,486.03 (22.41%)
	Total Collat Loss	97,363,407.54 (13.28%)	98,445,301.44 (13.42%)	105,332,566.80 (14.36%)
Class M-3	CDR	6.57	6.60	6.78
	Yield	5.6136	4.9129	0.0893
	WAL	4.41	4.40	4.31
	Modified Duration	3.86	3.87	3.93
	Principal Window	53 - 53	53 - 53	53 - 53
	Principal Writedown	10,896.82 (0.10%)	385,635.47 (3.51%)	2,639,606.01 (24.00%)
	Total Collat Loss	86,850,332.79 (11.84%)	87,219,501.52 (11.89%)	89,429,524.80 (12.19%)
Class M-4	CDR	5.71	5.77	5.94
	Yield	6.4886	5.0489	0.2315
	WAL	4.49	4.48	4.34
	Modified Duration	3.83	3.85	3.90
	Principal Window	54 - 54	54 - 54	54 - 54
	Principal Writedown	37,720.09 (0.35%)	791,747.47 (7.45%)	2,931,554.92 (27.57%)
	Total Collat Loss	76,528,483.04 (10.44%)	77,283,190.44 (10.54%)	79,416,176.81 (10.83%)
Class M-5	CDR	5.03	5.11	5.24
	Yield	7.0836	4.9439	0.1626

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

	WAL	4.57	4.46	4.31
	Modified Duration	3.83	3.79	3.84
	Principal Window	55 - 55	54 - 54	54 - 54
	Principal Writedown	41,443.45 (0.49%)	919,641.51 (10.90%)	2,555,778.13 (30.30%)
	Total Collat Loss	68,221,293.78 (9.30%)	68,926,888.46 (9.40%)	70,582,344.76 (9.62%)
Class M-6	CDR	4.40	4.49	4.61
	Yield	7.8424	4.8990	0.0213
	WAL	4.57	4.51	4.30
	Modified Duration	3.75	3.78	3.82
	Principal Window	55 - 55	55 - 55	55 - 55
	Principal Writedown	122,233.13 (1.52%)	1,270,150.86 (15.75%)	2,796,989.82 (34.67%)
	Total Collat Loss	60,086,129.01 (8.19%)	61,255,242.05 (8.35%)	62,810,446.41 (8.56%)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Breakeven CDR Table for the Class B Notes

The assumptions for the breakeven CDR table below are as follows:

•	The Pricing Prepayment Assumptions (as defined on page 5 above) are applied
•	1-month Forward LIBOR and approximate Prime curves (calculated as 1- Month LIBOR + 275 bps), as of close on December 6, 2005, are used
•	100% loss severity
•	There is a 0 month lag in recoveries
•	Priced to call with collateral losses calculated through the life of the applicable bond
•	Class B-1 is priced at 87.07125
•	Assumes bonds pay on 25th of month
•	Assumes total expense fee rate of 50.37 bps
•	Assumes step-down delinquency triggers fail from Day 1

		First Dollar Loss	Libor Flat	0% Return
Class B-1	CDR	3.90	4.04	4.11
	Yield	11.3306	5.0907	0.7374
	WAL	4.66	4.45	4.23
	Modified Duration	3.69	3.73	3.76
	Principal Window	56 - 56	56 - 56	56 - 56
	Principal Writedown	105,759.56 (1.70%)	1,841,872.94 (29.55%)	2,744,906.31 (44.03%)
	Total Collat Loss	53,795,201.05 (7.34%)	55,640,268.12 (7.59%)	56,560,633.00 (7.71%)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Sensitivity Table for the Notes – To Maturity

The assumptions for the sensitivity table below are as follows:

•	The Pricing Prepayment Assumptions (as defined on page 5 above) are applied
•	1-month LIBOR and the Prime Rate remain static
•	10% Clean Up Call is not exercised

Prepayment		10 CPR	20 CPR	30 CPR	40 CPR	50 CPR	60 CPR
Draw		5%	5%	5%	5%	5%	5%
Class A-1	WAL	7.05	3.92	2.48	1.53	0.95	0.73
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	284	217	160	123	30	23

Class A-2A	WAL	4.64	2.05	1.17	0.80	0.59	0.45
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	105	62	32	22	16	12

Class A-2B	WAL	12.84	8.40	5.63	3.26	1.82	1.38
	First Prin Pay	105	62	32	22	16	12
	Last Prin Pay	284	217	160	123	30	23

Class M-1	WAL	11.96	7.66	5.32	5.07	5.12	3.86
	First Prin Pay	91	49	41	49	46	34
	Last Prin Pay	267	183	140	105	94	73

Class M-2	WAL	11.91	7.64	5.22	4.42	3.68	2.75
	First Prin Pay	91	49	39	43	37	28
	Last Prin Pay	256	173	131	97	74	57

Class M-3	WAL	11.85	7.60	5.16	4.20	3.38	2.52
	First Prin Pay	91	49	38	41	36	26
	Last Prin Pay	238	162	119	88	67	51

Class M-4	WAL	11.80	7.57	5.13	4.11	3.27	2.44
	First Prin Pay	91	49	38	40	34	25
	Last Prin Pay	229	157	114	84	64	48

Class M-5	WAL	11.72	7.52	5.09	4.04	3.19	2.37
	First Prin Pay	91	49	38	39	33	25

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

	Last Prin Pay	218	150	108	80	60	45

Class M-6	WAL	11.60	7.46	5.02	3.96	3.11	2.31
	First Prin Pay	91	49	37	39	32	24
	Last Prin Pay	206	144	103	75	57	42

Class B-1	WAL	11.42	7.37	4.94	3.87	3.01	2.25
	First Prin Pay	91	49	37	38	32	24
	Last Prin Pay	190	136	95	70	52	39

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Sensitivity Table for the Notes – To Call

The assumptions for the sensitivity table below are as follows:

•	The Pricing Prepayment Assumptions (as defined on page 5 above) are applied
•	1-month LIBOR and Prime Rate remain static
•	10% Clean Up Call is exercised

Prepayment		10 CPR	20 CPR	30 CPR	40 CPR	50 CPR	60 CPR
Draw		5%	5%	5%	5%	5%	5%
Class A-1	WAL	6.79	3.73	2.32	1.40	0.95	0.73
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	170	118	82	59	30	23

Class A-2A	WAL	4.64	2.05	1.17	0.80	0.59	0.45
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	105	62	32	22	16	12

Class A-2B	WAL	11.95	7.74	5.09	2.85	1.82	1.38
	First Prin Pay	105	62	32	22	16	12
	Last Prin Pay	170	118	82	59	30	23

Class M-1	WAL	11.25	7.17	4.90	4.68	3.57	2.66
	First Prin Pay	91	49	41	49	43	32
	Last Prin Pay	170	118	82	59	43	32

Class M-2	WAL	11.25	7.17	4.84	4.12	3.42	2.54
	First Prin Pay	91	49	39	43	37	28
	Last Prin Pay	170	118	82	59	43	32

Class M-3	WAL	11.25	7.17	4.82	3.93	3.16	2.35
	First Prin Pay	91	49	38	41	36	26
	Last Prin Pay	170	118	82	59	43	32

Class M-4	WAL	11.25	7.17	4.81	3.86	3.07	2.29
	First Prin Pay	91	49	38	40	34	25
	Last Prin Pay	170	118	82	59	43	32

Class M-5	WAL	11.25	7.17	4.81	3.82	3.01	2.23
	First Prin Pay	91	49	38	39	33	25

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

	Last Prin Pay	170	118	82	59	43	32

Class M-6	WAL	11.25	7.17	4.80	3.78	2.96	2.20
	First Prin Pay	91	49	37	39	32	24
	Last Prin Pay	170	118	82	59	43	32

Class B-1	WAL	11.25	7.17	4.79	3.75	2.91	2.18
	First Prin Pay	91	49	37	38	32	24
	Last Prin Pay	170	118	82	59	43	32

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Excess Spread. (1) The information in the following table has been prepared in accordance with the following assumptions (i) One –month LIBOR increases in accordance with the LIBOR Forward Curve and the approximate Prime forward curve (calculated as 1- Month LIBOR + 275 bps) as of the close on December 6, 2005, (ii) daycount convention of actual/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any distribution date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Period	Distribution Date	Excess Spread (%)	Period	Distribution Date	Excess Spread (%)	Period	Distribution Date	Excess Spread (%)
1	Jan-06	4.53	49	Jan-10	3.38	97	Jan-14	4.79
2	Feb-06	3.47	50	Feb-10	3.39	98	Feb-14	4.86
3	Mar-06	4.36	51	Mar-10	4.33	99	Mar-14	5.89
4	Apr-06	3.44	52	Apr-10	3.39	100	Apr-14	5.03
5	May-06	3.72	53	May-10	3.69	101	May-14	5.41
6	Jun-06	3.42	54	Jun-10	3.40	102	Jun-14	5.21
7	Jul-06	3.70	55	Jul-10	3.70	103	Jul-14	5.61
8	Aug-06	3.42	56	Aug-10	3.41	104	Aug-14	5.42
9	Sep-06	3.42	57	Sep-10	3.43	105	Sep-14	5.53
10	Oct-06	3.72	58	Oct-10	3.74	106	Oct-14	5.94
11	Nov-06	3.44	59	Nov-10	3.46	107	Nov-14	5.76
12	Dec-06	3.73	60	Dec-10	3.44	108	Dec-14	6.18
13	Jan-07	3.45	61	Jan-11	3.18	109	Jan-15	6.02
14	Feb-07	3.46	62	Feb-11	3.20	110	Feb-15	6.15
15	Mar-07	4.39	63	Mar-11	4.17	111	Mar-15	7.25
16	Apr-07	3.47	64	Apr-11	3.26	112	Apr-15	6.45
17	May-07	3.76	65	May-11	3.58	113	May-15	6.91
18	Jun-07	3.47	66	Jun-11	3.32	114	Jun-15	6.78
19	Jul-07	3.75	67	Jul-11	3.64	115	Jul-15	7.25
20	Aug-07	3.45	68	Aug-11	3.38	116	Aug-15	7.15
21	Sep-07	3.45	69	Sep-11	3.41	117	Sep-15	7.35
22	Oct-07	3.72	70	Oct-11	3.73	118	Oct-15	7.86
23	Nov-07	3.43	71	Nov-11	3.47	119	Nov-15	7.78
24	Dec-07	3.71	72	Dec-11	3.80	120	Dec-15	8.32
25	Jan-08	3.42	73	Jan-12	3.55
26	Feb-08	3.41	74	Feb-12	3.58
27	Mar-08	4.00	75	Mar-12	4.23
28	Apr-08	3.40	76	Apr-12	3.67
29	May-08	3.68	77	May-12	4.00
30	Jun-08	3.38	78	Jun-12	3.75
31	Jul-08	3.66	79	Jul-12	4.08
32	Aug-08	3.37	80	Aug-12	3.84
33	Sep-08	3.36	81	Sep-12	3.88
34	Oct-08	3.64	82	Oct-12	4.22
35	Nov-08	3.34	83	Nov-12	3.97
36	Dec-08	3.62	84	Dec-12	4.32
37	Jan-09	3.32	85	Jan-13	4.07
38	Feb-09	3.11	86	Feb-13	4.12
39	Mar-09	4.09	87	Mar-13	5.11

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

40	Apr-09	3.24	88	Apr-13	4.21
41	May-09	3.58	89	May-13	4.56
42	June-09	3.33	90	Jun-13	4.32
43	Jul-09	3.63	91	Jul-13	4.67
44	Aug-09	3.35	92	Aug-13	4.44
45	Sep-09	3.35	93	Sep-13	4.50
46	Oct-09	3.65	94	Oct-13	4.86
47	Nov-09	3.37	95	Nov-13	4.63
48	Dec-09	3.67	96	Dec-13	5.00

Notes: (1) Assumes total expense fee rate to be 50.37 bps.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Selected Mortgage Loan Data(1)

The Mortgage Loans - All Collateral

Current Principal Balance:	$747,132,598
Number of Mortgage Loans:	13,340
Average Current Principal Balance:	$56,007
Average Line Amount:	$67,515
Weighted Average Gross Coupon:	8.064%
Weighted Average Net Coupon: (2)	7.560%
Weighted Average Current FICO Score:	715
Weighted Average Original LTV Ratio by Line Amount:	17.28%
Weighted Average Combined LTV Ratio by Line Amount:	85.89%
Weighted Average Stated Remaining Term (months):	199
Weighted Average Seasoning(months):	1
Weighted Average Months to Roll:	1
Weighted Average Gross Margin:	1.86%
Weighted Average Gross Maximum Lifetime Rate:	17.98%
Average Utilization Rate:	82.96%
% Full Doc Loans:	13.56%
% Purchase Loans:	46.56%
% Primary Occupancy Loans:	79.78%
% Single Family Loans and PUD:	82.37%
% Interest Only Loans:	100.00%
% Second Lien Loans:	99.78%
State with Highest Representation:	CA (57%)
Average Original Draw Period:	80
Average Remaining Draw Period:	79

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Distribution by Current Principal Balance

Current Principal Balance	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
$0 <= (3)	275	$0	0.00%	7.303%	736	$0	18.25%	76.70%	22.46%	83.48%
$1 - $25,000	3,129	46,831,948	6.27	9.194	719	14,967	16.11	81.21	22.51	42.27
$25,001 - $50,000	4,320	158,938,922	21.27	8.435	715	36,791	13.34	87.61	18.25	65.40
$50,001 - $75,000	2,422	149,016,475	19.95	8.133	714	61,526	14.88	88.39	13.29	82.72
$75,001 - $100,000	1,512	133,312,394	17.84	8.030	712	88,170	17.90	87.84	13.78	87.76
$100,001 - $125,000	627	69,964,319	9.36	8.199	718	111,586	19.38	89.82	7.91	88.86
$125,001 - $150,000	411	56,424,459	7.55	7.933	712	137,286	20.85	88.15	10.32	89.15
$150,001 - $200,000	460	82,356,385	11.02	7.135	710	179,036	21.52	82.39	7.68	89.60
$200,001 - $250,000	85	19,149,825	2.56	7.298	728	225,292	24.70	82.34	13.99	91.71
$250,001 - $300,000	66	18,413,015	2.46	7.464	718	278,985	23.09	81.21	4.59	86.27
$300,001 & Above	33	12,724,855	1.70	6.666	726	385,602	27.32	70.92	18.80	97.28
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Distribution by Credit Line Amount

Line Amount	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
$1 - $25,000	2,260	$38,661,632	5.17%	9.629%	722	$17,107	10.66%	89.49%	23.12%	33.54%
$25,001 - $50,000	4,333	147,869,177	19.79	8.547	716	34,126	11.86	89.11	18.81	63.22
$50,001 - $75,000	2,605	143,912,818	19.26	8.193	714	55,245	13.76	89.63	13.48	82.37
$75,001 - $100,000	1,916	137,383,981	18.39	8.050	711	71,704	16.95	85.82	13.43	87.60
$100,001 - $125,000	667	65,832,959	8.81	8.333	718	98,700	18.70	90.60	8.88	87.53
$125,001 - $150,000	509	58,292,306	7.80	7.816	710	114,523	20.79	86.52	10.88	90.27
$150,001 - $200,000	767	97,621,761	13.07	7.075	711	127,277	22.70	79.78	7.58	89.55
$200,001 - $250,000	126	19,791,224	2.65	7.162	729	157,073	24.78	76.75	16.47	91.95
$250,001 - $300,000	104	22,340,826	2.99	7.290	716	214,816	24.05	78.63	6.23	88.68
$300,001 & Above	53	15,425,914	2.06	6.731	730	291,055	28.26	71.11	16.06	97.76
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Distribution by Current Rate

Current Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
4.00 - 4.49%	3	$94,756	0.01%	4.325%	686	$31,585	9.49%	81.77%	48.12%	100.00%
4.50 - 4.99%	1,535	111,619,744	14.94	4.750	702	72,716	19.89	78.58	11.90	99.98
5.00 - 5.49%	7	799,251	0.11	5.083	705	114,179	19.15	79.10	7.73	100.00
6.00 - 6.49%	12	727,780	0.10	6.238	714	60,648	15.45	71.41	96.53	96.53
6.50 - 6.99%	283	20,194,448	2.70	6.759	743	71,358	19.43	77.37	42.30	99.35
7.00 - 7.49%	1,251	83,085,487	11.12	7.173	732	66,415	14.89	83.68	11.48	96.54
7.50 - 7.99%	1,466	86,725,872	11.61	7.641	716	59,158	16.35	84.86	13.25	93.26
8.00 - 8.49%	1,214	78,129,755	10.46	8.146	709	64,357	18.60	83.46	19.90	86.06
8.50 - 8.99%	1,256	70,728,668	9.47	8.627	702	56,313	17.18	86.72	18.58	84.92
9.00 - 9.49%	2,227	104,433,960	13.98	9.145	720	46,894	15.18	90.28	15.13	50.79
9.50 - 9.99%	1,762	109,537,566	14.66	9.628	719	62,167	18.20	94.47	7.24	79.95
10.00 - 10.49%	1,610	57,071,747	7.64	10.075	713	35,448	15.55	92.27	6.83	46.68
10.50 - 10.99%	431	16,471,608	2.20	10.607	702	38,217	16.18	91.34	6.03	36.36
11.00 - 11.49%	215	5,803,830	0.78	11.074	690	26,995	15.51	88.46	4.75	13.51
11.50 - 11.99%	52	1,460,122	0.20	11.566	675	28,079	22.32	90.38	4.02	27.34
12.00% & Above	16	248,005	0.03	12.112	666	15,500	13.41	89.89	0.00	0.00
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Distribution by Credit Score

Credit Score	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
840 & Above	1	$52,154	0.01%	7.250%	850	$52,154	9.50%	89.50%	0.00%	100.00%
820 - 839	2	90,527	0.01	9.630	821	45,263	18.31	98.31	16.06	83.94
800 - 819	217	9,849,983	1.32	8.089	806	45,392	18.36	79.78	25.02	72.14
780 - 799	703	35,434,496	4.74	8.258	788	50,405	17.94	85.37	19.03	70.35
760 - 779	1,224	62,843,018	8.41	8.229	769	51,342	17.47	85.91	15.55	69.01
740 - 759	1,598	88,738,564	11.88	8.156	749	55,531	17.22	87.60	13.28	74.98
720 - 739	1,940	107,468,280	14.38	8.096	729	55,396	17.04	87.42	9.85	75.46
700 - 719	2,572	147,820,320	19.79	7.983	709	57,473	17.44	87.05	10.27	78.73
680 - 699	2,726	162,882,174	21.80	7.991	689	59,751	17.30	85.95	10.81	83.76
660 - 679	1,665	98,026,746	13.12	7.891	670	58,875	17.60	83.23	14.50	90.71
640 - 659	559	27,182,905	3.64	8.437	650	48,628	15.03	82.78	32.74	90.08
620 - 639	133	6,743,431	0.90	8.222	632	50,702	14.58	77.57	60.18	99.30
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

Distribution by Lien

Lien	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
1	10	$1,629,371	0.22%	7.087%	734	$162,937	57.99%	57.99%	77.51%	100.00%
2	13,330	745,503,227	99.78	8.066	715	55,927	17.16	85.97	13.42	79.74
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Distribution by Original LTV by Line Amount

Original LTV by Line Amount	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
1.01 - 10.00%	6,181	$235,338,813	31.50%	8.101%	717	$38,075	9.29%	86.62%	10.70%	66.58%
10.01 - 20.00%	5,522	354,783,691	47.49	8.371	716	64,249	16.28	87.97	15.05	85.78
20.01 - 30.00%	1,190	113,129,907	15.14	7.385	705	95,067	24.11	81.96	13.16	86.53
30.01 - 40.00%	327	31,023,708	4.15	7.080	716	94,874	33.99	79.53	15.35	84.27
40.01 - 50.00%	93	9,063,753	1.21	7.255	717	97,460	43.82	78.10	14.61	84.44
50.01 - 60.00%	16	1,419,049	0.19	7.449	743	88,691	54.76	83.25	36.87	74.61
60.01 - 70.00%	6	985,379	0.13	7.061	721	164,230	63.69	79.10	17.41	94.37
70.01 - 80.00%	5	1,388,298	0.19	7.099	741	277,660	75.02	75.02	76.73	100.00
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

Distribution by Combined LTV by Line Amount

Combined LTV by Line Amount	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
60.00% & Below	285	$18,118,196	2.43%	6.742%	709	$63,573	18.64%	47.96%	12.35%	88.44%
60.01 - 70.00%	366	27,810,795	3.72	6.819	709	75,986	21.41	65.88	11.53	88.53
70.01 - 80.00%	1,185	86,595,997	11.59	6.936	705	73,077	19.95	76.75	11.88	79.79
80.01 - 85.00%	829	47,888,953	6.41	7.288	705	57,767	17.83	83.29	12.43	87.20
85.01 - 90.00%	7,459	357,081,595	47.79	7.987	715	47,873	14.85	89.24	11.50	68.25
90.01 - 95.00%	1,685	95,669,021	12.80	8.452	713	56,777	17.50	94.20	29.40	90.85
95.01 - 100.00%	1,531	113,968,041	15.25	9.675	728	74,440	19.89	99.47	9.18	100.00
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Distribution by Documentation

Documentation	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
Stated Income/verified Assets	10,785	$628,992,781	84.19%	8.097%	715	$58,321	17.17%	85.92%	0.00%	79.85%
Full Doc	2,247	101,324,977	13.56	7.847	712	45,093	18.23	85.23	100.00	75.98
Stated Income/stated Assets	285	14,657,048	1.96	8.084	726	51,428	13.93	89.12	0.00	100.00
NO RATIO	23	2,157,792	0.29	8.437	718	93,817	22.42	92.21	0.00	100.00
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

Distribution by Purpose

Purpose	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
Cashout Refi	6,282	$376,581,707	50.40%	7.392%	703	$59,946	19.21%	81.16%	14.10%	87.89%
Purchase	6,519	347,852,168	46.56	8.789	727	53,360	14.76	92.68	12.55	70.85
Rate/term Refi	539	22,698,723	3.04	8.085	708	42,113	12.56	88.05	20.12	82.28
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

Distribution by Occupancy

Occupancy	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
Owner Occupied	9,253	$596,086,913	79.78%	7.729%	711	$64,421	17.83%	85.82%	12.92%	100.00%
Investor	3,678	132,937,216	17.79	9.425	727	36,144	14.88	86.26	16.56	0.00
Second Home	409	18,108,469	2.42	9.076	729	44,275	14.99	85.77	12.83	0.00
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Distribution by Property Type

Property Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
Single Family	8,047	$468,412,073	62.69%	7.872%	712	$58,210	17.90%	85.22%	13.27%	85.52%
PUD	2,555	147,009,649	19.68	8.052	716	57,538	16.61	87.22	13.68	80.31
Condo	1,505	64,594,034	8.65	8.443	716	42,920	16.55	89.26	16.10	72.82
2 Units	541	27,596,323	3.69	9.023	720	51,010	15.36	84.92	11.28	59.70
4 Units	285	17,757,953	2.38	9.397	728	62,309	14.62	83.44	14.09	19.01
3 Units	216	11,504,473	1.54	9.312	734	53,261	14.53	84.38	12.66	39.38
Condo Hi-rise	191	10,258,094	1.37	8.284	724	53,707	13.80	87.63	15.46	58.89
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

Distribution by State

State	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
CA	5,984	$424,045,150	56.76%	7.734%	713	$70,863	17.34%	84.25%	9.25%	85.30%
NY	597	38,329,034	5.13	8.015	722	64,203	17.83	84.84	15.72	88.98
FL	806	31,454,147	4.21	8.621	718	39,025	16.20	87.21	16.21	52.78
AZ	632	27,098,181	3.63	8.278	722	42,877	16.91	87.44	20.40	54.71
VA	465	25,857,845	3.46	8.464	715	55,608	14.96	90.69	11.27	83.25
WA	551	25,493,771	3.41	8.463	715	46,268	19.14	87.92	22.53	71.69
NV	490	21,549,143	2.88	8.339	720	43,978	18.50	87.59	18.63	66.95
MD	384	20,061,312	2.69	8.490	710	52,243	17.14	90.47	15.89	88.84
CO	415	17,441,362	2.33	8.646	719	42,027	19.07	88.01	30.46	72.49
IL	349	14,516,048	1.94	9.058	714	41,593	16.54	92.20	13.76	79.10
Other	2,667	101,286,604	13.56	8.645	716	37,978	16.83	89.02	21.99	71.73
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Distribution by Zip

Zip	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
94513	29	$2,861,731	0.38%	7.651%	716	$98,680	17.41%	91.12%	4.32%	92.44%
94587	29	2,535,430	0.34	8.049	721	87,429	17.76	87.52	1.72	94.33
94080	23	2,143,840	0.29	8.116	726	93,210	16.88	82.21	0.00	100.00
95377	28	2,135,332	0.29	7.793	727	76,262	16.16	89.85	10.97	89.66
94533	37	2,038,552	0.27	8.067	720	55,096	15.66	86.99	13.31	80.53
94568	18	1,896,961	0.25	7.177	726	105,387	14.44	84.19	18.42	100.00
95121	26	1,885,593	0.25	8.060	720	72,523	17.25	89.31	0.00	93.11
95127	23	1,826,573	0.24	8.886	725	79,416	15.21	94.76	0.00	94.48
95758	32	1,787,718	0.24	8.170	725	55,866	21.56	86.68	9.94	63.69
92101	21	1,723,755	0.23	7.626	732	82,084	14.17	84.88	8.27	70.95
Other	13,074	726,297,112	97.21	8.067	714	55,553	17.29	85.84	13.77	79.53
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
1 - 180	11,187	$619,640,179	82.94%	8.336%	717	$55,389	16.62%	87.79%	9.96%	75.64%
181 - 240	7	402,916	0.05	7.934	724	57,559	20.76	60.45	58.55	93.92
241 - 360	2,146	127,089,503	17.01	6.733	703	59,222	19.63	79.13	30.97	99.95
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Distribution by Amortization Type

Amortization Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
Heloc: 15 Yr Draw, 10 Yr Repay	2,149	$127,207,916	17.03%	6.732%	703	$59,194	19.63%	79.07%	31.08%	100.00%
Heloc: 5 Yr Draw, 10 Yr Repay	11,187	619,640,179	82.94	8.336	717	55,389	16.62	87.79	9.96	75.64
Heloc: 5 Yr Draw, 15 Yr Repay	3	217,243	0.03	8.563	721	72,414	25.34	88.25	23.13	88.73
Heloc: 5 Yr Draw, 20 Yr Repay	1	67,260	0.01	9.000	760	67,260	19.00	89.00	0.00	0.00
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

Distribution by Months to Rate Reset

Months To Rate Reset	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
1	13,254	$741,548,660	99.25%	8.085%	715	$55,949	17.30%	85.90%	13.56%	79.65%
2	82	5,365,828	0.72	5.249	707	65,437	14.81	85.00	14.81	97.17
3	4	218,111	0.03	4.750	713	54,528	9.28	89.10	0.00	100.00
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

Distribution by Life Maximum Rate

Life Maximum Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
12.00%	19	$3,089,731	0.41%	7.624%	719	$162,617	48.71%	52.46%	43.95%	96.93%
18.00%	13,321	744,042,868	99.59	8.065	715	55,855	17.11	86.07	13.44	79.71
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Distribution by Margin

Margin	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Original LTV by Line Amount	Weighted Combined LTV by Line Amount	Pct. Full Doc	Pct. Owner Occupied
0.99% & Below	2,696	$167,425,404	22.41%	6.852%	731	$62,101	16.71%	80.79%	17.33%	96.17%
1.00 - 1.49%	1,602	110,663,095	14.81	7.027	711	69,078	18.80	83.14	14.10	92.49
1.50 - 1.99%	1,568	104,507,727	13.99	7.579	703	66,650	18.38	83.27	15.68	91.36
2.00 - 2.49%	1,817	99,609,438	13.33	8.087	703	54,821	16.82	86.87	17.54	71.05
2.50 - 2.99%	2,135	121,476,234	16.26	9.012	719	56,898	16.74	91.95	10.74	69.93
3.00 - 3.49%	2,318	98,732,162	13.21	9.642	717	42,594	16.78	93.06	6.80	64.13
3.50 - 3.99%	733	29,418,765	3.94	9.990	698	40,135	16.12	91.66	7.40	48.68
4.00 - 4.49%	357	11,714,145	1.57	10.433	700	32,813	15.33	88.75	5.75	25.62
4.50 - 4.99%	85	2,783,476	0.37	10.984	670	32,747	18.57	87.97	8.49	26.86
5.00 - 5.49%	25	741,452	0.10	10.605	684	29,658	23.55	89.14	0.00	19.08
5.50 - 5.99%	4	60,700	0.01	12.459	655	15,175	12.02	91.20	0.00	0.00
Total:	13,340	$747,132,598	100.00%	8.064%	715	$56,007	17.28%	85.89%	13.56%	79.78%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                   PROSPECTUS

                          MORTGAGE-BACKED CERTIFICATES

                              MORTGAGE-BACKED NOTES
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

     GS Mortgage Securities Corp. may, through one or more trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund.
Each trust or trust fund will consist primarily of the following mortgage related assets:

     o   mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

     o   mortgage loans or participations in mortgage loans secured by multifamily residential properties,

     o   loans or participations in loans secured by security interests on shares in cooperative housing corporations,

     o   conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing,

     o   closed-end and revolving credit line mortgage loans or participations in revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances); and

     o   mortgage pass-through securities issued or guaranteed by the Government
         National Mortgage Association, the Federal National Mortgage
         Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

     The certificates or notes of any series may be called "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes",
"asset-backed certificates", or "asset-backed notes".

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES
SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK
FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE
AN INVESTMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

     Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters.
Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.

                The date of this Prospectus is November 17, 2005.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT...........................................................................................
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................................................
RISK FACTORS....................................................................................................
     You May Have Difficulty Selling The Securities.............................................................
     Book-Entry Securities May Delay Receipt of Payment and Reports.............................................
     Your Return on an Investment in The Securities Is Uncertain................................................
     Prepayments on the Mortgage Assets Could Lead to Shortfalls in the Distribution of Interest on Your
         Securities.............................................................................................
     Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan
         Balance................................................................................................
     High Loan-to-Value Ratios Increase Risk of Loss............................................................
     Some of the Mortgage Loans May Have an Initial Interest-Only Period, Which May Result in Increased
         Delinquencies and Losses...............................................................................
     Interest Only and Principal Only Securities Involve Additional Risk........................................
     Subordinated Securities Involve More Risks and May Incur Losses............................................
     Trust or Trust Fund Assets Are the Only Source of Payments on the Securities...............................
     The Securities Are Obligations of the Trust Only...........................................................
     Delays and Expenses Inherent in Foreclosure Procedures Could Delay Distributions to You or Result
         in Losses..............................................................................................
     The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss............
     Financial Instruments May Not Avoid Losses.................................................................
     Environmental Conditions Affecting Mortgaged Properties May Result in Losses...............................
     Security Interests in Manufactured Homes May Be Lost.......................................................
     Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities........
     The Trust May Contain Mortgage Assets Secured by Subordinated Liens; These Mortgage Assets Are More
         Likely Than Mortgage Assets Secured by Senior Liens to Experience Losses...............................
     Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans..............
     If Consumer Protection Laws are Violated in the Origination or Servicing of the Loans, Losses on
         Your Investment Could Result...........................................................................
     Assets of the Trust or Trust Fund May Include Mortgage Loans Originated Under Less Stringent
         Underwriting Standards.................................................................................
     Assets of the Trust or Trust Fund May Include Delinquent and Sub-Performing Residential Mortgage
         Loans..................................................................................................
     Bankruptcy of the Seller or a Sponsor May Delay or Reduce Collections on Loans.............................
     The Securities Are Not Suitable Investments for All Investors..............................................
     Your Investment May Not Be Liquid..........................................................................
     The Ratings on Your Certificates Could Be Reduced or Withdrawn.............................................
     Conflicts of Interest between the Master Servicer and the Trust............................................
     You May Have Income for Tax Purposes Prior to Your Receipt of Cash.........................................
THE TRUSTS OR TRUST FUNDS.......................................................................................
     The Mortgage Loans - General...............................................................................
     Single Family and Cooperative Loans........................................................................
     Multifamily Loans..........................................................................................
     Manufactured Housing Contracts.............................................................................
     Revolving Credit Line Mortgage Loans.......................................................................
     Agency Securities..........................................................................................
     Private Mortgage-Backed Securities.........................................................................
     U.S. Government Securities.................................................................................
     Substitution of Mortgage Assets............................................................................
     Pre-Funding and Capitalized Interest Accounts..............................................................
USE OF PROCEEDS.................................................................................................
THE SELLER......................................................................................................
THE MORTGAGE LOANS..............................................................................................
     General....................................................................................................
     Representations and Warranties; Repurchases................................................................
     Optional Purchase of Defaulted Loans.......................................................................
DESCRIPTION OF THE SECURITIES...................................................................................
     General....................................................................................................
     Distributions on Securities................................................................................
     Advances...................................................................................................
     Reports to Securityholders.................................................................................
     Exchangeable Securities....................................................................................
     Book-Entry Registration....................................................................................
CREDIT ENHANCEMENT..............................................................................................
     General....................................................................................................
     Subordination..............................................................................................
     Pool Insurance Policies....................................................................................
     Special Hazard Insurance Policies..........................................................................
     Bankruptcy Bonds...........................................................................................
     FHA Insurance; VA Guarantees; RHS Guarantees...............................................................
         FHA Loans..............................................................................................
         VA Loans...............................................................................................
         RHS Loans..............................................................................................
     FHA Insurance on Multifamily Loans.........................................................................
     Reserve and Other Accounts.................................................................................
     Other Insurance, Guarantees and Similar Instruments or Agreements..........................................
     Cross Support..............................................................................................
YIELD AND PREPAYMENT CONSIDERATIONS.............................................................................
ADMINISTRATION..................................................................................................
     Assignment of Mortgage Assets..............................................................................
     Payments on Mortgage Loans; Deposits to Accounts...........................................................
     Sub-Servicing..............................................................................................
     Collection Procedures......................................................................................
     Hazard Insurance...........................................................................................
     Realization Upon Defaulted Mortgage Loans..................................................................
     Servicing and Other Compensation and Payment of Expenses...................................................
     Evidence as to Compliance..................................................................................
     Certain Matters Regarding the Master Servicer and Us.......................................................
     Events of Default; Rights Upon Event of Default............................................................
     The Trustee................................................................................................
     Duties of the Trustee......................................................................................
     Resignation and Removal of Trustee.........................................................................
     Amendment..................................................................................................
     Termination; Optional Termination..........................................................................
LEGAL ASPECTS OF THE MORTGAGE LOANS.............................................................................
     General....................................................................................................
     Foreclosure/Repossession...................................................................................
         General................................................................................................
     Rights Of Redemption.......................................................................................
         General................................................................................................
     Anti-Deficiency Legislation And Other Limitations On Lenders...............................................
     Due-On-Sale Clauses........................................................................................
     Prepayment Charges.........................................................................................
     Subordinate Financing......................................................................................
     Applicability of Usury Laws................................................................................
     Servicemembers Civil Relief Act and the California Military and Veterans Code..............................
     Product Liability and Related Litigation...................................................................
     Environmental Considerations...............................................................................
     Forfeiture for Drug, RICO and Money Laundering Violations..................................................
     Other Legal Considerations.................................................................................
FEDERAL INCOME TAX CONSEQUENCES.................................................................................
     General....................................................................................................
     Miscellaneous Itemized Deductions..........................................................................
     Tax Treatment of REMIC Regular Interests and Other Debt Instruments........................................
     OID........................................................................................................
     Market Discount............................................................................................
     Amortizable Premium........................................................................................
     Consequences of Realized Losses............................................................................
     Gain or Loss on Disposition................................................................................
     Tax Treatment of Exchangeable Securities...................................................................
     Taxation of Certain Foreign Holders of Debt Instruments....................................................
     Backup Withholding.........................................................................................
     Reporting and Tax Administration...........................................................................
     Tax Treatment of REMIC Residual Interests..................................................................
     Special Considerations for Certain Types of Investors......................................................
     Treatment by the REMIC of OID, Market Discount, and Amortizable Premium....................................
     REMIC-Level Taxes..........................................................................................
     REMIC Qualification........................................................................................
     Grantor Trusts.............................................................................................
     Tax Treatment of the Grantor Trust Security................................................................
     Treatment of Pass-Through Securities.......................................................................
     Treatment of Strip Securities..............................................................................
     Determination of Income with Respect to Strip Securities...................................................
     Purchase of Complementary Classes of Strip Securities......................................................
     Possible Alternative Characterizations of Strip Securities.................................................
     Limitations on Deductions With Respect to Strip Securities.................................................
     Sale of a Grantor Trust Security...........................................................................
     Taxation of Certain Foreign Holders of Grantor Trust Securities............................................
     Backup Withholding of Grantor Trust Securities.............................................................
     Reporting and Tax Administration of Grantor Trust Securities...............................................
     Taxation of Owners of Owner Trust Securities...............................................................
     Partnership Taxation.......................................................................................
     Discount and Premium of Mortgage Loans.....................................................................
     Section 708 Termination....................................................................................
     Gain or Loss on Disposition of Partnership Securities......................................................
     Allocations Between Transferors and Transferees............................................................
     Section 731 Distributions..................................................................................
     Section 754 Election.......................................................................................
     Administrative Matters.....................................................................................
     Tax Consequences to Foreign Securityholders of a Partnership Trust.........................................
     Backup Withholding on Partnership Securities...............................................................
     Reportable Transactions....................................................................................
STATE, FOREIGN AND LOCAL TAX CONSEQUENCES.......................................................................
ERISA CONSIDERATIONS............................................................................................
     General....................................................................................................
     ERISA Considerations Relating to Certificates..............................................................
     Underwriter Exemption......................................................................................
     ERISA Considerations Relating to Notes.....................................................................
LEGAL INVESTMENT................................................................................................
METHOD OF DISTRIBUTION..........................................................................................
LEGAL MATTERS...................................................................................................
FINANCIAL INFORMATION...........................................................................................
     Ratings....................................................................................................
WHERE YOU CAN FIND MORE INFORMATION.............................................................................
INDEX...........................................................................................................

ANNEX I CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS..............................................

                              PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

     o   this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

     o   the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

     You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange
Commission will automatically update and supersede this information.

     All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as
amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                            Telephone: (212) 902-1000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES
SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY
REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK
FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

     There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the related prospectus supplement.
We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

     If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

     Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

     o   The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. In general, borrowers may prepay their mortgage loans in whole or in part at any time. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans, breaches of representations and warranties or the exercise of an optional termination right. A prepayment of a mortgage loan generally will result in a prepayment on the securities. If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
         In addition, a series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments.
         If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of certificates or holders of notes in any month or over the period of time that such certificates or notes remain outstanding.

     o   Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

     o   Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula.
         The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

PREPAYMENTS ON THE MORTGAGE ASSETS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION
  OF INTEREST ON YOUR SECURITIES

     When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. The applicable series of securities may contain provisions requiring the applicable servicer to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with certain voluntary principal prepayments and thirty days' interest on the prepaid mortgage loan, which may be limited by all or a portion of the monthly servicing fee for the related distribution date.

     If the servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from types of voluntary prepayments specified in the related prospectus supplement for which the applicable servicer is not required to make a compensating interest payment or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN
  THE MORTGAGE LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in the related trust. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     A trust or trust fund may include mortgage loans with combined original loan-to-value ratios of 80% or higher. Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

     Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

SOME OF THE MORTGAGE LOANS MAY HAVE AN INITIAL INTEREST-ONLY PERIOD, WHICH MAY
  RESULT IN INCREASED DELINQUENCIES AND LOSSES

     A trust or trust fund may include mortgage loans that have an initial interest-only period. During this period, the payment made by the related borrower will be less than it would be if principal of the mortgage loan was required to amortize and if the interest rate adjusts to a rate higher than the initial fixed rate. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

     After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the securities.

     The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination and from mortgage loans whose interest rate adjusted from inception. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

     Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

     A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

     The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

     A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

     Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

THE SECURITIES ARE OBLIGATIONS OF THE TRUST ONLY

     The securities will not represent an interest in or obligation of the seller, any underwriter, the sponsor, any servicer, any seller, any responsible party, the trustee or any of their respective affiliates. Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the seller, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the securities, and there will be no recourse to the seller, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

DELAYS AND EXPENSES INHERENT IN FORECLOSURE PROCEDURES COULD DELAY DISTRIBUTIONS
  TO YOU OR RESULT IN LOSSES

     Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount.
Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund.
Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer, servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance.
Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

     There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer, and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

     Your investment may be adversely affected by declines in property values.
If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE
  THE RISK OF LOSS

     The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. In such a case, losses on the mortgage assets may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

     In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage assets, then the rates of delinquencies, foreclosures and losses on the mortgage assets may increase and the increase may be substantial.

     The concentration of mortgage assets with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage assets are payable to the subordinated securities at a slower rate than principal payments are made to the senior securities, the subordinated securities are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

     A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

     Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the
Federal Comprehensive Environmental Response, Compensation and Liability Act, as
amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs.
Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

     The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer, or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title.
However, if through fraud or administrative error the master servicer, the servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

     Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer, or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the applicable servicer would be unlikely to discover such noncompliance, which would hinder the servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR
  INVESTMENT IN THE SECURITIES

     We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. For example, in the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions;
increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

THE TRUST MAY CONTAIN MORTGAGE ASSETS SECURED BY SUBORDINATED LIENS; THESE
  MORTGAGE ASSETS ARE MORE LIKELY THAN MORTGAGE ASSETS SECURED BY SENIOR LIENS
  TO EXPERIENCE LOSSES

     The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

     An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a subordinate mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens. In circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related subordinate lien mortgage loan as bad debt.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE
  MORTGAGE LOANS

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the
U.S. Department of Justice, the U.S. Department of Housing and Urban Development
and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, ownership, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated under that
Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that
Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal, state and local laws may limit the ability of the applicable servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the related trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE
  LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT

     In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

     The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

     o   require specified disclosures to the borrowers regarding the terms of the mortgage loans;

     o   prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

     o   regulate the use and reporting of information related to the borrower's credit experience;

     o   require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

     o   permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o   limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

     If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE MORTGAGE LOANS ORIGINATED UNDER
  LESS STRINGENT UNDERWRITING STANDARDS

     The assets of the trust or trust fund may include residential mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on these mortgage loans may have an impaired or unsubstantiated credit history.
As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING
  RESIDENTIAL MORTGAGE LOANS

     The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o   the rate of defaults and prepayments on the residential mortgage loans to increase; and

     o   in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

BANKRUPTCY OF THE SELLER OR A SPONSOR MAY DELAY OR REDUCE COLLECTIONS ON LOANS

     The seller and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the seller or a sponsor for any series of securities were to become a debtor under the United
States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the seller or of the sponsor if the transfer of the mortgage assets from the sponsor to the seller and from the seller to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

     The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the seller, the mortgage asset transfers described above should be treated as true sales, and not as pledges.
The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the seller or sponsor.
In addition, the seller is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

     However, there can be no assurance that a bankruptcy court would not recharacterize the mortgage asset transfers described above as borrowings of the seller or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the related series of securities. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described in this prospectus and the related prospectus supplement is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

YOUR INVESTMENT MAY NOT BE LIQUID

     The underwriter intends to make a secondary market in the securities, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The related prospectus supplement may specify that the securities are not "mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended. In that case, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those securities. See "Legal
Investment" in this prospectus and in the related prospectus supplement.

THE RATINGS ON YOUR CERTIFICATES COULD BE REDUCED OR WITHDRAWN

     Each rating agency rating the securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels.
If a rating agency reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

CONFLICTS OF INTEREST BETWEEN THE MASTER SERVICER AND THE TRUST

     The master servicer or an affiliate of the master servicer may initially own all or a portion of certain classes of the securities. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the master servicer, may affect the weighted average lives and yields of the securities. Although the servicing standard in the related servicing agreement will obligate the master servicer to service the mortgage loans without regard to the ownership or non ownership of any securities by the master servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all securityholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the related servicing agreement to resolve or minimize potential conflicts of interest of this sort.

YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

     In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax
Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal.
The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

     o   generally, will not be subject to offset by losses from other activities,

     o   for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o   for a foreign holder, will not qualify for exemption from withholding tax.

     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition,
REMIC residual certificates are subject to certain restrictions on transfer.
Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.
Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

     A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

     1.  a mortgage pool* comprised of:

     o   Single family loans. "SINGLE FAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

     o   Multifamily loans. "MULTIFAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

     o   Cooperative loans. "COOPERATIVE LOANS" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

     o   Manufactured housing contracts. "MANUFACTURED HOUSING CONTRACTS"
         consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing, and or

     o   Revolving Credit Line Mortgage Loans. "REVOLVING CREDIT LINE MORTGAGE
         LOANS" consist of mortgage loans or participations in mortgage loans
         (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time;

     2. mortgage pass-through securities issued or guaranteed by the Government
National Mortgage Association, Federal National Mortgage Association, Federal
Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as
"AGENCY SECURITIES"; and/or

     3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES," in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

     The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "MORTGAGE LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets.
The certificates and notes are sometimes referred to in this prospectus as the securities.

----------------

* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

     We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.

     As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

     The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form
8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

     The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the
District of Columbia, Guam, Puerto Rico or any other territory of the United
States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal
Housing Authority - also referred to as the "FHA" -or partially guaranteed by the Veterans Administration - also referred to as the "VA" or the Rural Housing
Service of the United State Department of Agriculture - also referred to as
"RHS" - as specified in the related prospectus supplement and described below.
Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY")
may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

     Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

     o   Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

     o   Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

     o   Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2)
         provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

     o   A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

     Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

     o   the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

     o   the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties which may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

     o   the original terms to maturity of the mortgage loans,

     o   the aggregate principal balance of mortgage loans having Loan-to-Value
         Ratios at origination exceeding 80%,

     o   the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

     o   the geographical distribution of the mortgage loans on a state-by-state basis.

     The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of
Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the
Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories"
identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's
Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "MASTER SERVICER"), they will be named in the related prospectus supplement and will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund.
Alternately, the trustee may also serve in the capacity of the master trustee if so specified in the related prospectus supplement or applicable Agreement. The
Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

     With respect to a series of securities, to the extent specified in the related prospectus supplement, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. To the extent specified in the related prospectus supplement, we will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the
Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

     Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

     The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

     Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property.
Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years or as otherwise specified in the related prospectus supplement.

     Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

     The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated
maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

     The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the
required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

REVOLVING CREDIT LINE MORTGAGE LOANS

     Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or participations or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated
maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed
360 months.

     Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal.
An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

AGENCY SECURITIES

     Government National Mortgage Association. Government National Mortgage
Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of
Housing and Urban Development. Section 306(g) of Title II of the National
Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of
1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS
under Title V of the Housing Act of 1949. The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA LOANS"). The loans partially guaranteed by the VA are referred to as VA Loans ("VA LOANS"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS LOANS").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the
Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a
"fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA
Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

     GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such
GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA
Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation
Proceeds in the event of a foreclosure or other disposition of any such FHA
Loans, VA Loans or RHS Loans.

     If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment.
Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against
GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point.
The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or
RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

     GNMA certificates may be backed by graduated payment mortgage loans or by
"buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan.
Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated
interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the
FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

     If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the
GNMA certificates.

     The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

     Federal National Mortgage Association. The Federal National Mortgage
Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the
Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie
Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans.
Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between
50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the
Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie
Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered
Fannie Mae certificates, distributions thereon will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

     Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage
Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the
Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home
Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans.
Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A
Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or
Guarantor Program.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees,
Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie
Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold.
The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any
Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.
If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's
Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of
Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac,
Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

     Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND
SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS SERVICER," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The
Department of Housing and Urban Development is sometimes referred to as HUD.

     Such securities (1) either (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the
PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by a single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit
support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

     Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

     1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

     2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

     o   the payment features of such mortgage loans,

     o   the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

     o   the servicing fee or range of servicing fees with respect to the mortgage loans,

     o   the minimum and maximum stated maturities of the underlying mortgage loans at origination and

     o   delinquency experience with respect to the mortgage loans,

     3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

     4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

     5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

     6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. GOVERNMENT SECURITIES

     If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S.
GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

SUBSTITUTION OF MORTGAGE ASSETS

     If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS,"
established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of
(a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

     If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

     We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or notes secured by, or certificates backed by, such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

     We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS

GENERAL

     We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

     The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender may require that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender may require the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report, which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy.
The lender may obtain employment verification from an independent source
(typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, the lender will generally obtain an appraisal to determine the fair market value of each property considered for financing.

     In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property such as property taxes and hazard insurance).
The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

     A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     Certain of the types of mortgage loans that may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

     We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, representations and warranties will be made in respect of the mortgage loans that are included in the assets of the trust fund. The related prospectus supplement will identify the party or parties responsible for making representations and warranties and will provide a summary of the representations and warranties, in each case, for those mortgage loans that comprise the collateral that supports the securities offered by the related prospectus supplement. If provided in the related prospectus supplement, the responsible party may make the representations and warranties in respect of a mortgage loan as of the date on which the responsible party sold the mortgage loan to us or one of our affiliates or as of such other date prior to the issuance of the related securities, as may be specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. In these circumstances, since the representations and warranties of a responsible party will not address events that may occur through the date of issuance of the related securities, the responsible party's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the responsible party made the representation and warranty but prior to the date of issuance of the related securities.

     In general, the Master Servicer or the trustee, if the Master Servicer is the responsible party, will be required to promptly notify the relevant responsible party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If the responsible party cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then the responsible party generally will be obligated to repurchase such mortgage loan from the trust at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation and warranty. Certain rights of substitution for defective mortgagee loans may be provided with respect to a series in the related prospectus supplement.

     We and the Master Servicer (unless the Master Servicer is the responsible party) will not be obligated to purchase a mortgage loan if a responsible party defaults on its obligation to do so. We cannot assure you that the responsible parties will carry out their respective repurchase obligations with respect to mortgage loans.

     If the related prospectus supplement so specifies, we may have acquired the mortgage loans from a loan seller that acquired the mortgage loans from a third party that made certain representations and warranties to that loan seller as of the time of the sale to that loan seller. In lieu of making representations and warranties as of the time of the sale to us, the loan seller may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

     Any responsible party and any third party that conveyed the mortgage loans to a loan seller may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the applicable responsible party or third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to each rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment by
90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master
Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued under the Agreement and the nature of the related trust fund.

     The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or
"asset-backed notes."

     A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each such Agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to the applicable prospectus supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004

     The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or
RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the related prospectus supplement:

     o   the mortgage assets, as from time to time are subject to the related
         Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

     o   such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "ACCOUNTS");

     o   property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o   U.S. Government Securities; and

     o   any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

     If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

     o   reinvestment income on payments received on the trust assets,

     o   a reserve fund,

     o   a mortgage pool insurance policy,

     o   a special hazard insurance policy,

     o   a bankruptcy bond,

     o   one or more letters of credit,

     o   a financial guaranty insurance policy,

     o   third party guarantees or similar instruments,

     o   U.S. Government Securities designed to assure payment of the securities,

     o   financial instruments such as swap agreements, caps, collars and floors, or

     o   other agreements.

     The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities.
Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "CALL CLASS") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A
"CALLABLE CLASS" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call
Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified
"LOCK-OUT PERIOD" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

     The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

     Except with respect to residual securities of Real Estate Mortgage
Investment Conduits, commonly known as "REMICS," and any other securities that may be identified in the related prospectus supplement, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series.

Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related
Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

     Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the
Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities
Account for distribution on future distribution dates.

     Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance)
of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled.
Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period.
Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

     Distributions of Principal. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

     If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL
PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal
Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

     Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal
(including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

     All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

     The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will generally be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors,
Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

     In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made.
Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master
Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds,
Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer or such other person to the extent the
Agreement permits, as specified in the related prospectus supplement. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

     Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

     1. the amount of such distribution allocable to principal;

     2. the amount of such distribution allocable to interest;

     3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

     4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

     5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

EXCHANGEABLE SECURITIES

     General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are "EXCHANGEABLE SECURITIES."
In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of exchangeable securities for proportionate interests in one or more other specified classes of exchangeable securities in such series.

     If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "RELATED" to each other, and each related grouping of exchangeable securities will be referred to as a "COMBINATION." Each combination of exchangeable securities will be issued by the related trust fund. The classes of exchangeable securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

     Exchanges. If a holder of exchangeable securities elects to exchange its exchangeable securities for related exchangeable securities, then:

     o   the aggregate principal balance of the related exchangeable securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable securities so exchanged (for purposes of an exchange, interest-only classes of exchangeable securities will have a principal balance of zero);

     o   the aggregate amount of interest payable on each distribution date with respect to the related exchangeable securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities so exchanged; and

     o   the class or classes of exchangeable securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     Different types of combinations may exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

     o   A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable securities with a fixed interest rate. In such a combination, the classes of exchangeable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable securities with a fixed interest rate. In addition, the aggregate principal balance of the two classes of exchangeable securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable securities with the fixed interest rate.

     o   An interest-only class and a principal-only class of exchangeable securities may be exchangeable, together, for a related class of exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable securities.

     o   Two classes of principal and interest classes of exchangeable securities with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the single class of related exchangeable securities would be equal to the aggregate principal balance of the two classes of exchangeable securities, and the single class of related exchangeable securities would have a fixed interest rate that, when applied to the principal balance of the two classes of exchangeable securities, would generate interest equal to the aggregate annual interest amount of the two classes of exchangeable securities.

     In some series, a securityholder may be able to exchange its exchangeable securities for other related exchangeable securities that have different principal payment characteristics. Some examples of combinations of exchangeable securities that differ in the principal payment characteristics include:

     o   A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable securities, and a second class of exchangeable securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

     o   A class of exchangeable securities that is a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable securities that receives principal payments without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of a holder of exchangeable securities to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes of exchangeable securities necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes of exchangeable securities or does not own the necessary classes of exchangeable securities in the proper proportions, the securityholder may not be able to obtain the desired classes of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable securities from the then-current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable securities may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable securities.

     Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable securities. A securityholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the exchangeable securities to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     Payments on an exchangeable security received in an exchange will be made as described in the related prospectus supplement. Payments will be made to the securityholder of record as of the applicable record date.

BOOK-ENTRY REGISTRATION

     If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United
States, Clearstream Banking, societe anonyme ("CLEARSTREAM") or the Euroclear
Bank ("EUROCLEAR"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.
Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and counterparties holding directly or indirectly through
Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus to the securities reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC also facilitates the post-trade settlement among DTC participants
("DIRECT PARTICIPANTS") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and non-U.S.
securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository
Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of
Participants of DTC and Members of the National Securities Clearing Corporation,
Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation
(NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York
Stock Exchange, Inc., the American Stock Exchange LLC, and the National
Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANT"). The DTC Rules applicable to its
Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

      The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and
Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories'
names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners
(as defined below) of the securities. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "SECURITYHOLDER" will be
Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

     An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial
Intermediary, if the Beneficial Owner's Financial Intermediary is not a DTC
Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

     Purchases of securities under the DTC system must be made by or through DTC
Participants, which will receive a credit for the securities on DTC's records.
The ownership interest of each actual purchaser of each security ("BENEFICIAL
OWNER") is in turn to be recorded on the DTC Participant's records. Beneficial
Owners will not receive written confirmation from DTC of their purchase.
Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the
Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of a
Direct Participant or Indirect Participant acting on behalf of Beneficial
Owners. Beneficial Owners will not receive securities representing their ownership interests in securities, except in the event that use of book-entry system for the securities is discontinued.

     Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the trustee or any paying agent as holders of the securities, and Beneficial Owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its Direct Participants.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus
Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Direct Participants. While the book-entry securities are outstanding
(except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the
"RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Direct Participants and Indirect Participants with whom
Beneficial Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the
Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

     Beneficial Owners will not receive or be entitled to receive physical certificates for the securities referred to as "DEFINITIVE SECURITIES" (the
"DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of securities only through
Direct Participants and Indirect Participants by instructing such Direct
Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Direct Participants or Indirect Participants. Under the Rules and in
accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct
Participants at DTC will be debited and credited. Similarly, the Direct
Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a
Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant
will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in
DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and
Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream has advised that it is incorporated under the laws of the Grand
Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through
Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier
in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Distributions, to the extent received by the relevant depository for
Clearstream, with respect to the securities held beneficially through
Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR
OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the related securities through one or more Securities
Intermediaries standing between such other securities intermediary and the
Euroclear Operator.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank
Operator acts under the Terms and Conditions only on behalf of Euroclear
Participants, and has no record of or relationship with persons holding through
Euroclear Participants.

     The trustee is responsible to make payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct
Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent.
Each such Indirect Participant will be responsible for disbursing funds to the
Beneficial Owners that it represents.

     Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC.
DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the trustee or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC.
Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear
Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

     Monthly and annual reports on the applicable trust fund will be provided to
Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC
Participants to whose DTC accounts the book-entry securities of such Beneficial
Owners are credited directly or are credited indirectly through Indirect
Participants.

     Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream
Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

     Physical certificates representing a security will be issued to Beneficial
Owners only upon the events specified in the related Agreement. Such events may include the following:

     o   we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

     o   we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any of the events specified in the related
Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders.
Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC,
Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     See also the attached Annex I for certain information regarding U.S.
federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund.
Credit enhancement may be in the form of:

     o   the subordination of one or more classes of the securities of such series,

     o   the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

     o   any combination of the foregoing.

     Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest on the principal balance. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement. If so specified in the related prospectus supplement, the
Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

     If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

     As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

     o   in the order of their scheduled final distribution dates,

     o   in accordance with a schedule or formula,

     o   in relation to the occurrence of specified events, or

     o   as otherwise specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master
Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below or as specified in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy. The related prospectus supplement will describe the material terms of any mortgage pool insurance policies applicable to any series.

SPECIAL HAZARD INSURANCE POLICIES

     If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below and if so provided in the related prospectus supplement, each special hazard insurance policy will protect holders of the related securities from:

     (1) loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy, if the mortgaged property is located in a federally designated flood area, and

     (2) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

     Special hazard insurance policies will generally not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will generally provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and if so provided in the related prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan
(title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or
(2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master
Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance
Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

     If the underlying property has been damaged and not restored, collection of
Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property.

     To the extent specified in the related prospectus supplement, the Master
Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

BANKRUPTCY BONDS

     If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the
Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

     The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

     The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES; RHS GUARANTEES

     FHA Loans

     Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA")
of the United States Department of Housing and Urban Development ("HUD") as
authorized under the National Housing Act of 1934, as amended (the "NATIONAL
HOUSING ACT"), and the United States Housing Act of 1937, as amended (the
"UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA
203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an
FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

     Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the mortgage note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

     Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment
Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

     The Master Servicer or any sub-servicer will submit all claims to HUD.
Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master
Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment.
Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master
Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master
Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie
Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA
Debenture Rate as defined below.

     In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of
FHA insurance claims bear interest at the FHA Debenture Rate. The Master
Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

     For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The
FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. FHA Debenture Rates are published semi-annually by HUD in the Federal Register and a listing of such rates since
1980 are set forth on HUD's website (www.hud.gov/offices/hsg/comp/debnrate.cfm).

     VA Loans

     The United States Veterans Administration ("VA") is an Executive Branch
Department of the United States, headed by the Secretary of Veterans Affairs.
The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before
March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner.
The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the
Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment
Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

     The amount payable under the guaranty will be the percentage (the "VA
ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in
38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250,
$22,500, (c) as to loans with an original principal balance of more than
$56,250, except those loans that are described in (d), below, the lesser of
$36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

     The amount payable under the guarantee will be the percentage of the
VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     With respect to a defaulted VA-guaranteed single family loan, the Master
Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, plus accrued and unpaid interest and certain expenses.

     RHS Loans

     The Rural Housing Service ("RHS") is an agency of the United States
Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

     In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income which does not exceed the applicable county's established moderate income limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

     The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities that have a population under 20,000 and that are rural in character. The residence must be a single family dwelling that provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

     The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac,
Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value;
therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates.
The interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the mortgaged property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

     RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "LOSS AMOUNT" is equal to the sum of the original loan amount, accrued interest on that amount through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of
(a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

     Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in
Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than
30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

     With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

     If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

     When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.

     Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is
90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

     If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3)
and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section
223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

     If the related prospectus supplement so specifies, we or the Master
Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United
States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments.
The related prospectus supplement will provide additional information with respect to such instruments.

     Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S.
Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

CROSS SUPPORT

     Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in or secured by other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying any cross-support feature.

     If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available
Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

     The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool.
Unless specified in the related prospectus supplement, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The
Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law;
provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

     When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the
Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil
Relief Act as described under "Legal Aspects of the Mortgage
Loans--Servicemembers Civil Relief Act and the California Military and Veterans
Code." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month.
Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

     A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal
Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

     The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

     Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

     Set forth below is a summary of the material provisions of each Agreement that is not described elsewhere in this prospectus.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related
Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

     We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) or any other party identified in the related prospectus supplement as to each mortgage loan, among other things,

     o   the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

     o   in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated on the Mortgage (except for any not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

     o   an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a
         Mortgage assignment, and

     o   such other security documents as the related prospectus supplement may specify.

     We or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Notwithstanding the preceding two paragraphs, with respect to any mortgage loan that has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any mortgage loans that are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

     o   the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o   the original security agreement,

     o   the proprietary lease or occupancy agreement,

     o   the recognition agreement,

     o   an executed financing agreement and

     o   the relevant stock certificate and related blank stock powers.

     We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement.
Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

     The trustee (or its custodian) or any other party identified in the related prospectus supplement will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and will hold all documents delivered to them for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) or any other party identified in the related prospectus supplement will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the responsible party identified in the related prospectus supplement cannot cure the omission or defect within 60 days (or other period specified)
after receipt of such notice, the responsible party generally will be obligated to purchase the related mortgage loan from the trust at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a responsible party will fulfill this purchase obligation.
Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the responsible party defaults on its purchase obligation unless the defect also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee or any other party identified in the related prospectus supplement may also serve in the capacity of custodian pursuant to the applicable
Agreement.

     Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any)
and the maturity date.

     Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) or any other party identified in the related prospectus supplement will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement, which may specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date or expected final distribution date for each private mortgage-backed security conveyed to the trust.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

     In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

     o   maintained with a depository institution the debt obligations of which
         (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

     o   an account or accounts the deposits in which are fully insured by the
         Federal Deposit Insurance Corporation,

     o   an account or accounts the deposits in which are insured by the Federal
         Deposit Insurance Corporation (to the limits established by the Federal
         Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

     o   an account or accounts otherwise acceptable to each rating agency, or

     o   an account that satisfies the requirements specified in the related
         Agreement.

     If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a
Protected Account, pending each succeeding distribution date, in Permitted
Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected
Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master
Servicer or sub-servicer, provided it meets the standards discussed above.

     Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

     o   all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

     o   all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o   all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively,
         "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure
         ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the related
         Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o   all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or any other party identified in the related prospectus supplement;

     o   all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o   any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

     o   all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each rating agency rating the series of securities, a
Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master
Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

     The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be
maintained as an interest bearing account or the funds held in the Securities
Account may be invested, pending each succeeding distribution date in Permitted
Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities
Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING

     Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will generally provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

     With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

     o   collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

     o   maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the
         Master Servicer to approve in advance any such settlement;

     o   maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

     o   processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

     o   attempting to cure delinquencies;

     o   supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

     o   maintaining accounting records relating to the mortgage loans; and

     o   to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under those policies.

A sub-servicer may also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

     As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments.
The Master Servicer may be required to reimburse each sub-servicer for certain expenditures the sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may be permitted to purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

     Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

     The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer
will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the
Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those that are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on.

     In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master
Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2))
of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code
Sections 163 and 164. In order for a corporation to qualify under Code Section
216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80%
of the gross income of the corporation be derived from its tenant-stockholders
(as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be
allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section
216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is generally required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will generally be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy
(except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master
Servicer's normal servicing procedures) will be deposited in the related
Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts that would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master
Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies typically contain a co-insurance clause that requires the insured at all times to carry insurance of a specified percentage
(generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on the mortgage loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard
Insurance Proceeds will be insufficient to restore fully the damaged property.
If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The
Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

     The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

     o   all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

     o   hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     o   amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),

     o   claim payments the primary insurer previously made and

     o   unpaid premiums.

     Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

     o   fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

     o   failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o   physical damage to the mortgaged property; and

     o   the primary insurer not approving the related Master Servicer as a servicer.

     Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions that may include the conditions that the insured:

     o   advance or discharge:

         a. all hazard insurance policy premiums and

         b. as necessary and approved in advance by the primary insurer:

            1.  real estate property taxes,

            2.  all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear
                excepted,

            3.  mortgaged property sales expenses,

            4.  any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

            5.  foreclosure costs, including court costs and reasonable attorneys' fees;

            6.  in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted;
                and

            7.  tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections under the policy in the Protected Account it maintains. In all other cases, the
Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The
Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the
Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the
Master Servicer will be entitled to withdraw or retain from the Protected
Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the
Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

     Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees. The
Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

     To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation
Program for Mortgage Bankers, the Audit Program for Mortgages serviced for
Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each
Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

     The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as
Master Servicer may have normal business relationships with our affiliates or
us.

     The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties under that agreement are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that none of the Master Servicer, in certain instances, we, or any director, officer, employee, or agent of the
Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide none of we, the trustee, the
Master Servicer, or any such person will be protected against any breach of warranties or representations made in such Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence
(or gross negligence in the case of the seller) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement.
Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the seller) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master
Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master
Servicer is a party, or any person succeeding to the business of the Master
Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master
Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Trust Agreement; Master Servicing
Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement will be specified in the related prospectus supplement and generally will include:

      o     any failure by the Master Servicer to cause to be deposited in the
            Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two
            Business Days or such other time period as is specified in the
            Agreement;

      o     any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the
            Agreement that continues unremedied for 60 days or such
            other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

      o     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     In general, so long as an event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the related prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, if so specified in the related prospectus supplement, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the
Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the requirements of the related agreement to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity if so specified in the related prospectus supplement. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

      Indenture. An event of default under the indenture for each series of notes will be as specified in the related prospectus supplement and may include:

      o     a default for the number of days specified in the related prospectus supplement in the payment of any principal of or interest on any note of such series;

      o     failure to perform any other covenant of the trust fund in the indenture, which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

      o     any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

      o     certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

      o     any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related prospectus supplement may specify that either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

     If, following an event of default with respect to any series of notes and if so specified in the related prospectus supplement, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, if so specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

      o     the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

      o     the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

      o     the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of
            securityholders of 66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

     The related prospectus supplement may specify that if the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

     In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, and if so specified in the related prospectus supplement, the holders of a majority of the then aggregate outstanding amount of the notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

     The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association, trust company or other entity named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.
In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

     The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

     If so specified in the related prospectus supplement, the trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION AND REMOVAL OF TRUSTEE

      If so specified in the related prospectus supplement, the trustee may, upon written notice to us, resign at any time. If the trustee resigns a successor trustee will be required to be appointed in accordance with the terms of the related Agreement. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the
resigning trustee may, if so specified in the related prospectus supplement, petition any court of competent jurisdiction for appointment of a successor trustee.

      The trustee may also be removed at any time, if so specified in the related prospectus supplement:

      o     if the trustee ceases to be eligible to continue as such under the
            Agreement,

      o     if the trustee becomes insolvent,

      o     if the trustee becomes incapable of acting, or

      o     if specified in the Agreement by the securityholders evidencing over
            51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

     For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

     The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders for the items identified in the related prospectus supplement, which may include:

      o     to cure any ambiguity or mistake;

      o     to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

      o     to comply with any changes in the Internal Revenue Code of 1986, as amended, or

      o     to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the
            Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

     In addition, to the extent provided in the related Agreement and if so specified in the related prospectus supplement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may also provide that it can be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel required under the Agreement, generally to the effect that such action is necessary or helpful to maintain such qualification.

     With consent of holders of securities of a series evidencing not less than
51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities or for any other purpose specified in the related prospectus supplement. However, unless so specified in the related prospectus supplement, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets that are required to be distributed on any security without the consent of the holder of such security, or reduce the percentage of securities of any class of holders that are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the related prospectus supplement may specify that the trustee will not be entitled to consent to an
amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

     1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

     2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

     Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but the right of the applicable entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

     Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments.
Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor
(similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.
By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

     Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit.
The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperative Loans. Certain of the mortgage loans may be cooperative loans.
The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.
Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its
collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of
1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan.
Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

     Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are
"chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered.
Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed before the end of each five year period. The certificate-of-title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the
Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

     As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.
In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing"
under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC-1 financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by us and transferred to us.

     We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party.
However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.
Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted
thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master
Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of
rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending
Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair
Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

  General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Single-Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.
In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If
there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws. In such instances, existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

     Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days'
notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Revolving Credit Line Mortgage Loans. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan;
(ii) the borrower fails to meet the repayment terms of the loan agreement; (iii)
any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

  General

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right that exists prior to completion of the foreclosure, is not waivable by the mortgagor, and must be exercised prior to foreclosure sale. Such equity of redemption should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price.
In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including
California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Manufactured Housing Contracts. While state laws do not usually require notice to be given to debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security.
However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
11 or Chapter 13, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgagee or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and
related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission
(the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses that the debtor in the transaction could assert against the original creditor. Liability under the FTC
Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract.

     Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense,
and if the lender had or should have had knowledge of such claim or defense, the
Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

     Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans, the
Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN
ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.
Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the
Currency and the National Credit Union Administration Board, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.
These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years not containing an option to purchase and the creation of a junior encumbrance. Regulations promulgated under the Garn-St.
Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security interest may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent that any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the filing of a bankruptcy petition by a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31,
1980. The Office of Thrift Supervision, as successor to the Federal Home Loan
Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of residential manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

     We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act (the
"RELIEF ACT"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the
U.S. Public Health Service or the National Oceanic and Atmospheric
Administration assigned to duty with the military. The California Military and
Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the
Governor, California national guard members called up to active service by the
President and reservists called to active duty. Because the Relief Act and the
California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code.
Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the Master
Servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and
Veterans Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home
Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or
Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been, and in some cases are, incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract.
Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1)
the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent that the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an
"owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability, and Deposit Insurance
Act of 1996 (the "1996 LENDER LIABILITY ACT") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to
CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

     Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption substantially the same as to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans.
Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

     Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the
Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the
Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master
Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

OTHER LEGAL CONSIDERATIONS

     The mortgage loans are also subject to federal laws, including: (i)
Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Credit Opportunity Act and
Regulation B promulgated under such Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise
of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary was prepared by Cadwalader, Wickersham & Taft LLP and has been reviewed by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

     This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICS")), real estate investment trusts ("REITS"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

     No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Internal Revenue
Code of 1986, as amended (the "CODE") (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue
Service (the "IRS") will not take positions that would be materially adverse to investors.

     You should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

     The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

     Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

     If a series of securities includes exchangeable securities, each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart
E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Tax Treatment of Exchangeable Securities"
below.

     For each series, Cadwalader, Wickersham & Taft LLP or such other counsel to the seller as specified in the related prospectus supplement ("TAX COUNSEL")
will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart
E, Part I of subchapter J of the Code that will issue securities ("GRANTOR TRUST
SECURITIES"), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities ("OWNER TRUST SECURITIES"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

MISCELLANEOUS ITEMIZED DEDUCTIONS

     The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC RESIDUAL
CERTIFICATES") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2%
of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the
"APPLICABLE AMOUNT") - will be reduced by the lesser of:

      o     the excess of adjusted gross income over the Applicable Amount, or

      o     80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31,
            2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

     Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS AND OTHER DEBT INSTRUMENTS

     Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master Servicer
(the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the
REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.
In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "OUTSIDE RESERVE FUND"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     Under temporary Treasury regulations, holders of REMIC regular interests issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income.
A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii)
is substantially similar to a fixed investment trust.

     Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC - either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "--Miscellaneous Itemized
Deductions" above. Any such additional income will be treated as interest income.

     In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

     The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes
(collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of
REMIC regular interests from other Debt Instruments are noted where applicable.

     Certain classes of Debt Instruments of a series may be issued with OID.
Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

     The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments
("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section
1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the
"PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of
OID in general (the "OID REGULATIONS") those regulations do not address Section
1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt
Obligations.

     Prospective purchasers should be aware that neither we, the trustee, the
Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

     OID is defined as the excess, if any, of a debt instrument's "stated
redemption price at maturity" (generally, but not always, its principal amount)
over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable
(in cash or property other than additional obligations of the issuer):

      o     at least annually; and

      o     at a single fixed rate or certain variable rates set out in the OID
            Regulations.

     Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

      o     may be deferred, or

      o     does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated
redemption price at maturity multiplied by its weighted average maturity
("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

     The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI)
received on the instrument during such period over (ii) the instrument's
"adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity -
adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

     The yield to maturity of a Prepayable Obligation is calculated based on:
(i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Debt Instruments providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Debt Instruments with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Debt Instrument issued after the date the final regulations are published in the Federal
Register.

     In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule,
OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

     If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

     All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for
OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in
"--Market Discount" below. See also "--Amortizable Premium" below.

     It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "INTEREST WEIGHTED CERTIFICATE"). Unless and
until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--Interest Weighted Certificates and Non-VRDI Certificates" below.

     In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of
OID on your certificates for federal income tax purposes.

     Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

     All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as
QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument
(having a fixed rate equal to the value of the variable rate on the issue date)
and applying the rules applicable to fixed rate instruments described under
"--OID" above to such hypothetical fixed rate certificate.

     Except as provided below, the OID on a VRDI that is not a Single Rate VRDI
(a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both
Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

     The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate - other than an initial fixed rate that is intended to approximate the subsequent variable rate - is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple
Rate VRDI Certificate is treated as if it provided for a qualified floating rate
- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI
Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

     REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES").
Although the treatment of such certificates is not entirely clear under the OID
Regulations, it appears that Weighted Average Certificates bear interest at an
"objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average
Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

     Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID
Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT OBLIGATIONS"). Under the
Contingent Payment Regulations, any variable rate debt instrument that is not a
VRDI is classified as a Contingent Payment Obligation. However, the Contingent
Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest
Weighted Certificates and other Prepayable Obligations that are Contingent
Payment Obligations in accordance with a combination of Code Section 1272(a)(6)
and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will
be made under applicable regulations. In the case of a Weighted Average
Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

     Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

     A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount - or, in the case of a Debt Instrument having OID, its adjusted issue price - will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount - in addition to any OID - as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate -
multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has
"accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the
"CURRENT RECOGNITION ELECTION"). In addition, a purchaser may make an All OID
Election with respect to a Debt Instrument purchased with market discount. See
"--OID--All OID Election" above.

     Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a
Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

     A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the
Debt Instrument to the extent that they exceed income on the Debt Instrument.
Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized.
Under the Contingent Payment Regulations, a secondary market purchaser of an
Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "--OID--Interest Weighted Certificates and
Non-VRDI Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable - e.g., based on a constant yield to maturity.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

     A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the
IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a
Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable - e.g., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt
Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g)
relating to worthless securities rather than by Code Section 166 if the Debt
Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

     Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt
Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

     If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt
Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss.
Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

     Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

     A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

TAX TREATMENT OF EXCHANGEABLE SECURITIES

     Exchangeable Securities Representing Proportionate Interests in Two or More
REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC regular interest underlying that exchangeable security as described under "--Tax Treatment of
REMIC Regular Interests and Other Debt Instruments." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under "Description of the
Securities--Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

     Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC regular interests, those
REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and
(iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a "coupon stripping" or
"bond stripping" transaction within the meaning of Section 1286 of the Code.
Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying
REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner's basis in those REMIC regular interests.

     As a result, when compared to treating each REMIC regular interest underlying an exchangeable security as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each
REMIC regular interest underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the
IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable securities should be aggregated for OID purposes.

     Exchangeable Securities Representing Disproportionate Interests in REMIC
Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the
Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC regular interests. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

     Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC regular interests under "--OID."

     If the exchangeable security has OID, the beneficial owner must include the
OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income.
Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a
REMIC regular interest under "--OID." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating
OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

     In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS.
Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

     The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable securities sold and the part of the REMIC regular interests underlying the exchangeable securities retained in proportion to their relative fair market values. Section
1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

     Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC regular interests allocable to the exchangeable security), increased by income previously included, and reduced
(but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Gain or Loss on Disposition."

     Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of
Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

     It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the
Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

     Treatment of Exchanges. If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under "Description of the Securities--Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

     REMIC Regular Interests and other Debt Instruments. Interest, including
OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form
W-8BEN that the beneficial owner of the certificate is a foreign person
("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10%
shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the
Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not
"contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt
Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United
States and if you certify this on Form W-8ECI. See "--Backup Withholding" below.

     The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

     In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding.
Any such interest will be discussed in the applicable prospectus supplement.

     Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United
States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty.
Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

BACKUP WITHHOLDING

     Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv)
under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification.
Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC
Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

     REMIC Regular Interests. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

     Residual Certificates. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual
Certificates have been paid in full.

     A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the
Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the
REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

     Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of
partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

     A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income
("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

     Taxation of Residual Certificateholders. Each Residual Certificateholder
will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a
Residual Certificateholder may recognize "phantom" income - i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles - which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest,
OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the
REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See
"--REMIC-Level Taxes" below.

     The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

     The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the
Residual Certificate, the excess is treated as gain from the sale of such
Residual Certificate.

     Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed
REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii)
the rate of prepayment on the mortgage loans comprising or underlying the
REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

     The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The
REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual
Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual
Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders.
Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--Taxation of
Certain Foreign Holders of Debt Instruments" above.

     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The
transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

     A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of (a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, - i.e., the transferor has
"improper knowledge." A transferor is presumed not to have such improper knowledge if:

            (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

            (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

            (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

      (iv) One of the following two following tests is satisfied: Either:

            (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                  (1) any consideration given to the transferee to acquire the interest,

                  (2) the expected future distributions on the interest, and

                  (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

          (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

      Ownership of Residual Certificates by Disqualified Organizations. The Code
contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization - other than a farmers' cooperative described in Section
521 of the Code - that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED ORGANIZATION"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

      First , REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

      Second , the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

      Third , the Code imposes an annual tax on any pass-through entity - i.e.,
RIC, REIT, common trust, partnership, trust, estate or cooperative described in
Code Section 1381 - that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified
Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified
Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

     Dealers in Securities. Under Treasury regulations (the "MARK-TO-MARKET
REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual
Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Tax Treatment of REMIC Residual
Interests--Taxation of Residual Certificateholders" above.

     Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

     That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i)
continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

      Employee Benefit Plans. See "--Tax-exempt Entities" above and "ERISA
Considerations."

     REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their
REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders.
Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--Foreign Residual
Certificateholders" below and "Tax Treatment of REMIC Residual
Interests--Taxation of Residual Certificateholders" above.

     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT
INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT
Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual
Certificate apparently is limited to the REIT's adjusted basis in the certificate.

     Significant uncertainty exists regarding the treatment of a Residual
Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security,"
but will not be considered a "government security" for purposes of Section
851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

     Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United
States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30%
withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--Taxation of Certain Foreign Holders of Debt
Instruments" above. Because mortgage loans generally are not themselves in
"registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual
Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the
Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax - i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

     A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the pricing prepayment assumption. See "--OID," above. If a foreign person transfers a
Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual
Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

     Thrift Institutions, Banks, and Certain Other Financial Institutions.
Generally, gain or loss arising from the sale or exchange of Residual
Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual
Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "--Disposition of Residual
Certificates" below.

     Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate.
Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the
Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

     OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "--OID" above, without regard to the de minimis rule described in that section.

REMIC-LEVEL TAXES

     Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the
REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

     To the extent that a REMIC derives certain types of income from foreclosure property - generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any REMIC of a series will receive significant amounts of such income, although situations may occur in which it is more advantageous for the
Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

     The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

     The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

     If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the
Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in
"--Special Considerations for Certain Types of Investors--Disposition of
Residual Certificates" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for
REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

GRANTOR TRUSTS

     Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

      The types of Grantor Trust Securities offered in a series may include:

      o     Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO
            SECURITIES"),

      o     Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO
            SECURITIES"),

      o     Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

      o     Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets
            ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than
Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust
Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become
Realized Losses. Employee benefit plans subject to the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations"
in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

     The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a
Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

     The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable
Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--Market
Discount" and "--Amortizable Premium" above.

TREATMENT OF STRIP SECURITIES

     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code.
For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

     Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity - or, in the case of a stripped coupon, the amount payable on the due date of such coupon - over its issue price.
Treasury regulations under Section 1286 of the Code (the "STRIPPING
REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

      o     the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

      o     an approach which aggregates the payments to be made on the strip security may be applied, and

      o     unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated
            redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See
"--Determination of Income With Respect to Strip Securities" below.

     The application of Section 1286 of the Code to the Strip Securities is not
entirely clear under current law. That Section could be interpreted as causing any or all of the following:

      o     in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

      o     in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount - i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets - to be treated as a separate debt instrument, and

      o     in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

     In addition, Section 1286 of the Code requires the purchase price of a
Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip
Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "--OID,"
"--Anti-Abuse Rule," "--Market Discount" and "--Amortizable Premium" above. PO
Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest
Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in
"--OID--Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear.
Unless and until the IRS provides administrative guidance to the contrary, the
Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "--Interest Weighted
Certificates and Non-VRDI Certificates" above.

     If a PO Security or a Ratio Security that is not considered a Contingent
Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "--OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the
Grantor Trust Security is considered to be de minimis under the Stripping
Regulations or (ii) the annual stated rate of interest payable on the Grantor
Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped.
The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--Market Discount"
above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium
Securities in "--OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--Amortizable Premium" above.

     In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption.
The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

     Strip Securities of certain classes of the same series ("COMPLEMENTARY
SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets.
When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied.
Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the
IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and
(ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through
Security with an interest rate equal to the Net Series Rate and a PO Security.
Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio
Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

      o     the stated maturity should be used to calculate yield on the Grantor
            Trust Securities,

      o     the Contingent Payment Regulations should not apply to the IO
            Securities, or

      o     the Contingent Payment Regulations should apply to the Ordinary
            Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

     The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See
"--Tax Treatment of the Grantor Trust Security" above.

SALE OF A GRANTOR TRUST SECURITY

     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a
REMIC regular interest. See "--Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "--Gain or Loss on
Disposition" above.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

     Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

      o     such interest is not effectively connected with a trade or business in the United States of the securityholder,

      o     the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

      o     the foreign person is not a 10% shareholder within the meaning of
            Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

      o     the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest - including OID - paid on a
Grantor Trust Security may be subject to either a 30% withholding tax or 28%
backup withholding (increasing to 31% after 2010).

     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust
Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate - or lower treaty rate, if applicable. IO
Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a
Pass-Through Security is attributable to mortgage loans issued on or before July
18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "--Grantor
Trusts" above.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "--Backup
Withholding" above.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

     For purposes of reporting and tax administration, the holders of Grantor
Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a
"trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

     In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust
(such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

PARTNERSHIP TAXATION

     A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID,"
"--Market Discount" and "--Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("COLLECTION PERIOD") equal to the sum of (i) the interest that accrues on the securities which represent
interests in the Partnership Trust ("PARTNERSHIP SECURITIES") in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any
Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership
Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust (including fees of the Master
Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences--Tax
Treatment of REMIC Regular Interests and Other Debt Instruments" above.
Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID," "--Market Discount" and
"--Amortizable Premium" above. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated
above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new
Partnership Trust (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

     Generally, capital gain or loss will be recognized on a sale of Partnership
Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership
Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the
Partnership Trust will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize an aggregate amount of income
(not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership
Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection
Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership
Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The holder of the residual Partnership Security will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

     In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section
754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the
Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

ADMINISTRATIVE MATTERS

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership
Trust and will report each securityholder's allocable share of the items of
Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

     Under Section 6031 of the Code, any person that holds Partnership
Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a
United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership
Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

     The holder of the residual Partnership Security will be designated as the
TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the
Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the
Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate
United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered
"portfolio interest." As a result, a foreign securityholder may be subject to
United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

REPORTABLE TRANSACTIONS

     Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                    STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act
of 1974, as amended ("ERISA"), should consider the fiduciary standards under
ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

      o     whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

      o     whether the investment satisfies the applicable diversification requirements;

      o     whether the investment is in accordance with the documents and instruments governing the plan; and

      o     whether the investment is prudent, considering the nature of the investment.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and
"DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET
REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset
Regulations provide that if a Plan makes an investment in an "equity interest"
in an entity, the assets of the entity will be considered the assets of such
Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset
Regulation. As a result, the mortgage loans may be considered the assets of any
Plan which acquires securities, unless some administrative exemption is available.

     Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor
has issued an administrative exemption, Prohibited Transaction Class Exemption
83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

      For the exemption to apply, PTCE 83-1 requires that:

      o     we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1%
            of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

      o     the trustee may not be our affiliate; and

      o     the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for
            administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

     In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the
Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE
83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

      In the case of any Plan with respect to which we are or the Master
Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

      o     the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

      o     the Plan pays no more for the certificates than would be paid in an arm's length transaction;

      o     no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

      o     the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

      o     at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

     Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "MORTGAGE pool," that the certificates constitute "MORTGAGE
POOL PASS-THROUGH CERTIFICATES", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.
The Plan fiduciary also should consider its
general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

     The DOL has granted to Goldman, Sachs & Co. an individual exemption,
Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited
Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction
Exemption 2002-41 ("PTE 2002-41") (the "EXEMPTION") which is applicable to certificates that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables
(including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

      General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

      First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

      Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below).
(Mortgage loans, loans, obligations and receivables will be collectively referred to as "LOANS.").

      Third, unless the certificates are issued in "designated transactions"
(as described below) and are backed by fully-secured loans, they may not be subordinated.

      Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's
Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's
Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

      Fifth, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "RESTRICTED GROUP," which consists of:

      o     any underwriter as defined in the Exemption;

      o     the trustee;

      o     us;

      o     the Master Servicer;

      o     each servicer;

      o     each insurer;

      o     the counterparty of any "interest-rate swap" (as described below)
            held as an asset of the trust fund; and

      o     any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

      Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

      Seventh, the following seasoning requirements must be met:

      o     The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

      o     Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

      o     Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

     Finally, the investing Plan must be an accredited investor as defined in
Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

     Recent Amendments to Exemption. PTE 2000-58 (the "AMENDMENT") amended the
Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates.
Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

     Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions
("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

      o     not subordinated to the rights and interests evidenced by securities of the same trust fund;

      o     such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

      o     any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

                  (a) the outstanding principal balance due under the loan which is held by the trust fund and

                  (b) the outstanding principal balance(s) of any other loan(s)
of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

     Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the
Exemption.

     Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or (if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP"
or "SWAP AGREEMENT") is a permitted trust fund asset if it:

      o     is an "eligible Swap";

      o     is with an "eligible counterparty;"

      o     is purchased by a "qualified plan investor;"

      o     meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent
            Swap;" and

      o     permits the trust fund to make termination payments to the Swap
            (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

      The preamble to the Amendment specifies that it is not intended to limit transactions that were permissible before its publication. Consequently, certain other interest-rate cap contracts may be permissible under the Exemption.

      An "ELIGIBLE SWAP" is one that:

o        is denominated in U.S. dollars;

o        pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g.,
         LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE
         INTEREST RATE");

o        has a notional amount that does not exceed either:

                  (a) the principal balance of the class of certificates to
which the Swap relates, or

                  (b) the portion of the principal balance of such class
represented by obligations ("ALLOWABLE NOTIONAL Amount");

      o     is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

      o     does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

      o     has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

     An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

      o     a "qualified professional asset manager" ("QPAM") under Prohibited
            Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

      o     an "in-house asset manager" under Prohibited Transaction Class
            Exemption 96-23 ("PTCE 96-23") (see below); or

      o     has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the
            Plan.

     In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

      o     obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

      o     cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the
            Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

     "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

      o     obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap
            Agreement (at which time the earlier Swap Agreement must terminate);

      o     cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

      o     terminate the Swap Agreement in accordance with its terms.

      An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

      o     it is denominated in U.S. dollars;

      o     it pays an Allowable Interest Rate;

      o     it is not leveraged;

      o     it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

      o     it is entered into between the trust fund and an eligible
            counterparty; and

      o     it has an Allowable Notional Amount.

     Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL
PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

      First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING
LIMIT") must not exceed twenty-five percent (25%).

      Second, all loans transferred after the closing date (referred to here as
"ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

      Third, the transfer of such additional loans to the trust fund during the
DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding
Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

      Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

      Fifth, either:

      o     the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

      o     an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum
            ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

      Sixth, the DOL Pre-Funding Period must end no later than three months or
90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

      Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

      o     are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the
            United States); or

      o     have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE
            INVESTMENTS").

     Eighth, certain disclosure requirements must be met.

     Revolving Pool Features. The Exemption only covers certificates backed by
"fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL
Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption. If the general conditions of the
Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an
"EXCLUDED PLAN" is a Plan sponsored by any member of the Restricted Group.
Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

      o     the Plan is not an Excluded Plan,

      o     each Plan's investment in each class of certificates does not exceed
            25% of the outstanding certificates in the class,

      o     after the Plan's acquisition of the certificates, no more than 25%
            of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

      o     in the case of initial issuance (but not secondary market
            transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset
Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

     The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the
Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded
Plans would also be applicable to the notes as described under "--Limitations on
Scope of the Exemption" above.

     In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited
Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38
(regarding investments by bank collective investments funds), PTCE 84-14
(regarding transactions effected by "qualified professional asset managers"),
PTCE 95-60 (regarding investments by insurance company general accounts) and
PTCE 96-23 (regarding transactions effected by "in-house asset managers")
(collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED
SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE
EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF
A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD
BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE
SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL
WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE
CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of
ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities"
will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United
States or of any state (including the District of Columbia and Puerto Rico).
Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to
"mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it.
Approximately twenty-one states adopted limiting legislation before the October
4, 1991 deadline.

     Under SMMEA, a number of states enacted legislation, before October 4,
1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities"
secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community
Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for
"mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities.
Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the
Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part
1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain
"Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for such securities. If so specified in the related prospectus supplement, Goldman, Sachs
& Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

     Alternatively, the related prospectus supplement may specify that Goldman,
Sachs & Co. with other underwriters, if any, named in the prospectus supplement, each acting as agent (if so specified in the related prospectus supplement, on a best effort basis) or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If the underwriters act as agents in the sale of securities, the underwriters will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that the underwriters elect to purchase securities as principal, the underwriters may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

     The securities of any series may also be distributed by inclusion as underlying securities that back the securities of another issuing entity, whether such issuing entity is formed by us or otherwise.

     We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

     In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

     Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

     Cadwalader, Wickersham & Taft LLP, New York, New York, or such other counsel to the seller and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

     Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of
Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and
Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Room, 100 F Street, N.E.,
Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at
1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange
Commission. The address of such Internet website is (http://www.sec.gov).

     This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                      INDEX

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1996 Lender Liability Act......................
1998 Policy Statement..........................
30% Test.......................................
Acceptable Investments.........................
Accounts.......................................
accrual securities.............................
additional loans...............................
agency securities..............................
Agreement......................................
Allowable Interest Rate........................
Allowable Notional Amount......................
Amendment......................................
Applicable Amount..............................
Assignment Program.............................
Available Funds................................
average interest rate..........................
Beneficial Owner...............................
Call Class.....................................
Callable Class.................................
capitalized interest accounts..................
CERCLA.........................................
Clearstream....................................
Code...........................................
Collection Period..............................
combination....................................
Complementary Securities.......................
Contingent Payment Obligations.................
Contingent Payment Regulations.................
Cooperative loans..............................
current principal amount.......................
Current Recognition Election...................
Debt Instruments...............................
Debt Securities................................
Definitive Securities..........................
Designated Transactions........................
Direct Participants............................
Disqualified Organization......................
disqualified persons...........................
DOL Pre-Funding Period.........................
DTC............................................
DTCC...........................................
eligible counterparty..........................
eligible Swap..................................
eligible yield supplement agreement............
ERISA....................................
Euroclear......................................
Euroclear Operator.............................
excess inclusion income........................
exchangeable securities........................
Excluded Plan..................................
Exemption......................................
EYS Agreement..................................
Fannie Mae.....................................
FHA............................................
FHA Debenture Rate.............................
FHA Loans......................................
Financial Intermediary.........................
foreign person.................................
foreign person certification...................
Freddie Mac....................................
FTC............................................
Garn-St. Germain Act...........................
GNMA...........................................
GNMA I Certificate.............................
GNMA II Certificate............................
Grantor Trust..................................
Grantor Trust Securities.......................
Housing Act....................................
HUD............................................
Indirect Participant...........................
Insurance Proceeds.............................
Interest Weighted Certificate..................
Investor-Based Exemptions......................
IO Securities..................................
IRS............................................
lenders........................................
Liquidation Expenses...........................
Liquidation Proceeds...........................
loans..........................................
Loan-to-Value Ratio............................
lock-out period................................
Loss Amount....................................
manufactured home..............................
Manufactured housing contracts.................
Mark-to-Market Regulations.....................
Master Servicer................................
MERS...........................................
Mortgage.......................................
mortgage loans.................................
mortgage pool..................................
mortgage pool pass-through certificate.........
multifamily loans..............................
Multiple Rate VRDI.............................
National Housing Act...........................
NCUA...........................................
Net Series Rate................................
new partnership................................
Non-ratings dependent Swaps....................
OCC............................................
Offering Documents.............................
OID............................................
OID Regulations................................
old partnership................................
Ordinary Ratio Security........................
OTS............................................
outside reserve fund...........................
Owner Trust....................................
Owner Trust Securities.........................
parties in interest............................
Partnership Securities.........................
Pass-Through Securities........................
Permitted Investments..........................
Plan...........................................
Plan Asset Regulations.........................
PMBS...........................................
PMBS pooling and servicing agreement...........
PMBS servicer..................................
PMBS trustee...................................
PO Securities..................................
pre-funding accounts...........................
Pre-Funding Limit..............................
Prepayable Obligations.........................
Prepayment Assumption..........................
primary insurance policy.......................
primary insurer................................
Principal Prepayments..........................
privately issued mortgage-backed securities....
Protected Account..............................
PTCE 83-1......................................
PTCE 84-14.....................................
PTCE 95-60.....................................
PTCE 96-23.....................................
PTE 2000-58....................................
PTE 2002-41....................................
QPAM...........................................
QSI............................................
qualified plan investor........................
Qualifying REIT Interest.......................
rating agency..................................
ratings dependent Swaps........................
Ratio Securities...............................
RCRA...........................................
Refinance Loan.................................
REITs..........................................
related........................................
Relief Act.....................................
REMIC Residual Certificates....................
REMICs.........................................
Restricted Group...............................
Retained Interest..............................
revolving credit line mortgage loans...........
RHS............................................
RHS Loans......................................
RICs...........................................
Rules..........................................
Securities Account.............................
Securityholder.................................
single family loans............................
Single Rate VRDI...............................
single-class REMICs............................
SMMEA..........................................
Strip Securities...............................
Stripping Regulations..........................
Swap...........................................
Swap Agreement.................................
Tax Administrator..............................
Tax Counsel....................................
TIN............................................
TMP............................................
U.S. Government Securities.....................
UBTI...........................................
UCC............................................
United States Housing Act......................
USDA...........................................
VA.............................................
VA Entitlement Percentage......................
VA Loans.......................................
VRDI...........................................
WAM............................................
Weighted Average Certificates..................

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. PERSON") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "NON-U.S.
HOLDER") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

      1 from a non-U.S. holder that is classified as a corporation for U.S.
federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate)
based on a treaty, a duly completed and executed IRS form W-8BEN (or any successor form);

      2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Security is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3. from a non-U.S. holder that is classified as a partnership for U.S.
federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S.
Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the
IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Security):

            (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a
      "QUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY
      (or any successor or substitute form)--

                 (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                (ii) certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under section
      1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                (iv) providing any other information, certifications, or
      statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v)
      of the U.S. Treasury Regulations; or

            (b) if the intermediary is not a qualified intermediary (a
      "NONQUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form
      W-8IMY (or any successor or substitute form)--

                          (i) stating the name and permanent residence address
         of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                          (ii) certifying that the nonqualified intermediary is
         not acting for its own account,

                          (iii) certifying that the nonqualified intermediary
         has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                          (iv) providing any other information, certifications
         or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in section
         1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations: or

      5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Security either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status to the beneficial owner changes, to a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder --

                 (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
      holder;

                 (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

                 (iii) can be treated as a "exempt recipient" within the
meaning of section 1.6049-4(c)(1)(iii) of the U.S. treasury Regulations (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.